UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 4)

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☑  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Xcorporeal, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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Xcorporeal, Inc.
12121 Wilshire Blvd., Suite 350
Los Angeles, California 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY __, 2009

Dear Fellow Stockholders:

Our 2008 annual meeting of stockholders will be held at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California, on Friday, January __, 2009, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:

1.	Adoption of an amendment to our certificate of incorporation to provide for a classified board of directors and for stockholder action to be taken only at meetings;

2.	Election of directors to hold office until their successors are duly elected and qualified;

3.	Approval of the issuance of shares of our common stock to effectuate a technology transaction to acquire intellectual property rights relating to a wearable artificial kidney;

4.	Approval of an amendment to our certificate of incorporation to increase the number of authorized shares;

5.	Approval of an amendment to our 2007 Incentive Compensation Plan to expressly permit the repricing of stock options; and

6.	Any other matters that properly come before the meeting.

Stockholders of record as of the close of business on December __, 2008 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By order of the board of directors,

Kelly McCrann
Chairman of the Board and Chief Executive Officer
Los Angeles, California
December ___, 2008

Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

Summary Term Sheet for Technology Transaction

The following is a summary of the principal terms of proposal three, for approval of the issuance of shares of our common stock to effectuate a technology transaction to acquire intellectual property rights relating to a wearable artificial kidney. The proposal is being made in accordance with an interim award made by the arbitrator in our current arbitration with National Quality Care, Inc. ("NQCI") in order to minimize the risk that the arbitrator will issue an alternative award that could have a material adverse effect on our financial condition and operations. This summary does not contain all information that may be important to you. We encourage you to read carefully this proxy statement, including the attached appendices, in their entirety.

The most material terms of the proposed transaction are summarized as follows:

▪
NQCI will grant, transfer and assign to our wholly-owned subsidiary Xcorporeal Operations, Inc. ("Operations") all of the Technology defined in the License Agreement currently in effect between NQCI and Operations;

▪	The Technology includes all patents and patent applications related to a Wearable Artificial Kidney ("WAK"), and other portable or continuous dialysis methods or devices;

▪	We will issue and deliver 9,230,000 shares of our common stock to NQCI. As a result, NQCI will own approximately 39% of our outstanding common stock and become our largest stockholder;

▪	Except for its definition, indemnification, representation and warranty provisions, the License Agreement shall thereafter be terminated and of no further force or effect;

▪	Within 30 days after closing, we will file a registration statement to attempt to register the shares of NQCI for resale; and

▪	According to the interim award, the registration statement must be declared effective within 90 days.

A more detailed discussion of the Technology Transaction is contained under the heading “Proposal Three: Approval of Issuance of Stock for Technology Transaction,” beginning on page 16 of this proxy statement.

TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS OF XCORPOREAL, INC.

What is the purpose of the annual meeting?	1

Who is entitled to vote?	1

Who can attend the meeting?	1

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	1

What constitutes a quorum?	2

How do I vote?	2

Can I change my vote after I return my proxy card?	2

What are the board’s recommendations?	2

What vote is required to approve each item?	3

Who pays for the preparation of the proxy?	3

How can I obtain additional copies?	3

Annual report and other matters	3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

Who are the largest owners of our stock and how much stock do our directors and executive officers own?	4

Section 16(a) beneficial ownership reporting compliance	5

PROPOSAL ONE: AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS AND FOR STOCKHOLDER ACTION TO BE TAKEN ONLY AT MEETINGS	5

Consideration in support of the proposal	5

Other considerations	6

PROPOSAL TWO: ELECTION OF DIRECTORS	6

Nominees standing for election	6

Recommendation of the board	7

Information concerning our board of directors and our nominees to the board of directors	7

How are directors compensated?	8

How often did the board meet during 2007?	8

Which directors are independent?	8

What committees has the board established?	8

Audit committee	9

Compensation committee	9

Nominating committee	9

Annual meeting attendance	9

Do we have a code of ethics?	9

How can stockholders communicate with our board of directors?	10

Executive Officers	10

EXECUTIVE COMPENSATION	10

Executive employment agreements	11

Confidentiality agreements	12

Limitation on liability and indemnification matters	13

OUTSTANDING EQUITY AWARDS AT LAST FISCAL YEAR-END	13

OPTIONS EXERCISED IN 2007	14

DIRECTOR COMPENSATION	14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15

Related party transactions	15

PROPOSAL THREE: APPROVAL OF ISSUANCE OF STOCK FOR TECHNOLOGY TRANSACTION	15

Summary	15

Background of the technology transaction	16

Shares to be issued	18

The Technology	19

Accounting for the transaction	19

Federal income tax consequences	20

Interests of a director and officer	20

Vote required for approval	21

Recommendation of the board	21

PROPOSAL FOUR: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES	22

Authorized but unissued shares	23

Considerations in support of the proposal	23

Other considerations	23

Anti-takeover effects of certain provisions of Delaware law and our certificate of incorporation and bylaws	24

Effectiveness of increase in number of authorized shares	25

Vote required for approval	25

No dissenter’s rights	25

Recommendation of the board	25

PROPOSAL FIVE: APPROVAL OF AMENDMENT TO OUR 2007 INCENTIVE COMPENSATION PLAN TO EXPRESSLY PERMIT REPRICING OF STOCK OPTIONS	25

Authorized but unissued shares	23

Considerations in support of the proposal	23

Other considerations	23

Accounting consequences	26

Summary of 2007 Incentive Compensation Plan	26

Amendments to 2007 Incentive Compensation Plan

Stock options eligible for repricing	31

Vote required for approval	32

Recommendation of the board	32

COMPENSATION, DISCUSSION AND ANALYSIS	32

General executive compensation philosophy	32

Board determination of compensation awards	33

Components of executive compensation	33

Chief executive officer compensation	35

Severance and change of control arrangements	35

Internal Revenue Code limits on deductibility of compensation	35

Compensation committee interlocks and insider participation	36

COMPENSATION COMMITTEE REPORT	37

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37

Audit Fees	37

Audit related fees	37

Tax fees	37

All other fees	38

Audit committee’s pre-approval policies and procedures	38

2007 ANNUAL REPORT ON FORM 10-K	38

AUDIT COMMITTEE REPORT	38

OTHER BUSINESS	39

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	39

Appendix A – Amended and Restated Certificate of Incorporation of Xcorporeal, Inc.

Appendix B – License Agreement

Appendix C – Merger Agreement

Appendix D –Second Interim Award of Arbitrator

Appendix E –2007 Incentive Compensation Plan

2008 ANNUAL MEETING OF STOCKHOLDERS
OF
XCORPOREAL, INC.

PROXY STATEMENT

The enclosed proxy is solicited on behalf of Xcorporeal, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held on January __, 2009, beginning at 10:00 a.m. local time, at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California.

The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being mailed to stockholders is December __, 2008. You should review this information in conjunction with our 2007 Annual Report on Form 10-KSB, which accompanies this proxy statement.

The Merger

On August 10, 2007, we and our wholly-owned subsidiary entered into a merger agreement with Xcorporeal Operations, Inc., formerly known as Xcorporeal, Inc. (“Operations"). The merger became effective on October 12, 2007. Operations became our wholly-owned subsidiary and changed its name to Xcorporeal Operations, Inc. We changed our name from CT Holdings Enterprises, Inc. to Xcorporeal, Inc. Information in this proxy statement for the fiscal year ended December 31, 2006 includes only our pre-merger information. Information provided for any date after October 12, 2007 reflects changes that occurred as a result of the merger. References to the “company,” “we,” “us” and “our” included both us and Operations, our wholly-owed subsidiary.

ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will vote on an amendment to our certificate of incorporation, the election of directors, approval of the issuance of stock to effectuate a technology transaction, approval of an increase in the number of authorized shares, and any other matters that properly come before the meeting. In addition, our management will report on our performance and respond to questions from our stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, November ___, 2008, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If our shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with regard to those shares. As the stockholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting, or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

If you hold our shares in a stock brokerage account or your shares are held by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of December __, 2008, there were 14,704,687 shares of our common stock issued and outstanding, held by approximately 3,000 stockholders of record. Proxies received, but marked as abstentions, and broker non-votes will be included in calculating the number of shares considered present at the meeting for purposes of determining a quorum, but will not be counted as votes cast “for” or “against” any given matter.

If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote FOR adopting a classified board of directors, FOR allowing stockholder action only at meetings, FOR the election of each of the nominated slate of directors, FOR approval of the issuance of stock to effectuate a technology transaction, and FOR approval of the increase in the number of authorized shares. See “Classified Board of Directors,” “Election of Directors,” “Technology Transaction” and "Increase in Authorized Shares" below.

The board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of directors. Broker non-votes will not be counted for purposes of the vote.

Other Items. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock is required for approval. An abstention will be counted as a vote against since it is one less vote for approval of the shares present. Brokers do not have the authority to vote shares they hold on behalf of a beneficial holder in favor of any proposal, if they have not been instructed to do so by the beneficial holder. Broker non-votes will not affect the outcome since they are not considered shares present and entitled to vote for voting purposes.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Broker non-votes will not be counted for purposes of the vote.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

Our principal executive offices are located at 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025, and our telephone number is (310) 923-9990. A list of stockholders entitled to vote at the annual meeting will be available at our offices, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

How can I obtain additional copies?

If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Xcorporeal, Inc.	Computershare Trust Company, N.A.
12121 Wilshire Blvd., Suite 350	350 Indiana Street, Suite 800
Los Angeles, California 90025	Golden, Colorado 80401
Telephone: (310) 923-9990	Telephone: (303) 262-0600
Attn: Investor Relations

We will provide free of charge to those persons that make a request in writing our (i) Annual Report on Form 10-KSB, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934, as amended, (ii) Audit Committee Charter, and (iii) Codes of Ethics. Our annual report and other periodic reports and any amendments thereto are also available on the SEC website at http://www.sec.gov by searching the EDGAR database for our filings.

Annual report and other matters

Our 2007 Annual Report on Form 10-KSB, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Audit Committee Report” below shall not be deemed filed with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of our stock and how much stock do our directors and executive officers own?

The following table sets forth certain information regarding the shares of common stock beneficially owned as of December___, 2008 by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all such directors and officers as a group.

Name and address of beneficial owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Terren S. Peizer (2)	6,372,596	42.9%
Marc G. Cummins (3)	1,557,158	10.6%
Jay A. Wolf (4)	377,143	2.6%
Victor Gura (5)	125,000	0.8%
Kelly J. McCrann (6)	120,000	0.8%
Hans-Dietrich Polaschegg	—	0.0%
Robert Weinstein (7)	95,000	0.6%
All directors and named executive officers as a group (7 persons)	8,646,879	58.3%

(1)	Unless otherwise indicated, the address of all of the above named persons is c/o Xcorporeal, Inc., 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025.

(2)
Includes 6,232,596 shares held of record by Consolidated National, LLC, of which Mr. Peizer is the sole managing member and beneficial owner. As of December__, 2008, 140,000 shares of Mr. Peizer’s stock options were vested and exercisable within 60 days.

(3)
Includes 1,577,158 shares held of record by Prime Logic Capital, LLC, CPS Opportunities, and GPC LXI, LLC. Mr. Cummins is a Managing Partner of Prime Capital, LLC. He disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Excludes warrants to purchase 150,000 shares held by OGT, LLC, an affiliate of Prime Logic which Mr. Cummins disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(4)
Includes 357,143 shares held of record by Trinad Capital Master Fund Ltd. (the "Master Fund"), that may be deemed to be beneficially owned by Trinad Management, LLC, the investment manager of the Master Fund and Trinad Capital LP; a controlling stockholder of the Master Fund; Trinad Advisors GP, LLC, the general partner of Trinad Capital LP; and Jay Wolf a director of the issuer and a managing director of Trinad Management, LLC and a managing director of Trinad Advisors GP, LLC. Mr. Wolf disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. As of December__, 2008, 20,000 shares of Mr. Wolf’s stock options were vested and exercisable within 60 days.

(5)	As of December__, 2008, 125,000 shares of Dr. Gura’s stock options were vested and exercisable within 60 days.

(6)	As of December__, 2008, 20,000 shares of Mr. McCrann’s stock options were vested and exercisable.

(7)	As of December__, 2008, 75,000 shares of Mr. Weinstein’s stock options were vested and exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the above table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged. Unless otherwise indicated above, the address of the shareholder is c/o Xcorporeal, Inc., 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These insiders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. Based solely upon our review of copies of such forms we have received, and other information available to us, to the best of our knowledge, except for a Schedule 13D statement of acquisition of beneficial ownership by Consolidated National, LLC, all required forms have been filed on a timely basis.

PROPOSAL ONE: AMENDMENT TO CERTIFICATE OF INCORPORATION
TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS AND FOR
STOCKHOLDER ACTION TO BE TAKEN ONLY AT MEETINGS

Our current certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by the board of directors. The board has fixed the current number of directors at five. The election and removal of directors is governed by our bylaws which provide that each director serves until the next annual meeting of stockholders or until his successor has been elected and qualified. Additionally, a director may be removed with or without cause by a majority vote of the stockholders, and stockholders may act by written consent.

The board has proposed to institute a classified board of directors consisting of three classes of directors. Each class must contain one-third of the total number of directors, or as near thereto as possible. The initial Class I and Class II will each consist of one director and the initial Class III will consist of three directors. The directors proposed to be in each class are identified in the "Nominees Standing for Election" section under "Proposal Two: Election of Directors" of this proxy statement. The term of the Class I directors will expire at the next annual meeting of stockholders. The term of the Class II directors will expire at the second annual meeting following adoption of a classified board and the term of the Class III directors will expire at the third annual meeting following adoption of the classified board. Following the expiration of their initial terms, directors will be elected for terms of three years to succeed those whose terms expire. Because our directors will be directly affected by the classified board proposal, they may be deemed to have an interest in the outcome of the proposal.

In addition, the amended certificate would eliminate the ability of stockholders to act by written consent, and provide that stockholder action can only be taken at an annual or special meeting called by the board.

The full text of the amended and restated certificate of incorporation that are the subject of this proposal is set forth in Appendix A attached to this proxy statement. If the proposal is adopted, the board of directors will adopt a corresponding amendment to our bylaws, without separate shareholder consent.

Considerations in support of the proposal

The board of directors believes that the proposal will enhance its ability to protect stockholders against attempts to acquire control of the company by means of unfair or abusive tactics that exist in many unsolicited takeover attempts. The proposal would encourage persons seeking to acquire control of the company to engage in good faith, arms-length negotiations with the board regarding the structure of their proposal, rather than waging a hostile proxy contest, and would permit the board to engage in such negotiations from a stronger position. In addition, the proposal would facilitate our attracting and retaining qualified board members and hiring and retaining competent management personnel by increasing the likelihood of a stable corporate environment. The board also believes that ensuring continuity of service among board members and three-year commitments for board service is desirable.

Other considerations

The proposal could have the effect of deterring third parties from initiating proxy contests or from acquiring substantial blocks of our shares. Such proxy contests and acquisitions of substantial blocks of shares tend to increase, at least temporarily, market prices for the target company's stock. Consequently, if the proposal is approved, our stockholders could be deprived of temporary opportunities to sell their shares at higher market prices. Moreover, by possibly deterring proxy contests or acquisitions of substantial blocks of our common stock, a classified board might have the incidental effect of inhibiting changes in incumbent management, some or all of whom may be replaced in the course of a change in control. The overall effect of the classified board and stockholder meeting requirement would be to render more difficult the accomplishment of acquisitions of control by hostile third parties.

Vote required for approval

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted for purposes of the vote.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” amendment of our certificate of incorporation to provide for a classified board of directors and “FOR” allowing stockholder action only at meetings.

PROPOSAL TWO: ELECTION OF DIRECTORS

Our amended and restated bylaws, adopted upon the effectiveness of the merger, provide that the number of members on the board of directors shall be determined from time to time by resolution of the board. At present, our board of directors consists of five members. If Proposal One, the classified board of directors proposal to be voted on at this annual meeting, is approved the board will be divided into three classes, Class I, Class II and Class III. The initial Class I directors will be elected for one year, the initial Class II directors for 2 years, and the initial Class III directors for three years. Upon the expiration of the initial staggered terms, directors will be elected for terms of three years, to succeed those whose terms have expired. If Proposal One is not approved, all nominees will be elected for a one-year term expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified.

Nominees standing for election

The nominees for our board of directors are current directors Marc G. Cummins, Kelly J. McCrann, Terren S. Peizer, Hans Polaschegg, Ph. D., and Jay A. Wolf. All of the directors’ terms expire at the annual meeting or until their successors are duly elected and qualified. If Proposal One is approved, Dr. Polaschegg will be elected as a Class I director, Mr. McCrann will be elected as a Class II director, and Messrs. Cummins, Peizer and Wolf will be elected as Class III directors. The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director is unable to accept election or if any other unforeseen contingencies should arise, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” the election as directors of each of the nominees named above.

Information concerning our board of directors and our nominees to the board of directors

Our current directors and director nominees, the director class into which they will be elected if Proposal One passes, and their ages as of December__, 2008, are as follows:

Name	Class	Age	Position	Director Since

Marc G. Cummins	III	48	Director	2007
Kelly J. McCrann	II	52	Chairman of the Board and Chief Executive Officer	2007
Terren S. Peizer	III	49	Director	2007
Han Polaschegg, Ph.D.	I	65	Director	2007
Jay A. Wolf	III	35	Director	2007

Marc G. Cummins became a member of Operations’ Board of Directors in November 2006. He is a Managing Partner of Prime Capital, LLC, a private investment firm focused on consumer companies. Prior to founding Prime Capital, Mr. Cummins was managing partner of Catterton Partners, a private equity investor in consumer products and service companies with over $1 billion of assets under management. He has served as a director of Hythiam, Inc. since 2004. Prior to joining Catterton in 1998, Mr. Cummins spent fourteen years at Donaldson, Lufkin & Jenrette Securities Corporation where he was Managing Director of the Consumer Products and Specialty Distribution Group, and was also involved in leveraged buyouts, private equity and high yield financings. Mr. Cummins received a B.A. in Economics, magna cum laude, from Middlebury College, where he was honored as a Middlebury College Scholar and is a member of Phi Beta Kappa. He also received an M.B.A. in Finance with honors from The Wharton School at University of Pennsylvania.

Kelly J. McCrann was appointed as a member of Operations’ Board of Directors in August 2007. In October 2008, Mr. McCrann was appointed Chairman of the Board of Directors and Chief Executive Officer. Mr. McCrann is a senior healthcare executive with extensive experience in board governance, strategic leadership, profit and loss management and strategic transactions. He was most recently Senior Vice President of DaVita Inc., where he was responsible for all home based renal replacement therapies for the United States’ second largest kidney dialysis provider. Prior to that, Mr. McCrann was the Chief Executive Officer and President of PacifiCare Dental and Vision, Inc. Mr. McCrann has held positions of increasing responsibility at Professional Dental Associates, Inc., Coram Healthcare Corporation, HMSS, Inc. and American Medical International. He is a graduate of the Harvard Business School and began his career as a consultant for KPMG and McKinsey & Company.

Terren S. Peizer served as our Executive Chairman until October 2008. He became the Chairman of Operations’ board of directors in August 2006 and our Executive Chairman in August 2007. From April 1999 to October 2003, Mr. Peizer served as Chief Executive Officer of Clearant, Inc., which he founded to develop and commercialize a universal pathogen inactivation technology. He served as Chairman of its board of directors from April 1999 to October 2004 and a Director until February 2005. From February 1997 to February 1999, Mr. Peizer served as President and Vice Chairman of Hollis-Eden Pharmaceuticals, Inc. In addition, from June 1999 through May 2003 he was a Director, and from June 1999 through December 2000 he was Chairman of the Board, of supercomputer designer and builder Cray Inc., and remains its largest beneficial stockholder. Mr. Peizer has been the largest beneficial stockholder and held various senior executive positions with several technology and biotech companies. In these capacities he has assisted the companies with assembling management teams, boards of directors and scientific advisory boards, formulating business and financial strategies, investor and public relations, and capital formation. Mr. Peizer has been a Director, Chairman of the Board and Chief Executive Officer of Hythiam, Inc., a healthcare services management company focused on delivering solutions for those suffering from alcoholism and other substance dependencies, since September 2003. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

Hans-Dietrich Polaschegg, PhD. serves as a consultant to the medical device industry. From 1979 to 1994, Dr. Polaschegg held positions of increasing responsibility at Fresenius AG, a global leader in the manufacture of dialysis products. As Head of Research and Development of the medical systems division of Fresenius, he designed three hemodialysis machines. Dr. Polaschegg holds 88 medical technology patents and is credited with inventing electrolyte balancing, thermal energy balancing, safe dialysate filtering, blood volume monitoring by ultrasound density, and safe on-line hemodiafiltration. He is a member of several international American and European standard committees including Chairman of the Extracorporeal Circulation and Infusion and Technology Committee. Dr. Polaschegg received his PhD in Nuclear Physics from Technical University of Vienna in Austria.

Jay A. Wolf became a member of Operations’ Board of Directors in November 2006. He has over a decade of investment and operations experience in a broad range of industries. His investment experience includes: senior and subordinated debt, private equity (including leveraged transactions), mergers & acquisitions and public equity investments. Since 2003, Mr. Wolf has served as a Managing Director of Trinad Capital. From 1999 to 2003, he served as the Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd. where he was responsible for our acquisition program. From 1996 to 1999, Mr. Wolf worked at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank in the senior debt department and subsequently for Trillium Growth, the firm’s venture capital Fund. He sits on the boards of Shells Seafood Restaurants, Prolink Holdings Corporation, Optio Software, Inc. and Starvox Communications, Inc. Mr. Wolf received a Bachelor of Arts from Dalhousie University.

How are directors compensated?

Compensation. Each of our directors has been granted warrants or options to purchase shares of our common stock. Our directors do not receive cash compensation for their services as directors. All members of the board of directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the board or committees.

Options. Directors are eligible to receive options under our 2007 Incentive Compensation Plan.

How often did the board meet during 2007?

During the fiscal year 2007, there were two formal meetings of the board of directors. All directors attended 75% or more of the aggregate of meetings of the board of directors and their committees held during their respective terms.

Which directors are independent?

After review of all of the relevant transactions or relationships of each director and his family members, our board of directors has determined that Messrs. Cummins and Wolf and Dr. Polaschegg are independent as defined by the applicable AMEX rules. There are no family relationships among any of our directors, executive officers or key employees.

What committees has the board established?

As of the effective date of the merger, the board of directors established an audit committee, compensation committee, and nominating committee. The board also adopted written corporate governance guidelines for the board and a written committee charter for each of the board’s committees, describing the authority and responsibilities delegated to each committee by the board of directors. A copy of our audit committee charter, compensation committee charter and nominating committee charter can be found on our website at http://www.xcorporeal.com.

Audit committee

Prior to their resignation upon effectiveness of the merger, the audit committee consisted of Chris A. Economou and Mark Rogers. The audit committee held four meetings during 2007.

The audit committee currently consists of Marc G. Cummins and Jay A. Wolf. The board of directors has determined that each of the members is independent as defined by the applicable AMEX rules, meet the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities and Exchange Act of 1934, as amended, and, that Mr. Wolf qualifies as an audit committee financial expert as defined by Item 401(h)(2) of Regulation S-K. The duties and responsibilities of the audit committee include: (i) selecting, evaluating and, if appropriate, replacing our independent registered accounting firm, (ii) reviewing the plan and scope of audits, (iii)  reviewing our significant accounting policies, any significant deficiencies in the design or operation of internal controls or material weakness therein and any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, and (iv) overseeing related auditing matters.

Compensation committee

Prior to the effectiveness of the merger, we did not have a compensation committee, but the entire the board reviewed the compensation and employee benefits of our officers.

The compensation committee currently consists of Hans Polaschegg and Jay A. Wolf, each of whom is independent as defined by the applicable AMEX rules. The compensation committee reviews and recommends to the board of directors for approval the compensation of our executive officers.

Nominating committee

Prior to the effectiveness of the merger, we did not have a nominating committee, as nominations were made by the independent members of the board as a whole.

The nominating committee currently consists of Marc. G. Cummins and Hans Polaschegg. The committee nominates new directors and oversees corporate governance matters.

The nominating committee will consider director candidates that are suggested by members of the board, as well as by management and stockholders. The committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director involves reviewing potentially eligible candidates, conducting background and reference checks, interviewing the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board an analysis with regard to particular recommended candidates. The nominating committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the board. The committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Annual meeting attendance

Mr. Peizer was the only director who attended our annual meeting of stockholders in 2007. Upon effectiveness of the merger, we adopted a policy for attendance by the board of directors at our annual stockholder meetings which encourages directors, if practicable and time permitting, to attend our annual stockholder meetings.

Do we have a code of ethics?

Upon effectiveness of the merger, we adopted a Code of Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and others performing similar functions. A copy of our Code of Ethics can be found on our website at http://www.xcorporeal.com.

How can stockholders communicate with our board of directors?

Our board of directors believes that it is important for our stockholders to have a process to send communications to the board. Accordingly, stockholders desiring to send a communication to the board or a specific director may do so by sending a letter addressed to the board of directors or any individual director at the address listed in this proxy statement. All such letters must identify the author as a stockholder. Our corporate secretary will open the communications, make copies and circulate them to the appropriate director or directors.

Executive officers

Our executive officers are elected annually by the board of directors and serve at the discretion of the board of directors. There are no family relationships among any of our directors, executive officers or key employees. We consider Kelly McCrann, Victor Gura, M.D., and Robert Weinstein to be our executive officers.

The following sets forth certain information with respect to our executive officers (other than director information which was disclosed under “Information Concerning our Board of Directors and Nominees to the Board of Directors” above):

Name	Age	Position
Robert Weinstein	48	Chief Financial Officer and Secretary
Victor Gura, M.D.	65	Chief Medical and Scientific Officer

Robert Weinstein was appointed our Chief Financial Officer in October 2007. He also serves on the board of directors of Operations. He was appointed as Chief Financial Officer of Operations in August 2007. Prior to joining us, Mr. Weinstein served as Vice President, Director of Quality Control & Compliance of Citi Private Equity Services (formerly BISYS Private Equity Services) New York, NY, a worldwide private equity fund administrator and accounting service provider. In 2005, Mr. Weinstein was the Founder, Finance & Accounting Consultant for EB Associates, LLC, Irvington, NY, an entrepreneurial service organization. From December 2002 to November 2004, Mr. Weinstein served as the Chief Financial Officer for Able Laboratories, Inc., which filed Chapter 11 bankruptcy in July 2005. In 2002, he served as Acting Chief Financial Officer of Eutotech, Ltd., Fairfax, VA, a distressed, publicly traded early-stage technology transfer and development company. Mr. Weinstein received his M.B.A., Finance & International Business from the University of Chicago, Graduate School of Business, and a B.S. in Accounting from the State University of New York at Albany. Mr. Weinstein is a Certified Public Accountant (inactive) in the State of New York.

Victor Gura, M.D. became Operations’ Chief Medical and Scientific Officer in December 2006, and became a member of the Board of Directors in October, 2006. He resigned as a director in October 2008. Dr. Gura continues to serve as a member of our Board of Advisors. He served as Chief Scientific Officer of National Quality Care, Inc. from 2005 to November 2006. He was formerly its Chairman of the Board, President and Chief Executive Officer. Dr. Gura is board certified in internal medicine/nephrology. He has been a director and principal shareholder of Medipace Medical Group, Inc. in Los Angeles, California, since 1980. Dr. Gura has been an attending physician at Cedars-Sinai Medical Center since 1984 and the medical director of Los Angeles Community Dialysis since 1985. He also serves as a Clinical Assistant Professor at UCLA School of Medicine. He was a fellow at the nephrology departments at Tel Aviv University Medical School and USC Medical Center. Dr. Gura received his M.D. from School of Medicine, Buenos Aires University.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received by the named executive officer during the fiscal years ended December 31, 2007 and 2006:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel S. Goldberger, Former President & COO (1)
	2007	$219,898	$-	$-	$238,457	$-	$-	$-	$458,355
	2006	$35,170	$-	$-	$70,497	$-	$-	$-	$105,667

Victor Gura, Chief Medical and Scientific Officer (2)
	2007	$455,000	$-	$-	$855,901	$-	$-	$19,500	$1,330,401
	2006	$35,000	$-	$-	$88,121	$-	$-	$-	$123,121

Peter Sotola, Former President (3)
	2007	$-	$-	$-	$-	$-	$-	$-	$-
	2006	$3,000	$-	$-	$-	$-	$-	$-	$3,000

Robert Stefanovich, Former Interim Chief Financial Officer (4)
	2007	$-	$-	$-	$-	$-	$-	$305,217	$305,217
	2006	$-	$-	$-	$-	$-	$-	$-	$-

Winson Tang, Former Chief Operating Officer (5)
	2007	$156,250	$-	$-	$287,161	$-	$-	$-	$443,411
	2006	$-	$-	$-	$-	$-	$-	$-	$-

Robert Weinstein, Chief Financial Officer
	2007	$100,128	$21,400	$-	$175,564	$-	$-	$-	$297,092
	2006	$-	$-	$-	$-	$-	$-	$-	$-

(1) Mr. Goldberger resigned as President & COO on August 10, 2007. He served as interim CEO from January to October 2008.

(2) Dr. Gura receives an auto allowance pursuant to his employment agreement.

(3) Mr. Sotola resigned as president on October 13, 2006.

(4) Mr. Stefanovich served as an interim CFO with his services terminated as of December 27, 2007. He was paid as an independent consultant.

(5) Effective May 12, 2008, Dr. Tang ceased to be our chief operating officer. Effective August 15, 2008, Dr. Tang is no longer employed by us.

Executive employment agreements

There were no employment agreements in effect during the years ended December 31, 2006 and 2005.

Chief Executive Officer

On October 6, 2008, we entered into an Employment Agreement with Kelly J. McCrann, effective October 2, 2008, for a term of two years at an initial annual base salary of $325,000. Mr. McCrann is eligible to receive discretionary bonuses based on achieving designated individual goals and milestones, overall performance and profitability. Additionally, Mr. McCrann was granted 700,000 stock options as an exercise price of $1.50 per share under our 2007 Incentive Compensation Plan, which vests 25% on each of the first, second, third and fourth anniversaries of the grant date, with anti-dilution protections. He will be included in our medical, dental, disability and life insurance, pensions and retirement plans, and other benefit plans and programs. If he is terminated without good reason or resigns for good reason, as defined in the Employment Agreement, we will be obligated to pay Mr. McCrann twelve month's base salary.

Chief Financial Officer

On August 10, 2007, Robert Weinstein entered into an Employment Agreement with Operations with an initial term of three years, with automatic one year renewals, which Employment Agreement has been assumed by us. His initial base salary is $275,000. Mr. Weinstein will be entitled to receive an annual bonus at the discretion of the board based on performance goals and targeted at 50% of his annual salary. In addition to any perquisites and other fringe benefits provided to other executives, Mr. Weinstein received options to purchase 300,000 shares of common stock under the Operations 2006 Incentive Compensation Plan at an exercise price of $7.00 per share and vesting at a rate of 25% per year, which options have been assumed under our 2007 Incentive Compensation Plan. In the event Mr. Weinstein is terminated by us without good cause or he resigns for good reason, as such terms are defined in the Employment Agreement, we will be obligated to pay Mr. Weinstein in a lump sum an amount equal to 12 months salary and benefits.

Chief Medical and Scientific Officer

On November 30, 2006, Victor Gura, M.D. entered into an Employment Agreement with Operations for a term of four years, which Employment Agreement has been assumed by us. In October 2007, Dr. Gura became our Chief Medical and Scientific Officer, which position he has held with Operations since December 2006. Dr. Gura has been a member of our board of directors since October 2007, and was appointed as a member of the board of directors of Operations in October 2006. His initial annual base salary is $420,000. Dr. Gura is eligible to receive discretionary bonuses on an annual basis targeted at 50% of his annual salary. Additionally, Dr. Gura was granted 500,000 stock options at an exercise price of $5 per share under the Operations 2006 Incentive Compensation Plan. These options, which were assumed under our 2007 Incentive Compensation Plan, will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the original grant date and expire November 14, 2011. He will also be granted options to purchase an additional 500,000 shares of our common stock upon FDA approval of our first product. Dr. Gura is eligible to receive reimbursement of reasonable and customary relocation expenses as well as health, medical, dental insurance coverage and insurance for accidental death and disability. In the event he is terminated by us without good cause or if he resigns for good reason, as such terms as are defined in the Employment Agreement, we will be obligated to pay Dr. Gura in a lump sum an amount equal to two year’s salary plus 200% of the targeted bonus. In addition all stock options granted to Dr. Gura will vest immediately.

Dr. Gura’s agreement provides for medical insurance and disability benefits, severance pay if his employment is terminated by us without cause or due to change in our control before the expiration of the agreement, and allows for bonus compensation and stock option grants as determined by our board of directors. The agreement also contains a restrictive covenant preventing competition with us and the use of confidential business information, except in connection with the performance of his duties for us, for a period of two years following the termination of his employment with us.

Confidentiality agreements

Each employee is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary confidential information.

Limitation on liability and indemnification matters

Our certificate of incorporation and amended and restated bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and executive officers pursuant to our certificate of incorporation and amended and restated bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

OUTSTANDING EQUITY AWARDS AT LAST FISCAL YEAR-END

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007:

Outstanding Equity Awards At Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)

Daniel S. Goldberger, Former President & COO (1)	40,000	160,000	200,000	$5.00	November 14, 2016	-	-	-	-

Victor Gura, Chief Medical and Scientific Officer	125,000	375,000	500,000	$5.00	November 14, 2016	-	-	-	-

Terren S. Peizer, Former Executive Chairman(2)	140,000	560,000	700,000	$5.00	November 14, 2011	-	-	-	-

Peter Sotola, Former President (3)	-	-	-	$-	-	-	-	-	-

Winson Tang, Former Chief Operating Officer (4)	-	300,000	300,000	$7.00	May 11, 2017	-	-	-	-

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)

Robert Weinstein, Chief Financial Officer	-	300,000	300,000	$7.00	August 10, 2017	-	-	-	-

(1) Mr. Goldberger resigned as President & COO on August 10, 2007, and forfeited his 200,000 options in September 2008. From January to October 2008, he served as interim CEO and resigned as a director in October 2008.

(2) Mr. Peizer ceased to be Executive Chairman in October 2008, upon the appointment of Mr. McCrann as Chairman and CEO.

(3) Mr. Sotola resigned as president on October 13, 2006.

(4) Effective May 12, 2008, Dr. Tang ceased to be our chief operating officer. As of August 15, 2008, he ceased to be employed by us.

OPTIONS EXERCISED IN 2007

No options were granted or exercised during the year ended December 31, 2007. We did not have a defined benefit pension plan or a defined contribution plan and the named executive officers received no benefits under any retirement plan during the year ended December 31, 2007. We also had no deferred compensation plans during the year ended December 31, 2007. Upon effectiveness of the merger, all outstanding options were cancelled.

DIRECTOR COMPENSATION

The following table provides information regarding compensation that was paid to the individuals who served as directors during the year ended December 31, 2007. Except as set forth in the table, during 2006, directors did not earn nor receive cash compensation or compensation in the form of stock awards, option awards or any other form.

The following table reflects the compensation of directors for our fiscal year ended December 31, 2007:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terren S. Peizer	$450,000	$-	$820,335	$-	$-	$-	$1,270,335
Marc G. Cummins	$-	$-	$-	$-	$-	$-	$-
Kelly J. McCrann	$-	$-	$47,260	$-	$-	$-	$47,260
Hans-Dietrich Polaschegg	$57,390	$-	$-	$-	$-	$-	$57,390
Jay A. Wolf	$-	$-	$101,342	$-	$-	$-	$101,342

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of the material terms of the agreements and arrangements involving us and our subsidiaries.

Related party transactions

In connection with the contribution of the assets to our company, we issued to Consolidated National, LLC (CNL), of which our Executive Chairman is the sole managing member and beneficial owner, an aggregate of 9,600,000 shares of common stock of which 6,232,596 shares are still held by CNL.

Our Chief Medical and Scientific Officer and director of our Company, Dr. Victor Gura, owns 13,453,250 shares of common stock of NQCI (or approximately 22.2% of NQCI's common stock outstanding as of April 30, 2008) with whom we entered into a license agreement. In addition, Medipace Medical Group, Inc., an affiliate of Dr. Gura, owns 800,000 shares of common stock of NQCI (or approximately 1.3% of NQCI's common stock outstanding as of April 30, 2008).

Pursuant to a consulting agreement effective December 1, 2007, Daniel S. Goldberger, former director, provided consulting services as a management consultant and interim CEO as of January 2008 with a devotion of at least 80 hours per month of services. In consideration of the services, we paid Mr. Goldberger $15,000 per month during the first two months and $12,500 per month through October 2008. After his resignation as a director and interim CEO, we amended his consulting agreement effective October 1, 2008 through December 31, 2008, and month to month thereafter with a monthly service fee of $5,000.

Our Chief Medical and Scientific Officer maintains an office located at 9100 Wilshire Blvd., Suite 360W, Beverly Hills, CA 91202. Pursuant to the reimbursement agreement effective January 29, 2008, we will reimburse 50% of the rental and 50% of his monthly parking. The term of the agreement shall commence on April 23, 2007, date of the office lease agreement, and continue until the date on which he ceases to use the remote office to perform his duties as our Chief Medical and Scientific Officer.

PROPOSAL THREE: APPROVAL OF ISSUANCE OF STOCK FOR TECHNOLOGY TRANSACTION

Summary

We are seeking approval from our stockholders to issue 9,230,000 shares of our common stock in order to obtain ownership of intellectual property rights relating to medical technologies currently licensed by our wholly-owned subsidiary Xcorporeal Operations, Inc. ("Operations"). The proposal is being made in accordance with an interim award made by the arbitrator in our current arbitration with National Quality Care, Inc. ("NQCI"), in order to minimize the risk that the arbitrator will issue an alternative award that could have a material adverse effect on our financial condition and operations. The arbitrator has refused to issue a final award until the proposal has been submitted to our stockholders, which may effectively prevent us from obtaining effective court review of the arbitrator’s actions. This risk and the reasons this proposal is being submitted for shareholder approval prior to the issuance of a final award are more fully discussed below under Recommendation of the board. The most material terms of the proposed transaction are summarized as follows:

▪	NQCI will grant, transfer and assign to Operations all of the Technology defined in the License Agreement;

▪	The Technology includes all patents and patent applications related to a Wearable Artificial Kidney ("WAK"), and other portable or continuous dialysis methods or devices;

▪	We will issue and deliver 9,230,000 shares of our common stock to NQCI. As a result, NQCI will own approximately 39% of our outstanding common stock and become our largest stockholder,;

▪	Except for its definition, indemnification, representation and warranty provisions, the License Agreement shall thereafter be terminated and of no further force or effect;

▪	Within 30 days after closing, we will file a registration statement to attempt to register the shares of NQCI for resale; and

▪	According to an interim award in an arbitration between us and NQCI, the registration statement must be declared effective within 90 days.

Background of the Technology Transaction

We are a medical device company developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. These devices will seek to provide patients with improved, efficient and cost effective therapy. The platform leads to three initial products:

▪	a Portable Artificial Kidney (PAK) for hospital Renal Replacement Therapy (RRT);

▪	a PAK for home hemodialysis; and

▪	a WAK for continuous ambulatory hemodialysis.

We have completed functional prototypes of our hospital and home PAKs that we plan to commercialize after 510(k) notification clearance from the Food and Drug Administration (FDA) which we plan to seek by next year. We have demonstrated a feasibility prototype of the WAK which we plan to continue to develop; commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval by the FDA, which could take several years or longer.

Our rights to the WAK derive in part from a License Agreement dated September 1, 2006 between Operations and NQCI, pursuant to which we obtained the exclusive rights to the technology designated therein. A copy of the License Agreement is attached as Appendix B to this proxy statement.

We have focused much of our efforts on development of the PAK, which has not been derived from the technology covered by the License Agreement. Once the Technology Transaction has closed and the results of the arbitration proceeding are final, we will determine whether to devote additional resources to development of the WAK. Because neither product is yet at a stage where it can be marketed commercially, we are not able to predict the portion of our future business which will be derived from each.

On September 1, 2006, Operations also entered into a Merger Agreement with NQCI which contemplated that we would acquire NQCI as a wholly owned subsidiary pursuant to a triangular merger, or we would issue shares of our common stock to NQCI stockholders in consideration of the assignment of the technology relating to our WAK and other medical devices (the “Technology Transaction”). The agreement provided in Section 6(A)(4) that Operations had no obligation to issue or deliver any shares after December 31, 2006, unless the Parties mutually agreed to extend such date, which they did not. In addition, on December 29, 2006, NQCI served us with written notice that it was terminating the Merger Agreement, which we accepted. Accordingly, the merger was not consummated. A copy of the Merger Agreement is attached as Appendix C to this proxy statement.

On December 1, 2006, Operations initiated arbitration proceedings against NQCI for its breach of the License Agreement, which remains pending. NQCI claimed the License Agreement was terminated, and we sought a declaration that the License Agreement remained in effect until the Closing of the Merger or Technology Transaction. We later amended our claims to seek damages for NQCI’s failure to perform its obligations under the License Agreement. NQCI filed counterclaims seeking to invalidate the License Agreement and claiming monetary damages against us. NQCI also filed claims against Dr. Gura, claiming he breached his obligations to NQCI by agreeing to serve on our board of directors. Following a hearing and extensive briefing, the arbitrator denied both parties’ claims for damages. Although NQCI never filed an amendment to its counterclaims to seek specific performance, on June 9, 2008, the arbitrator, Richard C. Neal (Ret), issued an Interim Award granting specific performance of the Technology Transaction.

The Interim Award stated that the total aggregate shares of stock to be received by NQCI stockholders at the Closing should equal 48% of all Operations shares outstanding as of the date of the Merger Agreement. On September 1, 2006, there were 10,000,000 shares of Operations common stock outstanding. NQCI proposed four possible share interest awards, arguing that it was entitled to shares representing a 48% or 54% interest based on Operations shares outstanding at the time of the Merger Agreement or our present number of outstanding shares.

On August 4, 2008, the arbitrator issued a Second Interim Award, modifying the initial Interim Award, stating that, if we desire to close the Technology Transaction, we must obtain approval from a majority of our stockholders and issue 9,230,000 shares of our common stock. Although the first Interim Award stated that 48% of the outstanding shares should be issued, the Second Interim Award states that the number of shares issued should be 48% of 19,230,000 shares, the total number of shares necessary to cause the 10,000,000 shares outstanding as of the date of the Merger Agreement to constitute 52% of the total number of outstanding shares after the issuance of shares to NQCI. As of December __, 2008, there were 14,704,687 shares of our common stock issued and outstanding. Accordingly, following Closing of the Technology Transaction, NQCI stockholders would own approximately 39% of our total outstanding shares, making NQCI our largest stockholder. The arbitrator found that, with the exception of shareholder approval, virtually all conditions to Closing the Technology Transaction have been waived, including virtually all of NQCI’s representations and warranties concerning the Technology. Upon Closing of the Technology Transaction, all of the Technology will be our sole and exclusive property.

The Second Interim Award also states that, contrary to the assertions made by NQCI, the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. Upon Closing of the Technology Transaction, the License Agreement will terminate, and we will own all of the Technology.

On January 3, 2008, the arbitrator issued an order denying NQCI’s motion to amend its counterclaim to add us as a successor company following the merger. However, in the Second Interim Award, the arbitrator found that we are the successor to Operations as a result of the merger, even though we are not a party to any of the agreements or the arbitration, and ordered that our shares should be issued to NQCI rather than shares of Operations.

The arbitrator has not ordered us to close the Technology Transaction. However, the Second Interim Award states that, if our stockholders fail to approve the issuance of stock to effectuate the Technology Transaction, all of the Technology covered by the License shall be declared the sole and exclusive property of NQCI, and the arbitrator shall schedule additional hearings to address two questions: whether the PAK technology is included within that Technology, and whether NQCI is entitled to compensatory damages and the amount of damages under these circumstances. During the arbitration, NQCI took the position that we had misappropriated trade secrets regarding the WAK and used them to create the PAK. The arbitrator found that we had not misappropriated NQCI’s trade secrets. However, should the Technology Transaction not close for any reason, and the arbitrator rules that the licensed Technology must be returned to NQCI, the arbitrator could find that the PAK is derived in whole or in part from licensed Technology, and could rule that Operations must “return” the PAK technology to NQCI or that NQCI is entitled to compensatory damages or both.

On August 15, 2008, the arbitrator awarded NQCI $1.87 million of over $4 million it claimed in attorneys’ fees and costs, stating that NQCI’s lack of success and other factors warranted a substantial reduction in the sums claimed. The arbitrator stated in pertinent part: “National’s success in the arbitration has been only partial and this is directly relevant to the question of the quantum of attorneys’ fees which should be awarded. … National sought eight or nine figure damages, but was awarded none. … Further, National asserted claims for fraud, interference with contract, and other torts, all of which were rejected. His lack of success warrants a substantial reduction in the sums claimed.” NQCI asked for a total of $4.04 million in attorneys’ fees and costs. The arbitrator awarded NQCI a total of $1.87 million. The award has no effect on the additional amount of approximately $690,000 claimed by NQCI in unpaid royalties and alleged expenses under the License Agreement. The arbitrator has not yet ruled on this claim.

In an August 29, 2008 Order Re Issuance of Xcorporeal Shares, the arbitrator stated that the shares should be issued directly to NQCI’s stockholders. However, on September 4, 2008, the arbitrator issued an order that we should issue and deliver the 9,230,000 shares directly to NQCI, rather than directly to NQCI stockholders, if we obtain stockholder approval and elect to proceed with the Technology Transaction.

The Second Interim Award requires that we file a registration statement under the Securities Act to register for resale the shares to be issued to NQCI within 30 days after the closing of the Technology Transaction. The arbitrator acknowledged that our obligation is to file the registration statement and to use reasonable efforts to have the shares registered and not to guarantee registration and resultant actual public tradability. However, the arbitrator nevertheless ordered that the registration statement must be declared effective within 90 days. We have no control over whether the registration statement will be declared effective by the Securities and Exchange Commission, and no way to predict what further action, if any, the arbitrator may order if it is not declared effective.

The arbitrator has stated that he has not yet issued a final award that may be confirmed or challenged in a court of competent jurisdiction. A party to the arbitration could challenge the interim award in court, even after stockholders approve the transaction. In addition, the arbitrator could again change the award by granting different or additional remedies, even after stockholders approve the transaction. We cannot guarantee that the arbitrator would order that stockholders be given another opportunity to vote on the transaction, even if such changes are material. Arbitrators have broad equitable powers, and arbitration awards are difficult to challenge in court, even if the arbitrator makes rulings that are inconsistent or not in accordance with the law or the evidence.

Should the arbitrator order a material change to the Second Interim Award after the vote of stockholders on this Proposal Three, and further order that our stockholders not be given another opportunity to vote on this Proposal Three or on such material change, such order could conflict with applicable federal securities laws or American Stock Exchange rule to which we are subject. In such event, we would ask the arbitrator to amend such changed award or attempt to seek review of the changed award in a court of competent jurisdiction. The closing of the Technology Transaction may render any court review or appeal moot, effectively preventing us from challenging any of the arbitrator’s awards in court.

Shares to be issued

We are seeking approval from our stockholders to issue 9,230,000 shares of our common stock to NQCI in order to obtain ownership of intellectual property rights described above. As of December__, 2008, there were 14,704,687 shares of our common stock issued and outstanding. Accordingly, following Closing of the Technology Transaction, NQCI would own approximately 39% of our total outstanding shares. As set forth under Security Ownership of Certain Beneficial Owners and Management on page 4 of this proxy statement, Consolidated National, LLC (CNL), of which the Executive Chairman of our board of directors, Terren Peizer, is the sole managing member, owns 6,232,596 shares, or approximately 42% of our currently outstanding shares of common stock, and investment funds for which Prime Logic Capital, LLC, of which our director, Marc Cummins, is a managing partner, is an investment manager, beneficially own 1,577,158 shares, or approximately 11% of our currently outstanding shares of common stock. Following the Closing of the Technology Transaction, CNL and Prime Logic would beneficially own or control approximately 26% and 7% of our outstanding shares, respectively.

As a result, NQCI may have the ability to substantially influence the outcome of issues submitted to our stockholders. The interests of NQCI may not coincide with our interests or the interests of other stockholders, and it may act in a manner that advances its best interests and not necessarily those of other stockholders. One consequence to this substantial interest is that it may deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

The Technology

Section 6.B(1) of the Merger Agreement provides that, at the Closing of the Technology Transaction, NQCI shall absolutely, unconditionally, validly and irrevocably sell, transfer, grant and assign to Operations all of the Technology, including, but not limited to, the inventions embodied or described in the Licensor Patents and Patent Applications as defined in the License Agreement.

“Technology” includes all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works, and any other technology invented, improved or developed by NQCI, or as to which NQCI owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of:

(a)	any medical device, treatment or method as of September 1, 2006;

(b)	any portable or continuous dialysis methods or devices, specifically including any wearable artificial kidney, or Wearable Kidney, and related devices;

(c)	any device, methods or treatments for congestive heart failure; and

(d)	any artificial heart or coronary device.

“Intellectual Property” includes:

(a)	patents, patent applications, and patent rights;

(b)	trademarks, trademark registrations and applications;

(c)	copyrights, copyright registrations, and applications; and

(d)	trade secrets, confidential information and know-how.

“Licensed Products” includes all products based on or derived from the Technology, including, but not limited to the Wearable Kidney and all related devices, whether now-existing or hereafter developed.

Under the License Agreement, NQCI grants to us an exclusive license for 99 years (or, if earlier, until the expiration of NQCI's proprietary rights in the Technology) for an annual royalty of 7% of net sales, with a minimum annual royalty of $250,000. We are required to "make commercially reasonable efforts to develop and commercially exploit the Technology to generate revenues" during the term of the License Agreement. The License Agreement does not provide for termination in the event the Merger Agreement is terminated; instead it provides for an adjustment of the royalty to 6.5%, 7.5% or 8.5% depending on the grounds on which the Merger Agreement was terminated. Either party has the right to terminate the License Agreement in the event of a material breach by the other party which remains uncured for a period of 30 days after notice. In the event of a termination of the License Agreement, we are required to cease all use of the Technology and return all "Licensee Confidential Information" to NQCI. The Technology relates primarily to the WAK. As is typical with licenses of technology, the License Agreement also covers "Derivative Works," which, in general, includes an original work that is based upon one or more pre-existing works and which, if prepared, used or exploited in the absence of the License Agreement would constitute infringement or misappropriation of NQCI's rights under applicable law.

Accounting for the transaction

The Technology Transaction will be accounted for as a purchase of the Technology in exchange for shares of our common stock. In accordance with FASB Concepts Statement No. 7, Using Cash Flow Information and Present Value in Accounting Measurements, the intellectual property rights we will acquire in the Technology Transaction will be measured based on the fair value of the shares surrendered on the date of issuance, which is clearly more evident than the fair value of the intellectual property. Through the evaluation of the components of the intellectual property and information pursuant to the arbitration suggesting it may not be proprietary, we have determined the intellectual property is not economically viable. However, continuing research on the technology will be useful in developing the prototype of our Wearable Artificial Kidney. In accordance with FASB 2, Accounting for Research and Development Costs, and its related interpretations, we will expense the value of the intellectual property, determined in process research and development, at the date of acquisition.

Federal income tax consequences

For federal income tax purposes, we believe the Technology Transaction will be considered a taxable sale of assets by NQCI, based on the fair market value of the shares of stock we issue to NQCI to purchase such assets. NQCI may incur taxable income as a result of the sale. NQCI may be required to recognize gain or loss equal to the difference between: (i) the fair market value of our common stock received in the exchange, and (ii) NQCI's tax basis in the assets surrendered thereof. The gain or loss recognized would be long-term capital gain or loss if NQCI’s holding period was more than one year. We do not believe that we or any of our stockholders will incur any tax liability as a result of the Technology Transaction. We expect that there will be no material federal income tax consequences of the Technology Transaction on our stockholders.

The above determination is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the Technology Transaction.

Any discussion of federal tax issues in this information statement is not intended or written to be used as tax advice. To ensure compliance with IRS Circular 230, shareholders are hereby notified that: (A) any discussion of federal tax issues in this information statement is not intended or written to be used, and it cannot be used by shareholders, for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (B) such discussion is written to support the transactions or matters addressed herein; and (C) shareholders should seek advice based on their particular circumstances from an independent tax advisor.

The discussion set forth above does not address all U.S. federal income tax considerations that may be relevant to stockholders in light of their particular circumstances, and does not apply to stockholders that are subject to special rules under U.S. federal income tax laws. This discussion assumes that the transaction will be considered a taxable sale of assets by NQCI. However, we have not requested nor will we request a ruling from the Internal Revenue Service or an opinion of counsel with regard to any of the tax consequences of the Technology Transaction. The Internal Revenue Service may assert a contrary position, and it is possible that the Internal Revenue Service may successfully assert a contrary position in litigation or other proceedings.

Stockholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the Technology Transaction based on their own circumstances, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Interests of a director and officer

According to NQCI’s most recent annual report, Dr. Victor Gura, one of our directors and our chief medical and scientific officer, owns 14,253,250 shares of NQCI’s common stock, approximately 23.5% of its total outstanding shares. Before becoming a director and our Chief Medical and Scientific Officer in 2006, Dr. Gura served as NQCI's Chief Scientific Officer and was a member of NQCI's board of directors. He resigned from those positions before taking his positions with us. He was not directly involved in negotiating the merger or license agreement with us. These negotiations were handled by NQCI's Chief Executive Officer, Robert Snukal and unanimously approved by NQCI's board of directors, including Dr. Gura. When the dispute which is the subject of the arbitration arose, NQCI filed suit against us and several members of our board of directors, including Dr. Gura. Dr. Gura participated in limited settlement discussions with NQCI in his capacity as an individually named defendant, but those discussions were not successful. The disputes between NQCI and Dr. Gura were arbitrated concurrently with disputes between NQCI and us. The arbitrator denied all of NQCI's claims against Dr. Gura. Our board of directors considered Dr. Gura’s ownership interest in NQCI in recommending that stockholders approve the issuance of stock to effectuate the Technology Transaction.

Vote required for approval

Our common stock is publicly traded on the American Stock Exchange (AMEX) under the symbol XCR. Section 7.12 of the AMEX Company Guide requires stockholder approval as a prerequisite to listing additional shares issued as consideration for an acquisition of the assets of another company if any individual director or officer of the listed company has a 5% or greater interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction; or where the issuance of common stock would result in an increase in outstanding common shares of 20% or more.

In addition, stockholder approval is one of the conditions to Closing the Technology Transaction set forth in the Merger Agreement, and the arbitrator has held that consent of a majority of our stockholders must approve the Technology Transaction, if we desire to effectuate it.

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted for purposes of the vote. Consummation and effectiveness of the technology transaction may be subject to issuance of a final arbitration award and court approval thereof.

In connection with the Merger Agreement, CNL executed a written agreement agreeing to vote all of its shares in favor of the Merger Agreement, a proposal to approve the issuance of Operations stock pursuant to and upon the terms and subject to the conditions set forth in the Merger Agreement, and any other matter necessary to approve the transactions contemplated by the Merger Agreement. CNL, whose sole managing member is the Executive Chairman of our board, beneficially owns approximately 42% of our currently outstanding common shares. Another member of our board is a managing partner of Prime Logic, which is the investment manager for funds beneficially owning approximately 11% of our currently outstanding shares. We believe that both CNL and Prime Logic’s managed funds will vote their shares in favor of the transaction. If both of these stockholders retain their ownership as of the record date and vote their shares in favor of the transaction, that would be sufficient to constitute the majority necessary for stockholder approval of the transaction. In making a final decision on whether to proceed with the transaction, our board of directors may take into account the number or percentage of our other stockholders who vote for or against the proposal, though no approval is required beyond a majority of the total shares voting at the meeting.

Recommendation of the board

In recommending that stockholders approve the issuance of our stock to effectuate the Technology Transaction, the board considered primarily the following:

• the risk that, if our stockholders do not vote to approve the transaction, the arbitrator might impose some form of alternative relief, which may include taking all of our technology, including our PAK even though it was not developed based on Licensed Technology;

• the risk that the arbitrator could order us to pay monetary damages in an unknown amount we cannot afford;

• the refusal of the arbitrator to issue a final award that would be subject to court review and appeal; and

• the fact that the arbitrator has structured the interim award in a way that effectively prevents us from seeking any court review.

The board also considered factors militating in favor of approval, including the following:

• the nature and effect of the interim awards;

•  the fair market value of the 9,230,000 shares to be issued to close the transaction, taking into account the $0.18 per share closing price on November 25, 2008;

•  the approximately $19 million expended as of June 30, 2008 in developing the WAK, ownership of which we would obtain by closing the transaction, and the PAK, rights to which might be placed in jeopardy if the transaction does not close;

• the potential long-term business opportunity of the WAK, and

• the fact that the terms of the License Agreement and Merger Agreement were the result of vigorous arms-length negotiations among sophisticated business persons represented by experienced counsel.

The board also considered factors militating against approval, including the following:

• revisions made to the merger agreement by the arbitrator, such as eliminating NQCI’s representations and warranties regarding the Technology;

• the arbitrator's mandate that the resale registration statement be declared effective, which the arbitrator has acknowledged is not within our control;

•  uncertainty regarding the finality of the interim awards;

•  the fundamental unfairness and uncertainly of the arbitration process;

•  that fact that the shares to be issued represent approximately 38% of the total shares that will be outstanding immediately upon closing, and will make an opposing party in arbitration our largest stockholder;

•  uncertainty in the value of the Technology and the business opportunity of the WAK;

•  the risks and uncertainties in developing the WAK; and

• the stock ownership of Dr. Gura in NQCI.

The board believes that the Technology that would be obtained by us in the Technology Transaction may not be commercially viable or legally protectable, and may not be worth the number of shares to be issued, even at our relatively lower current market price. However, the board believes that the risk of losing all of our technology or being subjected to a large monetary claim in some form of alternative award issued by the arbitrator due to a perceived failure to comply with the Second Interim Award is too great not to go forward with the share issuance to NQCI. If the arbitrator issues a final award, we intend to seek review of that decision to a court of competent jurisdiction. However, since the arbitrator may order us to issue shares before a final award, obtaining effective court review may not be possible. In addition, once the Technology Transaction closes, NQCI will be our largest stockholder may be able to influence our actions. Any appeal, therefore, may be moot.

The board of directors unanimously recommends that you vote “FOR” approval of issuance of stock for the Technology Transaction.

PROPOSAL FOUR: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES

Our current certificate of incorporation authorizes us to issue a total of 50,000,000 shares, 40,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value. The board has proposed to amend the current certificate of incorporation to authorize us to issue a total of 100,000,000 shares, 90,000,000 shares of common stock. $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.

The full text of the amended and restated certificate of incorporation that is the subject of this proposal is set forth in Appendix A attached to this proxy statement. If the proposal is adopted, the board of directors will adopt a corresponding amendment to our bylaws, without separate shareholder consent.

Authorized but unissued shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Considerations in support of the proposal

As of December __, 2008, there were 14,704,687 shares of our common stock outstanding; 4,000,000 shares reserved for issuance upon the exercise of currently outstanding warrants and employee stock options; and, if approved by stockholders, 9,320,000 shares that may be issued in connection with the Technology Transaction described in Proposal Three above. No shares of preferred stock are currently outstanding. The board believes that the increase in the number of authorized shares is appropriate to permit the board to reserve shares for issuance upon the conversion or exercise of any convertible debt, warrants or stock options that may be outstanding in the future, and to provide us with the flexibility to act in the future with respect to financings, acquisitions, stock splits, stock option plans and other corporate purposes, without the delay and expense of obtaining shareholder approval each time an opportunity requiring the issuance of shares may arise.

The board is not currently considering any transactions which would necessitate the issuance of additional shares of our common stock above the number of shares of stock currently authorized. However, the board believes that having additional shares of authorized common stock available for issuance increases our ability to pursue opportunities for future financings, acquisitions and other transactions, when necessary or appropriate. We would also help ensure our ability to effectuate the grant of warrants, options or convertible securities, future stock splits or stock dividends.

Other considerations

An increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, for example, by diluting the stock of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for a combination of the company with another company. However, this action is not in response to any current effort of which we are aware to accumulate our common stock or to obtain control of the company.

Authorizing the issuance of additional shares could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of additional shares would dilute the earnings per share and book value per share of all our outstanding shares of capital stock. If such factors were reflected in the price per share of the common stock, the potential realizable value of a stockholder's investment could be adversely affected.

The additional shares of common stock to be authorized by adoption of the amendment to the certificate of incorporation would have rights identical to the currently outstanding shares of common stock, and adoption of the amendment to the certificate of incorporation will not affect the rights of the holders of currently outstanding shares of common stock.

Anti-takeover effects of certain provisions of Delaware law and our certificate of incorporation and bylaws

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors. Our certificate of incorporation currently provides that our directors may only be removed by the affirmative vote of our stockholders. Our proposed amended certificate further provides that directors may only be removed for cause. Although our bylaws do not give the board the power to approve or disapprove stockholder nomination for the election of directors or any other business stockholders desire to conduct at an annual or any other meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Special Meetings and Consents. Our bylaws provide that special meetings of stockholders can be called by the President, the Chairman or the board at any time. Our proposed amended certificate further provides that stockholder action may not be taken by written consent, and may only be taken at an annual or special meeting of stockholders.

Undesignated Preferred Stock, The ability to authorize undesignated preferred stock makes it possible for the board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the company.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder unless:

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder.

Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned as least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by the persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over market price of the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Effectiveness of increase in number of authorized shares

If the proposal is adopted by stockholders, the increase in the number of authorized shares will become effective on the filing of the amendment to the certificate of incorporation with the Secretary of State of Delaware.

Vote required for approval

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted for purposes of the vote.

No dissenter's rights

Under Delaware law, our dissenting shareholders are not entitled to appraisal rights with respect to the amendments to our certificate of incorporation, and we will not independently provide our shareholders with any such right.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” approval of the increase in number of authorized shares.

PROPOSAL FIVE: APPROVAL OF AMENDMENT TO OUR 2007 INCENTIVE COMPENSATION PLAN TO EXPRESSLY PERMIT REPRICING OF STOCK OPTIONS

Our board of directors has approved and recommended that our shareholders approve an amendment to our 2007 Incentive Compensation Plan to permit the repricing of stock options granted thereunder.

Considerations in support of the proposal

We have issued stock options under the plan to attract and retain the services of key management, employees, outside directors and consultants, and to align long-term pay-for-performance incentive compensation with shareholder's interests. However, the board of directors has determined that many of our directors, officers and employees have outstanding stock options with exercise prices that are significantly higher than the current market price of our common stock. As a result, these stock options have little or no current value as an incentive to retain and motivate our directors, officers and employees.

As a result, the compensation committee and board of directors have determined that it would be in the best interests of Xcorporeal and its shareholders to conduct an option repricing under which the board of directors or compensation committee would have the discretion to reprice (i.e. lower the exercise price) of stock options currently held by our existing directors, officers and employees. The board of directors believes that the proposed option repricing would create better incentives for directors, officers and employees to remain with Xcorporeal and contribute to our business and financial objectives. If we cannot reprice eligible stock options for our active directors, officers and employees, then we may be forced to consider cash alternatives to provide a market-competitive total compensation package necessary to attract , retain and motivate the individual talent critical to our future success. These cash replacement alternatives would then reduce the cash available for investment in innovation and technology.

Provided that the proposed amendment to the plan is approved by shareholders, the board of directors will have sole discretion as to which currently outstanding stock options to reprice. Options selected for repricing will have their current exercise price replaced with a new exercise price equal to the closing price of our common stock on the date of the repricing. All other terms of the repriced stock options will remain unchanged.

Other considerations

In making its recommendation with respect to this proposal, the board considered that some shareholder advocacy groups have been critical of stock option repricing in that directors, officers and employees, who may be at least partially responsible for a decrease in the market price of a company's stock, may be deemed to have been rewarded by the repricing of their options. In addition, the board considered that the incentive aspect of stock options may be lessened if employees come to expect a repricing of their stock options whenever there is a material decrease in the market price of the stock underlying the options.

Accounting consequences

We have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or FAS 123(R), Share-Based Payment. According to FAS 123(R), “a modification of the terms or conditions of an equity award shall be treated as an exchange of the original award for a new award.” As such, any repriced stock options, new options, pursuant to the stockholders approval of this Proposal Five, will be treated as an exchange of the new options for the original options, eligible options, incurring additional compensation cost for any incremental value. We will recognize the incremental compensation cost of the stock options granted in the option exchange in addition to the remaining unrecognized expense of the eligible options, if any, that is required to be recognized under FAS 123(R). The incremental compensation cost will be measured as the excess, if any, of the fair value of each new option granted to employees in exchange for the surrendered eligible options, measured as of the date the new options are granted, over the fair value of the eligible options surrendered in exchange for the new options, measured immediately prior to the cancellation. The sum of the remaining unrecognized expense for the eligible options and the incremental compensation cost of the new options will be recognized ratably over the vesting period of the new options. As would be the case with eligible options, in the event that any of the new options are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited new options will not be recognized.

Summary of 2007 Incentive Compensation Plan

As of December [ ], 2008, there were 6,800,000 shares of common stock authorized for issuance under the plan, of which options to purchase 3,772,500 shares of common stock have already been granted.

The purpose of the plan is to attract and retain the services of key management, employees, outside directors and consultants, and to align long-term pay-for-performance incentive compensation with shareholders’ interests. An equity compensation plan aligns employees’ interests with those of our shareholders, because an increase in stock price after the date of award results in increased value, thus rewarding employees for improved stock price performance. Stock option grants under the plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code, may be non-qualified stock options governed by Section 83 of the Tax Code, restricted stock units, or other forms of equity compensation. Subject to earlier termination by our board of directors, the plan will remain in effect until all awards have been satisfied or terminated under the terms of the plan.

We believe that a broad-based incentive compensation plan is a valuable employee incentive and retention tool that benefits all of our shareholders, and that the plan is necessary in order to provide appropriate incentives for achievement of company performance objectives and to continue to attract and retain the most qualified employees, directors and consultants in light of our ongoing growth and expansion. Without sufficient equity incentives available for grant, we may be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent important to the future success of the company. These cash replacement alternatives would then reduce the cash available for operations.

While we believe that employee equity ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under our option plans may lead to an increase in our stock overhang and potential dilution. We believe that our 2007 Incentive Compensation Plan will be integral to our ability to achieve superior performance by attracting, retaining and motivating the employee talent important to attaining long-term improved company performance and shareholder returns.

OVERVIEW

The terms of the plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock, dividend equivalents, other stock-related awards and performance awards that may be settled in cash, stock or other property.

SHARES AVAILABLE FOR AWARDS

The total number of shares of our common stock that will be subject to awards under the plan is equal to [ ] shares, plus the number of shares with respect to which awards previously granted under the plan terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. Awards that are granted to replace awards assumed pursuant to the acquisition of a business are not subject to this limit.

LIMITATIONS ON AWARDS

No more than 2,000,000 shares of stock may be granted to an individual during any fiscal year under the plan. The maximum amount that may be earned by any one participant for any fiscal year is $10,000,000 and the maximum amount that may be earned by any one participant for a performance period is $10,000,000.

ELIGIBILITY

Our employees, officers, directors and consultants are eligible for awards under the plan. However, incentive stock options may be granted only to our employees.

PLAN ADMINISTRATOR

Our board of directors administers the plan, and has delegated authority to make grants under the plan to the compensation committee, whose members are “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m), and “independent” as defined by the rules and regulations promulgated by the NASD and SEC, The board and committee, referred to collectively as the administrator, determine the type, number, terms and conditions of awards granted under the plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The administrator may grant stock options, both incentive stock options, or ISOs, and non-qualified stock options, or NS0s. In addition, the administrator may grant stock appreciation rights, or SARs, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date. These may include “limited” SARs exercisable for a period of time after a change in control or other event. The exercise price per share and the grant price are determined by the administrator, but must not be less than the fair market value of a share of our common stock on the grant date. The terms and conditions of options and SARs generally are fixed by the administrator, except that no stock option or SAR may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months, outstanding awards or other property having a fair market value equal to the exercise price.

RESTRICTED AND DEFERRED STOCK

The administrator may grant restricted stock, which is a grant of shares of our common stock that may not be sold or disposed of, and may be forfeited if the recipient’s service ends before the restricted period. Restricted stockholders generally have all of the rights of a shareholder.

The administrator may grant deferred stock, which confers the right to receive shares of our common stock at the end of a specified deferral period, that may be forfeited if the recipient’s service ends before the restricted period. Prior to settlement, an award of deferred stock generally carries no rights associated with share ownership.

DIVIDEND EQUIVALENTS

The administrator may grant dividend equivalents conferring the right to receive awards equal in value to dividends paid on a specific number of shares of our common stock. These may be granted alone or in connection with another award, subject to terms and conditions specified by the administrator.

BONUS STOCK AND AWARDS

The administrator may grant shares of our common stock free of restrictions as a bonus or in lieu of other obligations, subject to such terms as the administrator may specify.

OTHER STOCK-BASED AWARDS

The administrator may grant awards under the plan that are based on or related to shares of our common stock. These might include convertible or exchangeable debt securities, rights convertible into common stock, purchase rights, payment contingent upon our performance or other factors. The administrator determines the terms and conditions of such awards.

PERFORMANCE AWARDS

The right to exercise or receive a grant or settlement of an award may be subject to performance goals and subjective individual goals specified by the administrator. In addition, performance awards may be granted upon achievement of pre-established performance goals and subjective individual goals during a fiscal year. Performance awards to our chief executive officer and four highest compensated officers, or covered employees, should qualify as deductible performance based compensation under Internal Revenue Code section 162(m). The administrator will determine the grant amount, terms and conditions for performance awards.

One or more of the following business criteria will be used by our Compensation Committee in establishing performance goals for performance awards and annual incentive awards to covered employees: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Russell 2000 Small Cap Index and Russell Healthcare Index; (3) net income; (4) pretax earnings; (5) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (6) earnings per share; (7) operating earnings; and (8) ratio of debt to shareholders’ equity.

After the end of each performance period, the administrator (which will be the Compensation Committee for awards intended to qualify as performance based for purposes of section I62(m)) will determine the amount of any pools, the maximum amount of potential performance awards payable to each participant, and the amount of any other potential performance awards payable to participants in the plan.

ACCELERATION OF VESTING; CHANGE IN CONTROL

The administrator may accelerate vesting or other restrictions of any award in the event we undergo a change in control as defined in the plan. In addition, performance goals relating to any performance-based award may be deemed met upon a change in control. Stock options and limited stock appreciation rights may be cashed out based on a defined “change in control price.”

In the event of a “corporate transaction” (as defined in the plan), the acquiror may assume or substitute for each outstanding stock option.

AMENDMENT AND TERMINATION

Our board of directors may amend, alter, reprice options, suspend, discontinue or terminate the plan or the administrator’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration required by law, regulation or applicable exchange rules. Unless earlier terminated by our board of directors, the plan will terminate ten years after its adoption, or when no shares of our common stock remain available for issuance under the plan and we have no further rights or obligations with respect to outstanding awards under the plan. Amendments to any award that have a material adverse effect on a participant require their consent.

FEDERAL INCOME TAX CONSEQUENCES

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult their tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

NON QUALIFIED STOCK OPTIONS

Generally, there is no taxation upon the grant of a nonqualified stock option. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

INCENTIVE STOCK OPTIONS

The plan provides for the grant of options that qualify as incentive stock options, or ISOs, as defined in Internal Revenue Code section 422. An optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for a required holding period of at least two years from the date the option was granted and at least one year from the date the option was exercised, the difference between the amount realized on disposition and the holder’s tax basis will be long-term capital gain.

If an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the share on the date the ISO was exercised over the exercise price. If the sales proceeds are less than the fair market value, the amount of ordinary income recognized will not exceed the gain realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share, the excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, or AMT, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price generally will be an adjustment included in the optionee’s AMT income. If there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for AMT purposes with respect to that share. If there is a disqualifying disposition in a later year, no income is included in the optionee’s AMT income for that year. The tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for AMT purposes.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required. holding period. If there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements.

STOCK AWARDS

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received, equal to the excess of the fair market value over any amount paid for the stock. If the stock is not vested when received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock over any amount paid for the stock. A recipient may file an election with the Internal Revenue Service within 30 days of receipt of the stock, to recognize ordinary compensation income as of the date the recipient receives the award, equal to the excess of the fair market value over any amount paid for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for the shares plus any ordinary income recognized when the stock is received or becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

STOCK APPRECIATION RIGHTS

The administrator may grant stock appreciation rights, or SARs, separate or stand-alone of any other awards, or in tandem with options.

With respect to stand-alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, it will be taxable as ordinary compensation income when received. If the recipient receives the appreciation in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid for the stock.

With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the SAR.

DIVIDEND EQUIVALENTS

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income equal to the fair market value of the award when it is received. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinal), income realized by the recipient of the dividend equivalent.

SECTION 162 LIMITATIONS

Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to our chief executive officer and four highest compensated officers, to the extent that compensation exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified performance based compensation, are disregarded for purposes of the Section 162(m) deduction limitation. Compensation attributable to some stock awards will qualify as performance-based compensation if granted by a committee of the board of directors comprised solely of “outside directors” only upon the achievement of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders.

A stock option or stock appreciation right may be considered performance based compensation if the plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

The full text of the amended Plan that is the subject of this proposal is set forth in Appendix E attached to this proxy statement.

There were 3,027,500 stock options outstanding under the Plan as of December [ ], 2008, of which [ ] were held by our current directors, officers and employees and would be eligible for options repricing.

Amendment to 2007 Incentive Compensation Plan

You are being asked to approve an amendment to the Plan in substantially the form attached here as Appendix E, which would permit the repricing of stock options. Unless the proposed amendment to the Plan is authorized and approved by our shareholders, we will not be able to reprice any stock options granted under the Plan As the proposed amendment to the Plan has already been approve by the board of directors, this amendment will automatically become effective upon approval by our shareholders.

Up to [ ] shares (as may be adjusted to reflect stock splits and other events impacting the shares) were initially authorized for issuance pursuant to awards granted under the Plan. The Plan provides for incentive stock options, nonqualified stock options, stock bonuses and restricted stock awards. Incentive stock options granted under the Plan have a term of ten years, unless the holder terminates employment, in which case the stock option is exercisable for 90 days following termination, unless another time period of set forth in the individual option agreement.

Stock Options eligible for repricing

If shareholders approve the amendment to the Plan to allow for stock option repricing, the board of directors will have sole discretion as to which current option holders will have their options repriced and how many options will be repriced. Neither the board of directors nor the compensation committee has determined which currently outstanding options will be repriced if the proposed amendment to the plan is approved by shareholders.

Vote required for approval

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted for purposes of the vote.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” approval of the amendment to the 2007 Incentive Compensation Plan to permit the repricing of stock options.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

We believe our long term success is dependent on a leadership team with the integrity, skills, and dedication necessary to oversee a growing organization on a day-to-day basis. In addition, the leadership must have the vision to anticipate and respond to future market and regulatory developments. Our executive compensation program is designed to enable us to attract, motivate and retain a senior management team with the collective and individual abilities to meet these challenges. The program's primary objective is to align executives' efforts with the long term interests of stockholders by enhancing our reputation, financial success and capabilities.

General executive compensation philosophy

We compensate our executives, including the named executive officers who are identified in the Summary Compensation Table, through a combination of base salary, cash bonus incentives, long-term equity incentive compensation, and related benefits. These components are designed, in aggregate, to be competitive with comparable organizations and to align the financial incentives for the executives with the short and long term interests of stockholders.

The compensation committee of the board of directors receives the Company's management recommendations and then discusses, reviews and considers management's recommendations with respect to the compensation of those members of senior management whose compensation the committee considers. The committee then makes its recommendation to the board which discusses and then decides raises, bonuses and options.  Although their advice may be sought and they may be questioned by the committee, executive members of the board do not participate in the committee's or the board's discussion and vote.  Prior to the committee making its recommendations, the members of the committee have several discussions among themselves and meet to discuss, among other things, the performance and contributions of each of the members of senior management whose compensation they are considering as well as expectations (of the individual for the year and the future and those of the Company), results, responsibilities, and desire to retain such executive. In addition, the committee may have conversations with certain others before making its recommendations.

The Company's philosophy is to provide a compensation package that attracts, motivates and retains executive talent, and delivers rewards for superior performance as well as consequences for underperformance.  Specifically, our executive compensation program is designed to:

•
provide a competitive total compensation package that is competitive within the medical device industry in which we compete for executive talent, and will assist in the retention of our executives and motivate them to perform at a superior level;

•	link a substantial part of each executive's compensation to the achievement of our financial and operating objectives and to the individual's performance;

•	provide long-term incentive compensation that focuses executives' efforts on building stockholder value by aligning their interests with our stockholders; and

•	provide incentives that promote executive retention.

Each year, the management and the board approve financial and non-financial objectives for the Company and the executive officers, which may be reflected in the Company's executive employment agreements and incentive compensation plans. We design our incentive compensation plans to reward company-wide performance. In addition, we also consider the individual performance of each executive officer and other relevant criteria, such as the accomplishments of the management team as a whole. In designing and administering our executive compensation programs, we attempt to strike an appropriate balance among these elements.

The major compensation elements for our named executive officers are base salary, performance-based bonuses, stock options, insurance benefits and perquisites. Each of these elements is an integral part of and supports our overall compensation objectives. Base salaries (other than increases), insurance benefits and perquisites form stable parts of our executive officers' compensation packages that are not dependent on our performance during a particular year. We set these compensation elements at competitive levels so that we are able to attract, motivate and retain highly qualified executive officers. Consistent with our performance-based philosophy, we reserve the largest potential compensation awards for performance- and incentive-based programs. These programs include awards that are based on our financial performance and provide compensation in the form of both cash and equity to provide incentives that are tied to both our short-term and long-term performance. Our performance-based bonus program rewards short-term and long-term performance, while our equity awards, in the form of stock options, reward long-term performance and align the interests of management with our stockholders.

Board determination of compensation awards

The compensation committee recommends and the board determines the compensation awards to be made to our executive officers. The compensation committee recommends and the board determines the total compensation levels for our executive officers by considering several factors, including each executive officer's role and responsibilities, how the executive officer is performing against those responsibilities, our performance, and the competitive market data applicable to the executive officers’ positions.

In arriving at specific levels of compensation for executive officers, the board has relied on:

•	the recommendations of management;

•	benchmarks provided by generally available compensation surveys; and

•	the experience of board members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business.

The Company seeks an appropriate relationship between executive pay and corporate performance. Executive officers are entitled to customary benefits generally available to all Company employees, including group medical, dental and life insurance and a 401(k) plan. The Company has employment agreements (which include severance arrangements) with two of our key executive officers to provide them with the employment security and severance deemed necessary to retain them.

Components of executive compensation

Base salary. Base salaries provide our executive officers with a degree of financial certainty and stability. We seek to provide base salaries sufficient to attract and retain highly qualified executives. Whenever management proposes to enter into a new employment agreement or to renew an existing employment agreement, the compensation committee reviews and recommends, and the board determines, the base salaries for such persons, including our chief executive officer and our other executive officers. Salaries are also reviewed in the case of executive promotions or other significant changes in responsibilities. In each case, the compensation committee and the board each take into account competitive salary practices, scope of responsibilities, the results previously achieved by the executive and his or her development potential.

On an individual basis, a base salary increase, where appropriate and as contemplated by the individual's employment agreement, is designed to reward performance consistent with our overall financial performance in the context of competitive practice. Performance reviews, including changes in an executive officer's scope of responsibilities, in combination with general market trends determine individual salary increases. Aside from contractually provided minimum cost of living adjustments, no formulaic base salary increases are provided to the named executive officers.

In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2007 was based on the executive's performance of his or her duties and responsibilities, the performance of the Company, both financial and otherwise, and the success of the executive in managing, developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate. No merit raises or bonuses were approved or recommended for our executive officers for 2008.

Bonus. Executive officers are eligible to receive cash bonuses based on the degree of the Company's achievement of financial and other objectives and the degree of achievement by each such officer of his or her individual objectives. Within such guidelines the amount of any bonus is discretionary.

The primary purpose of our performance incentive awards is to motivate our executives to meet or exceed our company-wide short-term performance objectives. Our cash bonuses are designed to reward management-level employees for their contributions to individual and corporate objectives. Regardless of our performance, the board retains the discretion to adjust the amount of our executives' bonus based upon individual performance or circumstances.

At the beginning of 2007, the management and the board established performance objectives for the payment of incentive awards to each of the named executive officers and other senior management employees. Performance objectives were based on corporate objectives established as part of the annual operating plan process. Year end bonus awards were based on attainment of these performance objectives as adjusted to reflect changes in our business and industry throughout the year. The compensation committee recommended and the board determined that bonuses in the amounts set forth in the total compensation chart above were appropriate.  Each individual's bonus was determined based upon the individual's attainment of performance objectives pre-established for that participant by the board, senior management, or the executive's supervisor. The management and the board established the chief executive officer's performance objectives.

In general, each participant set for himself or herself (subject to his or her supervisor's review and approval or modification) a number of objectives for 2007 and then received a performance evaluation against those objectives as a part of the year-end compensation review process. The individual objectives varied considerably in detail and subject matter depending on the executive's position. By accounting for individual performance, we were able to differentiate among executives and emphasize the link between individual performance and compensation.

Stock options. Equity participation is a key component of the Company's executive compensation program. Under the incentive compensation plan, the Company is permitted to grant stock options to officers, directors, employees and consultants. To date, stock options have been the sole means of providing equity participation to executive officers. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to the Company's development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of the stockholders. Stock options are intended to enable the Company to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of the Company's common stock.

Our employees, including our executive officers, are eligible to participate in the award of stock options under our 2007 Incentive Compensation Plan, as amended. Option grant dates for newly hired or promoted officers and other eligible employees have typically been approved on the first board meeting date following the date of employment or in the new position. Employees who have demonstrated outstanding performance during the year may be awarded options during or following the year. Such grants provide an incentive for our executives and other employees to increase our market value, as represented by our market price, as well as serving as a method for motivating and retaining our executives.

In determining to provide long-term incentive awards in the form of stock options, the board considered cost and dilution impact, market trends relating to long-term incentive compensation and other relevant factors. The board determined that an award of stock options more closely aligns the interests of the recipient with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the term of the option.

Perquisites and Other Benefits.  We also provide other benefits to our executive officers that are not tied to any formal individual or Company performance criteria and are intended to be part of a competitive overall compensation program. For 2007, these benefits included payment of term life insurance premiums, club dues, and automobile allowances. We also offer 401(k) retirement plans, and medical plans, for which executives are generally charged the same rates as all other employees.

Chief executive officer compensation

The compensation committee, at least annually, reviews and recommends to the board of directors the compensation of Kelly McCrann, Chairman of the Board and Chief Executive Officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. McCrann, as a member of the board, does not participate in and abstains from all discussions and decisions of the board with regard to his compensation. The board believes that in the highly competitive healthcare industry in which the Company operates, it is important that Mr. McCrann receive compensation consistent with compensation received by chief executive officers of competitors and companies in similar stages of development. Mr. McCrann was a board member and did not receive compensation, base salary nor bonus in 2007. His base salary for 2008 is currently $325,000, prorated for his October 2, 2008 start date.. See "Executive employment agreements" for a description of the material terms and conditions of Mr. McCrann's employment agreement.

Severance and change of control arrangements

We have entered into change of control employment agreements with certain of our named executive officers, as described in "Executive employment agreements." These agreements provide for severance payments to be made to the executive officers if their employment is terminated under specified circumstances following a change of control. We also provide benefits to these executive officers upon qualifying terminations. The agreements are designed to retain our executive officers and provide continuity of management in the event of an actual or threatened change of control and to ensure that our executive officers' compensation and benefits expectations would be satisfied in such event.

Internal Revenue Code limits on deductibility of compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The board is of the opinion that the Company's incentive compensation plan has been structured to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The board will review with appropriate experts or consultants as necessary the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes.

The Company is not currently subject to the limitations of Section 162(m) because no executive officers received cash payments during 2007 in excess of $1 million. To the extent that the Company is subject to the Section 162(m) limitation in the future, the effect of this limitation on earnings may be mitigated by net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase alternative minimum tax by a portion of such disallowed amount. For information relating to the Company's net operating losses, see the consolidated financial statements included in the 2007 Annual Report to stockholders.

All members of the compensation committee qualify as outside directors. The board considers the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the board's control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company's overall compensation philosophy. The board will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the board may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders' best interests, or as part of initial employment offers, such as grants of nonqualified stock options.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code if he or she receives compensatory payments or benefits that are contingent on a change in the ownership or control of a corporation, and the aggregate amount of such contingent compensatory payments and benefits equal or exceeds three times the executive's base amount. If the executive's aggregate contingent compensatory payments and benefits equal or exceed three times the executive's base amount, the portion of the payments and benefits in excess of one times the base amount are treated as excess parachute payments. Treasury Regulations define the events that constitute a change in ownership or control of a corporation for purposes of Sections 280G and 4999 of the Internal Revenue Code and the executives subject to Sections 280G and 4999 of the Internal Revenue Code.

An executive's base amount generally is determined by averaging the executive's Form W-2 taxable compensation from the corporation and its subsidiaries for the five calendar years preceding the calendar year in which the change in ownership or control occurs. An executive's excess parachute payments are subject to a 20% excise tax under Section 4999 of the Internal Revenue Code, in addition to any applicable federal income and employment taxes. Also, the corporation's compensation deduction in respect of the executive's excess parachute payments is disallowed under Section 280G of the Internal Revenue Code. If we were to be subject to a change of control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options) could be excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code.  We provide our chief executive officer with tax gross up payments in event of a change of control.

Section 409A of the Internal Revenue Code imposes distribution requirements on nonqualified deferred compensation plans and arrangements. If a nonqualified deferred compensation plan or arrangement fails to comply with Section 409A of the Internal Revenue Code, an executive participating in such plan or arrangement will be subject to adverse tax consequences (including an additional 20% income tax on amounts deferred under the plan or arrangement). Our nonqualified deferred compensation plans and arrangements for our executive officers are intended to comply with Section 409A of the Internal Revenue Code, or to be exempt from the requirements of Section 409A of the Internal Revenue Code.

Compensation committee interlocks and insider participation

No member of the compensation committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of our subsidiaries, or had any employment relationship with us.

During the last fiscal year, none of our executive officers served as:

•
a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

•	a director of another entity one of whose executive officers served on our compensation committee; or

•
a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy with management and, based on such discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis section be included herein.

Submitted by the compensation committee:

Dr. Hans Polaschegg, Chairman
Jay A. Wolf
Dated: December__, 2008

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KBA Group, LLP served as our independent registered public accounting firm for the 2006 fiscal year, but was replaced by the firm of BDO Seidman LLP as of the effective date of the merger. BDO Seidman served as the independent registered public accounting firm for Operations. BDO Seidman will continue to serve as our independent registered public accounting firm for the remainder of the 2008 fiscal year unless the audit committee deems it advisable to make a substitution. We anticipate that representatives of BDO Seidman will attend the annual meeting, and will be available to respond to appropriate questions.

Audit Fees

 Total fees for professional services rendered by our principal accountant for the audit and review of our financial statements included in our Form 10-QSBs and Form 10-KSBs, and services provided in connection with our other SEC filings for the year ended December 31, 2006 were $143,000. Total fees for professional services rendered by our principal accountant for the audit and review of our financial statements included in our Form 10-QSBs and Form 10-KSBs, and services provided in connection with our other SEC filings for the year ended December 31, 2007 were $318,000.

Audit Related Fees

Audit-related fees are for accounting technical consultations and totaled $24,000 in 2007 and none in 2006.

Tax Fees

We paid no fees for professional services with respect to tax compliance, tax advice, or tax planning to our auditor in 2006 or 2007.

All Other Fees

Our principal accountant did not bill us any other fees during 2006 or 2007.

Audit committee’s pre-approval policies and procedures

Our Audit Committee has responsibility for the approval of all audit and non-audit services before we engage an accountant. All of the services rendered to us by BDO Seidman, LLP are pre-approved by the Audit Committee before the engagement of the auditors for such services. Our pre-approval policy expressly provides for the annual pre-approval of all audits, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor's engagement letter, such annual pre-approval to be performed by the Audit Committee.

 2007 ANNUAL REPORT ON FORM 10-KSB

We will mail with this proxy statement a copy of our annual report on Form 10-KSB to each stockholder of record as of December__, 2008. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to us at 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025, Attn: Investor Relations.

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee has the sole authority to select, evaluate and, if appropriate, replace our independent registered public accounting firm, and to pre-approve all auditing and permitted non-auditing services performed by them for the Company including their fees and other terms. BDO Seidman, LLP was engaged as the independent registered public accounting firm for the Company in October 2007. The audit committee currently consists of Messrs. Wolf and Cummins. The board of directors has determined that the members of the audit committee are financially literate and independent within the requirements of AMEX, the Securities and Exchange Commission and the Company's audit committee charter.

Management, not the audit committee, is responsible for the preparation, presentation, accuracy and integrity of the Company's financial statements, establishing, maintaining and evaluating the effectiveness of internal controls and disclosure controls and procedures, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The audit committee's responsibility is to oversee these processes. Members of the committee rely on the information provided to them and on the representations made by management and the independent registered public accounting firm.

In fulfilling its responsibilities, the audit committee met with management and BDO Seidman, including sessions at which management was not present, and reviewed and discussed the unaudited financial statements contained in the Company's quarterly reports on Form 10-QSB for each of the quarters ended in 2007, and the audited financial statements contained in the 2007 Annual Report on Form 10-KSB, prior to their filing with the Securities and Exchange Commission. The audit committee discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect, including the independent registered public accounting firm's overall evaluations of the quality, not just the acceptability, of the Company's accounting principles, the critical accounting policies and practices used in the preparation of the financial statements, the reasonableness of significant judgments, and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The audit committee also received the written disclosures and the letter from BDO Seidman required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and reviewed with BDO Seidman its independence.

Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above and in its Charter, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 that was filed with the SEC.

Submitted by the audit committee:
Jay A. Wolf, Chairman
Marc G. Cummins

Dated: December__, 2008

OTHER BUSINESS

We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at our 2009 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We currently anticipate our 2009 Annual Meeting of Shareholders to be held September 17, 2009. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received in writing by our corporate Secretary, Xcorporeal, Inc., 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025, no later than April 29, 2009.

If the date of next year’s annual meeting is changed by more than 30 days, then any proposal must be received not later than ten days after the new date is disclosed in order to be included in our proxy materials.

In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, notice of any such stockholder proposals must be given to us in writing not less than 45 days prior to the date on which we first mailed our proxy materials for the 2008 meeting, which is set forth on page 1 of this proxy statement (or within a reasonable time prior to the date on which we mail our proxy materials for the 2008 annual meeting if the date of that meeting is changed more than 30 days from the prior year).

A stockholder’s notice to us must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

If a stockholder proposal is received after April 29, 2009, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the meeting.

Kelly McCrann
Chairman of the Board and Chief Executive Officer

Los Angeles, California
December__, 2008

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
XCORPOREAL, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify in accordance with §245 of the General Corporation Law of Delaware:

That the original name of the corporation was Apollo Resources, Inc. and the original Certificate of Incorporation was filed August 29, 1988;

that at a meeting of the board of directors of Xcorporeal, Inc., resolutions were duly adopted setting forth an Amended and Restated Certificate of Incorporation of the corporation, declaring said Amended and Restated Certificate of Incorporation to be advisable; and

that a majority of the outstanding shares of Xcorporeal, Inc. duly adopted resolutions setting forth an Amended and Restated Certificate of Incorporation of the corporation, declaring said Amended and Restated Certificate of Incorporation to be advisable.

The resolutions of the Board of Directors and the shareholders set forth the proposed Amended and Restated Certificate of Incorporation as follows:

1.  The name of the corporation is Xcorporeal, Inc. (the “Corporation”).

2.  The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

3.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

4.  Capital Stock.

(a)  Authorized Capital Stock. The total number of shares of capital stock that the Corporation is authorized to issue is One Hundred Million (100,000,000) shares, consisting of Ninety Million (90,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value of $0.0001 per share (“preferred stock”).

(b)  Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide out of the unissued shares of preferred stock for one or more series of preferred stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of such series. The designations, powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of preferred stock at any time outstanding. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c)  Common Stock.

(i)  Voting Rights. Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of preferred stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his or her name on the books of the Corporation.

(ii) Action by Written Consent. Any election of directors or other action by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders and may not be effected by written consent without a meeting.

(iii)  Dividends. Subject to the rights, preferences, privileges, restrictions and other matters pertaining to the preferred stock that may, at that time be outstanding, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

(iv)  Liquidation; Dissolution. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any preferred stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

5.  Board of Directors.

(a)  Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by the Board of Directors.

(b) Classified Board. Except to the extent otherwise provided in any certificate of designations filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), the Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as reasonably possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected, provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting date next following the end of calendar year 2008, the directors first elected to Class II shall serve for a term ending on the second annual meeting date next following the end of calendar year 2008, and the directors first elected to Class III shall serve for a term ending on the third annual meeting date next following the end of calendar year 2008. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified unless he shall resign, become disqualified or shall otherwise be removed.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class of the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the designated board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. If a director dies, resigns or is removed, the director chosen to fill the vacant directorship shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate such vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may, unless the Board of Directors determines otherwise, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c)  Term of Office. A director shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement or removal from office.

(d)  Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time only for cause, and only by the affirmative vote of the holders of a majority of shares of Common Stock then outstanding.

(e) Vacancies. Subject to any limitation imposed by law or any rights of holders of preferred stock, any vacancies (including newly created directorships) shall be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Directors appointed to fill vacancies created by the resignation or termination of a director will serve the remainder of the term of the resigning or terminated director.

(f)  No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

(g)  Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter, amend or repeal any bylaw whether adopted by them or otherwise, in accordance with the bylaws.

6.  Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation, in each case pursuant to a resolution of the Board of Directors, and special meetings of stockholders of the Corporation may not be called by any other person or persons.

7.  Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8.  Indemnification; Limitation of Liability. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to or repeal of this Section 8 of the relevant provisions of the DGCL shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of Xcorporeal, Inc. in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

The stockholders of Xcorporeal, Inc. approved the Amended and Restated Certificate of Incorporation of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Xcorporeal, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ___ day of December, 2008.

XCORPOREAL, INC., a Delaware corporation

By:	/
Kelly McCrann Chief Executive Officer

Appendix B

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into as of September 1, 2006, by and between National Quality Care, Inc., a Delaware corporation (“Licensor”), and Xcorporeal, Inc. (“Licensee”) (each, a “Party;” collectively, the “Parties”). The Parties hereby agree as follows:

1. Defined Terms.

For purposes of this Agreement, the following definitions will apply:

“Affiliate” means, when applied to a Party, any entity that is controlled by, controls, or is under common control with, such Party.

“Confidential Information” means and includes any non-public information relating to or concerning a Party hereto (the “Disclosing Party”), or any of its Affiliates, that is provided or made available to the other Party (the “Receiving Party”), either before or after the Effective Date of this Agreement, directly or indirectly, in any form whatsoever, including in writing, orally, and in electronic or other machine readable form, including, but not be limited to, designs, know-how, inventions, technical data, ideas, uses, processes, methods, formulae, research and development records and materials, work in process, scientific, engineering and/or manufacturing records or materials, marketing plans, business plans, financial or personnel records or materials, present or future products, sales, suppliers, customers, employees, investors or business, information about this Agreement, and any other non-public business records and information, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Disclosing Party or any of its Affiliates, including non-public information of third parties that is possessed by the Disclosing Party is subject to confidentiality obligations and that the Disclosing Party is lawfully allowed to disclose to the Receiving Party.

“Derivative Works” means (a) for Licensor material subject to copyright or mask work right protection, any work that as a whole represents an original work of authorship, and is based upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted; (b) for Licensor patentable materials, any adaptation, subset, addition, improvement or combination of such materials; (c) for Licensor material subject to trade secret protection, any new material, information or data relating to and derived from such material, including new material that may be protectable by copyright, patent or other proprietary rights; and (d) with respect to each of the above, any material the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from Licensor, would constitute infringement or misappropriation under applicable law.

“Gross Sales” means the total amount actually received by Licensee as revenue from the exploitation of the Technology (as defined below) by Licensee, its Affiliates and sub licensees, collectively, less separately stated freight payable to third parties, commercially reasonable special packaging, and duties, sales, use, excise, value added and other taxes, discounts, returns, and allowances.

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“Intellectual Property Rights” means all of the following worldwide legal rights owned, held or controlled by Licensor: (a) patents, patent applications, and patent rights; (b) trademarks, trademark registrations and applications thereof, trade names, rights in trade dress and packaging; (c) rights associated with works of authorship (including audiovisual works), including copyrights, copyright applications, and copyright registrations; (d) rights relating to the protection of trade secrets, confidential information, technical information, know-how, ideas, concepts, processes, procedures, techniques, discoveries, and inventions; (e) Moral Rights (as defined below); (f) design rights; (g) rights in name, likeness and other rights of commercial publicity; (h) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property; and (i) divisions, continuations, renewals, reissues, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired.

“Know-How” means all (i) information and data possessed by Licensor, exclusive of any of the independent claims contained in the Licensor Patents (but including all other information and data contained in, or related to, any patent application filed by or on behalf of Licensor), relating to the exploitation and/or use of the Licensed Products (as defined below), including without limitation: (a) sources of materials; (b) methods, processes and procedures (and related test results and design data) for the extraction, isolation, creation, purification, and/or chemical modification of materials used in the production of the Licensed Products; (c) methods, processes and procedures used in the design, development, creation, modification, manufacture, production, processing, storage, packaging, testing and/or evaluation of the Licensed Products, including without limitation all biological and toxicological tests (and results thereof) together with all correspondence, notes, memoranda, and other information and/or data provided to, or received from, all health regulatory authorities; and (ii) trade secrets, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, program proposals, presentations, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, market studies, business plans, computer software and programs, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is not generally known to the public or that constitutes a trade secret under any applicable trade secret law.

“Licensed Products” means all products based on or derived from the Technology (as defined below), and any products sold in connection with the use of such products, including, but not limited to the Wearable Kidney and all related devices, whether now-existing or hereafter developed, that where sold, would infringe or misappropriate one or more of Licensor’s Intellectual Property Rights or Know-How, including, without limitation, the Licensor Patents or Licensor Patent Applications.

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“Licensor Patents” means the patents (and all re-issues and extensions) listed on the Schedule attached hereto and the patents, when issued, based upon the Licensor Patent Applications and in all divisions, continuations and continuations in part relating thereto.

“Licensor Patent Applications” means the patent applications listed on the Schedule attached hereto and any substitutions and continuations together with any patent applications based on, or related to, the Technology that may be filed by Licensor from the date hereof.

“Moral Rights” means any rights of paternity or integrity, any right to claim authorship, to object to or prevent any distortion, mutilation or modification of, or other derogatory action in relation to the subject work, whether or not such would be prejudicial to the author’s honor or reputation, to withdraw from circulation or control the publication or distribution of the subject work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

“Net Sales” means Gross Sales less the following: (a) all direct costs and expenses of Licensee attributable to the research, development, production, marketing, sale and exploitation of the Licensed Products, including, without limitation, costs of materials and direct labor costs; and (b) all indirect costs of Licensee properly allocated under generally accepted accounting principles to the research, development, production, marketing, sale and/or exploitation of the Licensed Products, including, without limitation, overhead and selling, general and administrative expenses.

“Technology” means and includes all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works, and any other technology invented, improved or developed by Licensor, or as to which Licensor owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of: (a) any medical device, treatment or method as of the date of this Agreement, (b) any portable or continuous dialysis methods or devices, specifically including any wearable artificial kidney, or Wearable Kidney, and related devices, (c) any device, methods or treatments for congestive heart failure, and (d) any artificial heart or coronary device.

“Territory” means anywhere in the universe.

2. Grant Of Exclusive License. Subject to Licensee’s continuing full compliance and complete and timely performance of all of the material obligations, terms and conditions imposed on it by this Agreement, Licensor hereby grants to Licensee, with right to grant sublicenses, the sole and exclusive license, during the Term and throughout the Territory, to use, improve, expand and otherwise exploit the Technology, to make (and have made), use, and sell the Licensed Products, and otherwise to practice the inventions and the art that is embodied or described in the Licensor Patents, the Licensor Patent Applications, and any improvements thereto made in whole or in part by Licensor (whether or not patented) in connection with the Technology (the “License”), provided, however, that the terms of any sublicense shall expressly conform and be made subject to the terms and conditions of this Agreement.

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3. License Fees, Reports And Records.

     A. License Fees.

          (1) During the Term of this Agreement, Licensee shall pay to Licensor a license fee of seven percent (7.0%) of Net Sales (the “Royalty”); provided, however, that Licensee shall pay to Licensor a minimum aggregate annual Royalty of two hundred fifty thousand dollars ($250,000.00) (the “Minimum Royalty”). Within ninety (90) days of each anniversary of the date of this Agreement, Licensee shall pay Licensor the remaining difference, if any, between the Minimum Royalty and the aggregate of all Royalty payments for the preceding year. All payments due hereunder will be paid by wire transfer or check payable in United States currency. Whenever conversion of payments from any foreign currency is required, such conversion will be made at the rate of exchange reported in The Wall Street Journal on the last business day of the applicable reporting period. Unless earlier terminated as provided hereinafter, the obligation of Licensee to pay Royalties to Licensor shall expire upon the date that none of the Licensed Products infringe any of the Licensor Patents.

     (2) Notwithstanding the foregoing Section 3(A)(1), in the event that the Merger Agreement of even date herewith among the Parties and NQCI Acquisition Corporation, a Delaware corporation (the “Merger Agreement”) is terminated pursuant to Section 6(A) thereof, the Royalty pursuant to this Agreement will thereafter be as follows:

     (a) If notice of termination is given pursuant to Section 6(A)(3), six and one-half percent (6.5%) of Gross Sales;

     (b) If notice of termination is given pursuant to Section 6(A)(1), (5) or (6), seven and one-half percent (7.5%) of Gross Sales; and

     (c) If notice of termination is given pursuant to Section 6(A)(2) or (4), eight and one-half percent (8.5%) of Gross Sales;

provided, however, that if it is later determined by an arbitrator or court of competent jurisdiction that a notice of termination was improper, or that the Merger Agreement was terminated on a different basis or pursuant to a different provision, the Royalty rate will be retroactively adjusted to the correct rate pursuant to one of the foregoing subsections, and any difference between the Royalty paid and the Royalty rate determined to be correct will be paid by the appropriate Party to the other within ninety (90) days of any such final determination.

     B. Reports. Within thirty (30) days following the end of each fiscal quarter, Licensee shall deliver to Licensor a report setting forth the calculation of the Royalty for the applicable fiscal period, including the number of Licensed Products sold by Licensee and all sublicensees (if any), the Gross Sales and Net Sales, as applicable, a reasonable breakdown of expenses in arriving at the foregoing, any other transactions involving Licensed Products, and the Gross Sales or Net Sales, as applicable, resulting from all such transactions during such fiscal quarter, and accompanied by payment of the Royalty due thereon.

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     C. Records. Licensee and its sublicensees (if any) shall maintain records of the transactions involving Licensed Products, Gross Sales, Net Sales, permitted expense deductions, and all Royalties paid thereon for a period of four (4) years following the end of the quarter following sale.

          (a) Audits. Licensor may appoint an independent certified public accountant, who shall have the right to examine the records required under this Section 3.C during normal business hours on reasonable notice. Licensee shall, as a condition to the grant of any sublicense, obtain the agreement of the sublicensee to make such records available for inspection by Licensor’ independent auditor.

          (b) Audit Expenses. Licensor shall initially bear all costs and expenses of any audit conducted by Licensor’s independent accountant. If there is an underpayment of Royalties in excess of five percent (5%), Licensee shall remit the amount of such underpayment to Licensor, together with a reimbursement for the reasonable costs and expenses of Licensor in connection with the audit. If there is an overpayment of Royalties in excess of five percent (5%), Licensor shall remit the amount of such overpayment to Licensee, together with reimbursement for the reasonable costs and expenses of Licensee in connection with the audit. Any disputes concerning Royalty amounts due will be resolved by expedited, final offer (baseball style) arbitration.

4. Term.

     A. Term. This Agreement and the License granted hereby shall, subject to all terms and conditions set forth herein, remain in full force and effect for ninety-nine (99) years from the date hereof (the “Term”); provided, however, that the Term shall end as to each of the Licensor Patents and copyrights upon the expiration of the term thereof, and as to each other item of Intellectual Property Rights when, if and as they cease to be protectable or fall into the public domain through no fault, action or inaction on the part of either of the Parties.

     B. Termination. Either Party shall have the right to terminate this Agreement: (1) for uncured material breach of a material term of this Agreement by the other Party, by giving formal written notice specifying the breach, and such breach has continued without cure for a period of (a) thirty (30) days after such notice or (b) if the Party receiving such a notice (i) concludes in good faith that there the conduct alleged to be occurring is not occurring or does not constitute a material breach of this Agreement, and (ii) timely initiates an arbitration proceeding in accordance with Section 9.H, thirty (30) days after entry of the arbitration award; or (2) in the event that the other Party files for protection under the U.S. Bankruptcy Code, or makes an assignment for the benefit of creditors. Upon termination of this Agreement pursuant to this Section 4.B, (a) Licensee, and all sublicensees (if any), shall cease to use the Technology in any way, (b) Licensee, and all sublicensees (if any), shall return to Licensor all Licensor Confidential Information, and (c) the Parties shall remain liable for all of their respective obligations under this Agreement that accrued prior to the date of termination.

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5. Intellectual Property Rights.

     A. Prosecution of Patent Applications. Licensor shall diligently prosecute all of the Licensor Patent Applications at its own expense including, without limitation, in those foreign countries described in the Schedule attached hereto. If, at any time, Licensor intends to allow any Licensor Patent Application or Licensor Patent to lapse or to become abandoned or forfeited, Licensor shall notify Licensee, in writing, of its intention at least sixty (60) days before the date upon which said patent or application is due to lapse or become abandoned or forfeited. In the event that Licensee desires itself to continue to prosecute any such Licensor Patent Application, or to take the necessary action to maintain in force any such Licensor Patents, then Licensee shall, within thirty (30) days following Licensor’s written notice of intent to abandon, give written notice to Licensor of Licensee’s intent to prosecute and/or maintain such patent rights and Licensor shall thereupon promptly assign the entire right, title and interest, legal and equitable, in and to that patent or application to Licensee. Licensee shall be under no obligation to prosecute or maintain in force any Licensor Patents, Licensor Patent Applications or other Intellectual Property Rights.

     B. Option to Purchase Limited Patent and Intellectual Property Rights. In the event that Licensor files a petition in Bankruptcy under the U.S. Bankruptcy Code, or has filed against it a petition of involuntary bankruptcy that is not dismissed with 60 days thereafter, Licensor will be deemed to have sold to Licensee, the day prior to the filing of said petition, the Licensor Patents and Licensor Patent Applications and all other Intellectual Property Rights pertaining to the Technology for a purchase price equal to the amount of the Royalties paid to that time and the further Royalties that would otherwise have become payable by Licensee to Licensor over the remainder of the then-current Term of this Agreement. The prospective portion of the purchase price shall be paid in the same manner and at the same time as the future Royalties would otherwise have been paid hereunder.

     C. Infringement.

          (1) If Licensor discovers that a third party is manufacturing or selling products in the Territory that infringe the Licensor Patents or any other legally enforceable Intellectual Property Rights pertaining to the Technology, it shall notify Licensee of such infringement and give such Party all appropriate information in its possession relating to the infringement. This section shall not impose any obligation on either Licensor or Licensee to maintain any ongoing investigative program to detect any third party infringement.

          (2) Licensee shall have the sole right and authority to take such steps as it deems reasonable and appropriate in its sole discretion to determine whether actionable infringement is occurring and, if it is, to stop the infringement in the Territory during the Term, including but not limited to filing a legal action against the alleged infringer in its own name.

          (3) Licensee shall have the sole right to direct and control the prosecution of such an action, including selection of counsel and deciding to settle, dismiss or continue the prosecution of the action on such terms and in the manner it deems reasonable and appropriate in its sole discretion, and shall, subject to Section 5.C(4), bear all costs and expenses of such action, and shall retain all damages and other remedies recovered in such action.

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          (4) Licensee shall have the right to offset all damages and losses awarded by any Court of competent jurisdiction relating to any infringement of the Intellectual Property Rights or the sale or use of the Licensed Products, including Licensee’s legal fees, costs and expenses, against any Royalty otherwise payable to Licensor.

     D. Development and Expenses.

          (1) Development. Licensee shall make commercially reasonable efforts to develop and commercially exploit the Technology to generate revenues during the Term.

          (2) Requested Expenses. Upon Licensee’s request, Licensor shall make commercially reasonable efforts to continue and advance the research and development program to prepare the Technology for commercial exploitation, and Licensee shall pay all reasonable and necessary research and development costs and expenses arising therefrom.

          (3) Monthly Expenses. No later than the earlier of (i) thirty (30) days after the date on which Licensee has obtained total debt or equity investment of at least three million five hundred thousand dollars ($3,500,000.00) or (ii) ninety (90) days after the date hereof, Licensee shall reimburse Licensor’s reasonable and necessary expenses incurred in the ordinary course of business consistent with past practices (“Licensor Expenses”), during the period from the date hereof to the Closing (as defined therein) or termination of the Merger Agreement. All such Licensor Expenses shall: (a) be only for the specific persons, services and expenses listed in reasonable detail on the Budget contained in the Company Disclosure Schedule to the Merger Agreement, (b) be payable hereunder only to the extent not paid pursuant to the Merger Agreement, (c) be mutually agreed upon in advance of being reimbursed with regard to all Professional Fees set forth in the Budget, and (d) include, but not be limited to, expenses already paid or accrued relating to human clinical trials carried out or to be carried out on behalf of Licensor in Italy and the United Kingdom as set forth in the Budget.

6. Confidentiality.

     A. Each Party agrees that during the performance of this Agreement, it may disclose to the other Confidential Information of such Disclosing Party. Each Receiving Party shall not, at any time or in any manner, disclose, copy, modify, distribute or otherwise transfer the Disclosing Party’s Confidential Information, or any part thereof, to any other person, except as permitted by this Agreement.

     B. A Receiving Party may disclose Confidential Information (1) to professional advisors of the Receiving Party in accordance with customary business practices in connection with the Agreement, and (2) to the Disclosing Party’s employees who have a specific need to know in order to perform that Party’s obligations hereunder, provided, however, that all such permitted disclosures shall be required to maintain the confidentiality of the Confidential Information in accordance with this Agreement, and each Receiving Party shall be responsible for all of its employees’ actions. Each Party shall use the other Party’s Confidential Information only to properly fulfill its obligations hereunder, and not for any other purpose. Upon request of a Party, and in any event promptly following termination of this Agreement under Section 4.C above, each Receiving Party shall immediately return the originals and all copies of any Confidential Information to the Disclosing Party.

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     C. The obligations and restrictions set forth in this Section 6 shall not apply to any Confidential Information that falls within any of the following exceptions:

          (1) is or becomes part of the public domain without breach of this Agreement by a Receiving Party;

          (2) is lawfully in the possession of a Receiving Party prior to receiving it from the Disclosing Party hereunder;

          (3) is independently developed by or for a Receiving Party completely apart from the disclosures hereunder;

          (4) is received from a third party who lawfully acquires such information without restriction, and without breach of this Agreement by a Receiving Party; or

          (5) is released to the public or to a third party without a duty of confidentiality, pursuant to a binding court order or government regulation, provided that the Receiving Party delivers a copy of such order or action to the Disclosing Party and cooperates with the Disclosing Party if it elects to contest such disclosure.

Nothing provided for in this Section 6 shall be construed to preclude or inhibit Licensee’s rights to exploit any of its rights under the License.

7. Representations And Warranties.

     A. Representations and Warrants by Licensor. Licensor represents and warrants, as of the date first set forth above and upon the Effective Date and upon the date each Licensor Patent issues that:

          (1) Licensor has the right to enter into this Agreement and there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, whether written, oral or implied, that are inconsistent with this Agreement;

          (2) Licensor is the owner of the entire right, title and interest in and to invention and the art claimed in the Licensor Patent Applications and the claims contained in any Licensor Patent Rights that issues and that it has the sole right to grant the licenses granted to Licensee herein;

          (3) The Licensor Patents will not have been fraudulently procured, and Licensor has no reason to believe that the claims contained in the Licensor Patent Applications will not be issued in a manner that will protect sales of the Licensed Products in the Territory from competitors utilizing the invention or its equivalent;

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          (4) Licensor has no knowledge of any circumstances that would render the Licensor Patents, when issued, invalid; and

          (5) Licensor has not granted any license to or under the Technology to any other person or entity for its use within the Territory.

     B. Representations by Licensee. Licensee represents and warrants that it has the right enter into and deliver this Agreement and undertake the duties provided for in this Agreement.

8. Indemnification.

     A. Indemnification by Licensor. Licensor agrees to hold harmless, defend and indemnify each of Licensee and its officers, directors, shareholders, employees, members, partners, managers, attorneys and agents, from and against any liability, claims, demands, actions, costs, expenses, including reasonable attorneys’ fees, or causes of action whatsoever (collectively, “Claims”) arising on account of:

          (1) Any breach by Licensor of its representations and warranties contained herein;

          (2) Licensee’s lawful and non-negligent use of any Intellectual Property Rights licensed by Licensor hereunder;

          (3) Any Claims that Licensee’s use of the Intellectual Property Rights in conformity of this Agreement infringes upon or misappropriates the intellectual property rights of any third party; or

          (4) Licensor’s operations or conduct prior to the date of this Agreement with regard to the research, development, or production of the Technology and/or Licensed Products. Such Claims shall include, without limitation, any product liability claims or Claims on account of any injury or death of persons or damage to property based on alleged defects in the Technology existing as of the effective date of this Agreement or based on actions or omissions of Licensor, regardless of whether such Claims are made prior to or at any time after the date of this Agreement.

     B. Indemnification by Licensee. Licensee agrees to hold harmless, defend and indemnify each of Licensor and its officers, directors, shareholders, employees, members, partners, managers, attorneys and agents, from and against any Claims arising on account of any breach by Licensee of it representations and warranties contained herein.

9. General.

     A. Reformation/Severability. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

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     B. Binding Effect. All of the terms of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their successors and permitted assigns, if any.

     C. Schedules. All schedules attached hereto and referred to herein, are an integral part of this Agreement and are incorporated herein by reference hereby.

     D. Subject Headings. The subject headings of the sections of this Agreement are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

     E. Interpretations and Definitions. In this Agreement whenever the context so requires, the gender includes the neuter, feminine and masculine and the number includes the singular and the plural and the words “person” and “party” include individuals, corporations, partnerships, firms, trusts or associations.

     F. Waiver. Any waiver by any Party of any breach of any term or condition of this Agreement shall not be deemed a waiver of any other breach of such term or of any other term or condition, nor shall the failure of any Party to enforce such provision constitute a waiver of such provision or any other provision, nor shall such action be deemed a waiver or release of the other Party for any claims arising out of or connected with this Agreement.

     G. Choice of Law. This Agreement and all matters or issues collateral hereto shall be construed in accordance with, and governed by, the laws of the State of Delaware.

     H. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, shall be resolved by final and binding arbitration before a retired judge at JAMS or its successor in Santa Monica, California. The expenses of arbitration, the reasonable fees and costs of legal counsel, experts, and evidence shall be awarded to the prevailing Party. Any interim or final award of the arbitrator may be entered in any court of competent jurisdiction.

     I. Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assignable by any Party hereto without the written consent of the other Party first obtained and any attempted assignment without such written consent shall be void and confer no rights upon any third party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

     J. No Joint Venture. This Agreement does not constitute and shall not be construed to constitute an agency, a partnership or a joint venture between the Parties. Neither Party shall have any power or right, nor shall it represent itself as having any power or right to obligate or bind the other Party in any manner whatsoever and nothing contained in this Agreement shall give or is intended to give any rights of any nature to third party. This is an agreement between separate entities and neither is the agent of the other for any purpose whatsoever.

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     K. Notice. All written notices or other written communications required under this Agreement shall be deemed properly given when provided to the parties entitled thereto by personal delivery (including delivery by commercial services such as messengers and airfreight forwarders), by electronic means (such as by electronic mail, telex or facsimile transmission) or by mail sent registered or certified mail, postage prepaid at the following addresses (or to such other address of a Party designated in writing by such Party to the others):

If to Licensee:

Xcorporeal, Inc.
Attn: Terren S. Peizer
c/o Greenberg Traurig, LLP
2450 Colorado Avenue, Suite 400E
Santa Monica, California 90404
Attn: John C. Kirkland, Esq.
Fax: (310) 586-0286

With a copy to:

Greenberg Traurig, LLP
2450 Colorado Avenue, Suite 400E
Santa Monica, California 90404
Attn: John C. Kirkland, Esq.
Fax: (310) 586-0286

If to Licensor:

National Quality Care, Inc.
9033 Wilshire Boulevard, Suite 501
Beverly Hills, California 90211
Attention: Robert M. Snukal
Fax: (310) 840-5681

With a copy to:

Jenkins & Gilchrist, LLP
12100 Wilshire Boulevard, 15th Floor
Los Angeles, California 90025
Attn: Jeffrey P. Berg, Esq.
Fax: (310) 820-8859

All notices given by electronic means shall be confirmed by delivering to the Party entitled thereto a copy of said notice by certified or registered mail, postage prepaid, return receipt requested. All written notices shall be deemed delivered and properly received upon the earlier of two (2) days after mailing the confirmation notice or upon actual receipt of the notice provided by personal delivery or electronic means.

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     L. Further Documents. Each Party shall execute and deliver, at any time and from time to time, upon the request of the other such further instruments, papers or documents as may be necessary or appropriate to consummate the transactions contemplated hereby and to take such other action as the other Party may reasonably request to effectuate the purposes of this Agreement.

     M. Amendment. This Agreement may only be amended, modified or changed by a written document executed by both Parties.

     N. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     O. Entire Agreement. This instrument contains the entire agreement between the Parties, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral. Neither Party has relied upon any promise, representation or undertaking not expressly set forth herein.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and date first set forth above.

LICENSOR:

NATIONAL QUALITY CARE, INC.

By:	/s/ Victor Gura
Name:	Victor Gura, M.D.
Title:	Chief Scientific Officer

By:	/s/ Robert M. Snukal
Name:	Robert M. Snukal
Title:	Chief Executive Officer

LICENSEE:

XCORPOREAL, INC.

By:	/s/ Terren S. Peizer
Name:	Terren S. Peizer
Title:	Chairman of the Board

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NATIONAL QUALITY CARE, INC.
Patent Status

	A	B	C	D	E	F	G	H	I	J
1	COUNTRY	TITLE	STATUS	FILE/ DATE	SERIAL NO	ISSUE DATE	EXPIRES	PATENT NO	NEXT ACTION	DATE DUE
2	US	WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	ISSUED	11/16/01	10/085,349	11/01/05	11/16/21	6,960,179	1ST MAINT FEE DUE	05/01/09
3	Japan	WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	PENDING	09/26/02	2003-545355				EXAMINATION REPORT (Examination Rqstd 9/25/05)	09/25/06
4	Mexico	WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	PENDING	09/26/02	PA/a/2004/004690				ANNUITY DUE	09/26/07
5	Sweden	WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	PENDING	09/26/02	0401253-0				OA RESPONSE	07/10/06
6	Europe	WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	PUBLISHED	09/26/02	02773650.3				ANNUITY5 DUE	09/26/06
7	Brazil	WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	PENDING	09/26/02	PI 0214228-7				ANNUITY5 DUE	12/26/06
8	PCT	WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	NAT'L PHASE	09/26/02	PCT/US02/30968				NON-ACTIVE	N/A
9	US	WEARABLE PERITONEAL DIALYSIS SYSTEM	ABANDONED	12/13/01	10/015,542				NON-ACTIVE	N/A
10	US	LOW HYDRAULIC RESISTANCE CARTRIDGE	PUBLISHED	01/23/03	10/350,858				OA RESPONSE	08/04/06
11	US	WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	PUBLISHED	09/14/04	10/940,862				STATUS CHECK (Ready For Exam as of 3/1/06)	06/14/06

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	A	B	C	D	E	F	G	H	I	J
12	US	WEARABLE ULTRAFILTRATION DEVICE	PUBLISHED	05/17/04	10/846,618				STATUS CHECK (Ready For Exam as of 3/1/06)	06/17/06
13	US	WEARABLE ULTRAFILTRATION DEVICE	PUBLISHED	09/19/02	10/251,937				OA RESPONSE	07/19/06
14	US- Provisional	DUAL-VENTRICLE PUMP CARTRIDGE	PENDING	08/05/05	60/706,167				FILE NON-PRV & FOREIGN APPS	08/05/06
15	US	METHOD FOR INSTALLING AND SERVICING A WEARABLE CONTINUOUS RENAL REPLACEMENT THERAPY DEVICE	PROPOSED						APPLICATION DRAFTED	06/01/06
16	US	DUAL-VENTRICLE PUMP CARTRIDGE	PROPOSED						FILING DEADLINE	08/05/06

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Appendix C

MERGER AGREEMENT

     This Merger Agreement (“Agreement”) is entered into as of September 1, 2006, by and among Xcorporeal, Inc. (“Shell”), NQCI Acquisition Corporation, a Delaware corporation and a newly-created wholly-owned Subsidiary of Shell (“Merger Subsidiary”), and National Quality Care, Inc., a Delaware corporation (“Company”), (each a “Party” and collectively the “Parties”).

RECITALS

     A. This Agreement contemplates a reverse triangular merger as defined in Section 368(a)(2)(E) of the Code of Merger Subsidiary with and into Company in a transaction qualifying as a reorganization under Section 354 of the Code.

     B. This Agreement further contemplates that, in the event that the merger transaction does not close, Company may assign its Technology to Shell in consideration of Shell Shares.

     C. The Closing of the transactions contemplated by this Agreement are subject to the filing and effectiveness of a Registration Statement and Information Statements as set forth herein.

     D. At the Closing, either the Company Stockholders will receive Shell Shares in exchange for their Company Shares, and the Company will become a wholly-owned Subsidiary of Shell, or the Company will receive Shell Shares in consideration of the Technology Transaction.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants contained herein, the Parties agree as follows.

1. Basic Transaction.

     A. Merger. On and subject to the terms and conditions of this Agreement, Merger Subsidiary will merge with and into Company (the “Merger”). Company will be the corporation surviving the Merger (after the Closing, the “Surviving Corporation”). The separate corporate existence of Merger Subsidiary will cease as of the Merger.

     B Technology Transaction. If the Merger is terminated before the Closing of the Merger in accordance with Section 6.A, the Closing of the Technology Transaction shall proceed in accordance with Section 6.B.

     C. Documents. As soon as practicable following the execution of this Agreement, each Party will deliver to the others the various certificates, instruments, and documents referred to herein.

     D. Closing. The closing of one of the two mutually-exclusive transactions contemplated by this Agreement, either in the form of the Merger or the Technology Transaction, will take place as soon as practicable on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transaction, other than conditions with respect to actions the respective Parties will take at the Closing itself, or such other time as the Parties may mutually determine, (the “Closing”).

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     D. Voting Agreements.

          (1) Stockholder Agreement. Concurrently herewith, each of the Majority Stockholders will enter into the Voting Agreement (the “Stockholder Agreement”), in the form attached as Exhibit A hereto, absolutely and irrevocably ratifying, approving and consenting to: (a) the License Agreement between Company and Shell entered into concurrently herewith (the “License Agreement”) and (b) subject to Sections 2.B(7) and 3.J and effective as of the Closing, this Agreement and the transactions contemplated by this Agreement, including without limitation the Merger or the Technology Transaction.

          (2) CNL Agreement. Concurrently herewith, CNL will enter into the Agreement (the “CNL Agreement”), in the form attached as Exhibit B hereto (together with the Stockholder Agreements, the “Voting Agreements”), absolutely and irrevocably ratifying, approving and consenting to: (a) the License Agreement; and (b) subject to Sections 2.A and 3.J and effective as of the Closing, this Agreement and the transactions contemplated by this Agreement, including without limitation the Merger or the Technology Transaction.

          (3) Director Agreement. Concurrently herewith, Shell will enter into the agreement (the “Director Agreement”), in the form attached as Exhibit C hereto.,

     E. Merger Certificate. At the Closing of the Merger, Shell will file with the Secretary of State of the State of Delaware a Certificate of Merger between Company and Merger Subsidiary, in the form attached hereto as Exhibit D (the “Merger Certificate”).

     F. Effect of Merger or Technology Transaction.

          (1) General. The Merger will become effective upon filing of the Merger Certificate with the Secretary of State of the State of Delaware (the “Effective Time”). The Merger will have the effect set forth in the DGCL. The Surviving Corporation may, at any time after the Closing, take any action, including executing or delivering any document, in the name and on behalf of either Company or Merger Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

          (2) Certificate of Incorporation. The certificate of incorporation of Surviving Corporation will be amended and restated at and as of the Closing to read as did the certificate of incorporation of Merger Subsidiary immediately prior to the Closing, except that the name of Surviving Corporation may be changed by Shell.

          (3) Bylaws. The bylaws of Surviving Corporation will be amended and restated at and as of the Closing to read as did the bylaws of Merger Subsidiary immediately prior to the Closing, except that the name of Surviving Corporation may be changed by Shell.

          (4) Directors. The directors of Company who shall be directors of Surviving Corporation at and as of the Closing are as set forth in the attached Exhibit E.

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          (5) Conversion of Company Securities.

               (a) Conversion of Shares. At and as of the Closing of the Merger, (a) all issued and outstanding Company Securities (other than any Dissenting Shares) will, by virtue of the Merger and without any further action on behalf of Shell, Company or any Company Stockholder, automatically be converted into and become validly issued, fully paid and non-assessable Shell Shares (the ratio of Company Shares to one (1) Shell Share is referred to herein as the “Conversion Ratio”), such that all holders of all Company Shares will collectively receive, on a fully diluted basis, after taking into account the conversion into Company Shares of all Convertible Debt, which shall occur prior to and as a condition of Closing, an aggregate of forty-eight (48%) of all Shell Shares outstanding as of the date hereof, adjusted for any stock splits or dividends prior to the Closing, (b) each Dissenting Share will be converted into the right to receive payment from Surviving Corporation with respect thereto in accordance with the provisions of the DGCL and, to the extent applicable, the CGCL, and (c) all unissued and treasury Company Shares will be cancelled.

               (b) Share Certificates.

                    (i) Following the Closing of the Merger, upon surrender of an original stock certificate representing Company Shares, Shell will cause to be issued a stock certificate for Shell Shares to which such Person is entitled pursuant to the Conversion Ratio, bearing any necessary or appropriate restrictive legend. Shell will not pay any dividend or make any distribution on Shell Shares with a record date at or after the Closing to any record holder of outstanding Company Shares until the holder surrenders for exchange his, her, or its certificates that represented Company Shares.

                    (ii) If any certificate evidencing Shares shall has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, stolen or destroyed and, if required by Shell or its Transfer Agent, the posting of an indemnity bond, in such reasonable amount as the Transfer Agent may direct, as collateral security against any claim that may be made with respect to the certificate, Shell will cause to be issued in exchange for the lost, stolen or destroyed certificate the applicable number of Shell Shares.

               (c) Conversion of Warrants. All warrants to purchase Company Shares issued and outstanding at the Closing of the Merger, as set forth in the attached Exhibit F (“CompanyWarrants”) will, by virtue of the Merger and without any action on the part of Shell, Company or the holders of the Warrants, be converted into and will become warrants to purchase Shell Shares (“Shell Warrants”) as part of the Conversion Ratio, on the same terms and conditions as those set forth in Exhibit F.

               (d) Conversion of Options. All options to purchase Company Shares outstanding at the Closing of the Merger, as set forth in the attached Exhibit G (“Company Options”) will, by virtue of the Merger and without any action on the part of Shell, Company or the holders of the options, be assumed by Shell, and will become options to purchase Shell Shares (“Shell Options”) as part of the Conversion Ratio, on the same terms and conditions as those set forth in Exhibit G.

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               (e) No fractional Shell Shares, or Shell Warrants or Shell Options to receive fractional Shell Shares will be issued, and any right to receive a fractional share will be rounded to the nearest whole Shell Share. As of the Closing of the Merger, the Company Shares, Company Warrants and Company Options (collectively, “Company Securities”) will be deemed canceled and will cease to exist, and each holder of a Company Security will cease to have any rights with respect thereto, other than those expressly set forth in this Section 1.F(5). After the Closing of the Merger, transfers of Company Shares outstanding prior to the Closing will not be made on the stock transfer books of Surviving Corporation.

               (f) CNL Warrants. At the Closing of the Merger, CNL will be granted Shell Warrants to purchase a number of validly issued, fully paid and non-assessable Shell Shares equal to the aggregate number of Shell Shares into which any Company Warrants outstanding as of the Closing are convertible, at prices per share equal to the prices per share of all such Company Warrants, and otherwise on terms equal to or better than the most favorable terms of such Company Warrants; provided, however, that the Shell Warrants granted to CNL pursuant to this Section 1.F(5)(f) may be exercised only when the corresponding number of such converted Company Warrants are exercised.

               (g) CNL Options. At the Closing of the Merger, CNL will be granted Shell Options to purchase a number of validly issued, fully paid and non-assessable Shell Shares equal to the aggregate number of Shell Shares into which any Company Options outstanding as of the Closing are convertible, at prices per share equal to the prices per share of all such Company Options, and otherwise on terms equal to or better than the most favorable terms of such Company Options; provided, however, that the Shell Options granted to CNL pursuant to this Section 1.F(5)(g) may be exercised only when the corresponding number of such converted Company Options are exercised.

               (h) Technology Shares. At the Closing of the Technology Transaction, Shell shall issue and deliver to the Company the number of Shell Shares set forth in Section 6.B(2).

2. Conditions To Obligations To Close.

     A. Conditions to Shell’s Obligation. The obligation of each of Shell and, in the case of the closing of the Merger, Merger Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (1) The representations and warranties set forth in Section 4 will be true and correct in all material respects as if made at and as of the Closing, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case such representations and warranties as so written, including the term “material” or “Material,” will be true and correct in all respects at and as of the Closing;

           (2) Company will have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case Company will have performed and complied with all of such covenants as so written, including the term “material” or “Material,” in all respects through the Closing;

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          (3) There will not be any judgment, order, decree or injunction in effect that would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) adversely affect the right of Shell to own the capital stock of Surviving Corporation and to control Surviving Corporation and its Subsidiaries, or (d) adversely affect the right of any of Surviving Corporation and its Subsidiaries to own its assets and to operate its business;

          (4) Company will have delivered to Shell a certificate to the effect that each of the conditions specified in Sections 2.A(1)-(3) is satisfied in all respects;

          (5) In the case of the Closing of the Merger, Company will have delivered to Shell an executed counterpart of the Merger Certificate;

          (6) Shell will have received from counsel to Company an opinion in form and substance as set forth in Exhibit H attached hereto;

          (7) At least twenty (20) calendar days will have passed since a definitive written information statement pursuant to Rule 14c-2 under the Exchange Act (“Company Statement”), which will include the information required to be disclosed under Rule 14f-1 under the Exchange Act, has been filed with the SEC and transmitted to every record holder of Company Shares from whom proxy authorization or consent is not solicited;

          (8) At least twenty (20) calendar days will have passed since a definitive written information statement pursuant to Rule 14c-2 under the Exchange Act (“Shell Statement”) has been filed with the SEC and transmitted to every record holder of Company Shares from whom proxy authorization or consent is not solicited;

          (9) In the case of the Closing of the Merger, a registration statement relating to the offering and issuance of the Shell Shares (“Registration Statement”) will have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Company Statement shall have been initiated or threatened in writing by the SEC or any other Governmental Authority; and all requests for additional information on the part of the SEC or any other Governmental Authority shall have been complied with to the reasonable satisfaction of the parties hereto, or an exemption from the Securities Act and applicable state securities laws is available;

          (10) In the case of the Closing of the Merger, all of Company’s debt securities that give the holder of such debt security the right to purchase a specified number of Company Shares (“Convertible Debt”), as set forth in Exhibit J, shall have been converted to Company Shares as part of the Conversion Ratio. All other Company debt obligations shall have been either retired by Company or converted to Company Shares prior to the Closing;

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          (11) In the case of the Closing of the Merger, Shell will have received the resignations, effective as of the Closing, of each director and officer of Company and its Subsidiaries, other than those set forth in Exhibit E attached hereto;

          (12) As of the date of execution of this Agreement, Company shall have obtained an executed Affiliate Agreement in the form of Exhibit I hereto (the “Affiliate Agreement”) from all Persons who may be deemed to be an “Affiliate” of Company within the meaning of Rule 145 promulgated under the Securities Act, as listed on Section 2.A(11) of the Company Disclosure Schedule. Shell shall be entitled to place legends, as specified in the Affiliate Agreement, on the certificates evidencing the Shell Shares to be received by any Affiliate of Company and to issue appropriate stop transfer instructions to the transfer agent for such Shell Shares consistent with the terms of the Affiliate Agreement, regardless of whether such Person has executed an Affiliate Agreement;

          (13) As of the date of execution of this Agreement, Company, Shell, CNL and each of the Majority Stockholders shall have entered into the Voting Agreements;

          (14) In the case of the Closing of the Merger, prior to the Closing the Parties and the Directors named therein shall have executed an Asset Assignment and Debt Payment Agreement (the “AADP Agreement”), in the form attached as Exhibit J hereto, pursuant to which, among other provisions, LACD shall have assumed all of Company’s accounts payable and accounts receivable which, together with LACD’s liabilities, accounts payable and accounts receivable, shall be disclosed to Shell in writing within thirty (30) days of the date hereof;

          (15) In the case of the Closing of the Merger, prior to the Closing Company shall have sold all assets of Los Angeles Community Dialysis, Inc., a California corporation and wholly-owned Subsidiary of Company (“LACD”), with the exception of LACD’s accounts receivable, and LACD shall have no outstanding liabilities of any kind except as scheduled in the AADP Agreement;

          (16) The Parties shall have executed the License Agreement; and

          (17) This Agreement shall have been adopted by the requisite vote of the stockholders of each of Shell, and, if required, Merger Sub, and Company.

Shell and Merger Subsidiary may waive any condition specified in this Section 2.A if it or they execute a writing so stating at or prior to the Closing.

     B. Conditions to Company’s Obligation. The obligation of Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (1) The representations and warranties set forth in Section 5 will be true and correct in all material respects at and as of the Closing, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case such representations and warranties as so written, including the term “material” or “Material,” will be true and correct in all respects at and as of the Closing;

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          (2) Each of Shell and, in the case of the Closing of the Merger, Merger Subsidiary will have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Adverse Effect” or “Adverse Change,” in which case Shell and, in the case of the Closing of the Merger, Merger Subsidiary will have performed and complied with all of such covenants as so written, including the term “material” or “Material,” in all respects through the Closing;

          (3) There will not be any judgment, order, decree or injunction in effect that would (a) prevent consummation of any of the transactions contemplated by this Agreement, or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

          (4) Shell will have delivered to Company a certificate to the effect that each of the conditions specified in Sections 2.B(1)-(3) is satisfied in all respects;

          (5) In the case of the Closing of the Merger, Shell will have delivered to Company an executed counterpart of the Merger Certificate;

          (6) Company will have received from counsel to Merger Subsidiary an opinion in form and substance as set forth in Exhibit K attached hereto.

          (7) At least twenty (20) calendar days will have passed since the Company Statement has been filed with the SEC and transmitted to every record holder of Company Shares from whom proxy authorization or consent is not solicited;

          (8) The Registration Statement will have become effective under the Securities Act, or an exemption from the Securities Act and applicable state securities laws is available;

          (9) At least twenty (20) calendar days will have passed since the Shell Statement, if required under applicable law, has been filed with the SEC and transmitted to every record holder of Shell Shares from whom proxy authorization or consent is not solicited;

          (10) As of the date of execution of this Agreement, CNL shall have entered into the CNL Agreement;

          (11) The Parties shall have executed the License Agreement;

          (12) In the case of the Closing of the Merger, prior to the Closing the Parties shall have executed the AADP Agreement;

           (13) This Agreement shall have been adopted by the requisite vote of the stockholders of each of Shell and Merger Sub, if required; and

          (14) The Parties shall have executed the Director Agreement.

Company may waive any condition specified in this Section 2.B if it executes a writing so stating at or prior to the Closing.

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3. Covenants.

     The Parties agree as follows with respect to the period from and after the execution of this Agreement until the Closing or termination of this Agreement:

     A. General. Each of the Parties will use its best efforts to prepare, execute and deliver all documents, take all actions and do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including the satisfaction, but not waiver, of all of the Closing conditions set forth in Section 2.

     B. Notices. Company will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any necessary third-party consents.

     C. SEC and State Filings. Each of the Parties will, and will cause each of its Subsidiaries to, give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities in connection with the matters referred to herein. Without limiting the generality of the foregoing:

          (1) Company Statements. Company and Shell, if required, will prepare as soon as practicable and timely file with the SEC preliminary and definitive Company Statements, in form and substance reasonably satisfactory to Shell and Company, respectively, and mail all necessary and appropriate definitive documents to all Company Stockholders and Shell Stockholders, respectively, and as soon as practicable after approval by the SEC or the expiration of applicable waiting periods.

          (2) Registration Statement. Shell will prepare as soon as practicable and timely file with the SEC the Registration Statement on appropriate form with respect to the Merger or the Technology Transaction, as the case may be, and the offering of the Shell Shares. Within ninety (90) days following the effectiveness of a resale registration statement on Form S-3 on behalf of selling stockholder from whom Shell has raised in excess of twenty-five million dollars ($25,000,000.00), Shell will: (a) prepare and file with the SEC a registration statement on Form S-3, with respect to any unregistered Shell Shares (i) underlying the Shell Warrants and Shell Options or (ii) issued in connection with the Technology Transfer; and (b) use reasonable efforts to cause such registration statement to become and remain effective for a period of five (5) years following the Closing.

           (3) Blue Sky Filings. Shell will take all actions that may be necessary, proper, or advisable under applicable state securities laws in connection with the offering and issuance of the Shell Shares.

          (4) Further Cooperation. The filing Party in each instance will use its best efforts to respond to the comments of the SEC or any state Governmental Authorities on any filings and will make any further filings, including amendments and supplements, in connection therewith that may be necessary, proper, or advisable. Shell will provide Company, and Company will provide Shell, with whatever information and assistance in connection with the foregoing filings the filing Party may request.

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     D. Section 16 Matters. Prior to Closing of the Merger, the Board of Directors of Company will adopt a resolution consistent with the interpretive guidance of the SEC stating that the disposition of Company Shares, Warrants or Options pursuant to this Agreement by any officer or director of the Company who is a covered person for purposes of Section 16 of the Exchange Act (together with the rules and regulations thereunder, “Section 16”) (each, a “Company Covered Person”) is intended to be an exempt transaction for purposes of Section 16 provided that such Company Shares, Warrants or Options are listed in the Section 16 Information (as defined below). Company shall deliver to Shell such Section 16 Information in a timely fashion prior to Closing. Upon receiving Company’s Section 16 Information and prior to Closing, the Board of Directors of Shell will adopt a resolution consistent with the interpretive guidance of the SEC stating that the acquisition of Shell Shares, Warrants or Options pursuant to this Agreement by any Company Covered Person who becomes a covered person of Shell for purposes of Section 16 is intended to be an exempt transaction for the purposes of Section 16 provided that such Shell Shares, Warrants or Options are listed in the Section 16 Information. “Section 16 Information” shall mean information accurate in all material respects regarding the Company Covered Persons and the number of Company Shares held by each Company Covered Person that are to be exchanged for Shell Shares pursuant to this Agreement , and the number and description of the Company Warrants and Options held by each such Company Covered Person which are to be converted into Shell Warrants and Options hereunder.

     E. Operation of Business. Company will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, without the prior written consent of Shell, neither Company nor any of its Subsidiaries will:

          (1) Authorize or effect any change in its charter or bylaws;

          (2) Grant any options, warrants, or other rights to purchase or obtain any of its stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

          (3) Declare, set aside, or pay any dividend or distribution with respect to its stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

          (4) Issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business; provided, however, that Company may issue Convertible Debt to any of its directors and officers so long as such Convertible Debt is converted to Company Shares prior to Closing in accordance with Section 2.A(9) hereof, and that the Conversion Ratio will be automatically adjusted to take into account any additional Company Shares resulting therefrom so that the total number of Shell Shares issued in exchange for Company Shares will not be increased;

          (5) Make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (6) Grant, extend or expand any employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

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          (7) Commit to any of the foregoing; or

          (8) Issue any press release or public statement regarding the Company or any Products.

The foregoing notwithstanding, Company may take the following actions prior to Closing: (a) increase its authorized shares of common stock to 125,000,000 Company Shares; provided, however, that such Company Shares shall be subject to the restrictions set forth in Sections 3.E(2) and (3) above; (b) perform its obligations and effectuate the transactions provided for in the May 31, 2006 Purchase and Sale Agreement and Joint Escrow Instructions with Kidney Dialysis Center of West Los Angeles, LLC, (c) sell all assets of the acute dialysis care division, with the exception of its accounts receivable, for an amount sufficient to satisfy all of its outstanding liabilities, and (d) make distributions to the former stockholders of Company pursuant to the AADP Agreement. The provisions of this Section 3.E shall terminate in the event of the Closing of the Technology Transaction or the termination of this Agreement.

     F. Expense Reimbursement. No later than the earlier of (i) thirty (30) days after the date on which Shell has obtained total debt or equity investment of at least three million five hundred thousand dollars ($3,500,000.00) or (ii) ninety (90) days after the date hereof, Licensee shall reimburse Company’s reasonable and necessary expenses incurred in the ordinary course of business consistent with past practices (“Company Expenses”), during the period from the date hereof to the Closing (as defined therein) or termination of this Agreement. All Company Expenses shall: (a) be only for the specific persons, services and expenses listed in reasonable detail on the Budget contained in the Company Disclosure Schedule to the Merger Agreement, (b) be payable hereunder only to the extent not paid pursuant to the Merger Agreement, (c) be mutually agreed upon in advance of being reimbursed with regard to all Professional Fees set forth in the Budget, and (d) include, but not be limited to, expenses already paid or accrued relating to human clinical trials carried out or to be carried out on behalf of Licensor in Italy and the United Kingdom as set forth in the Budget.

     G. Reasonable Access. Company and Shell will (and will cause each of their Subsidiaries to) permit representatives of Shell and Company(including legal counsel and accountants) to have reasonable access, during normal business hours and on reasonable notice, to all information (including tax information) concerning the business, properties and personnel, of or pertaining to Company and each of its Subsidiaries. Shell will treat and hold as such any Confidential Information it receives from Company or any of its Subsidiaries in the course of the reviews contemplated by this Section 3.G, will not use any of the Confidential Information except in connection with this Agreement or the License Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Company all tangible embodiments (and all copies) thereof that are in its possession.

     H. Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 3.H, however, will be deemed to amend or supplement the Company Disclosure Schedule or the Shell Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

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     I. Exclusivity. Company will not, and will not cause or permit any of its Subsidiaries, directors or officers to: (1) solicit, initiate, encourage or entertain the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Company or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); (2) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, except in the case of directors to the extent their fiduciary duties may require. Company will notify Shell immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing (an “Acquisition Proposal”) or if the Board of Directors of Company shall have approved, recommended executed or entered into an Acquisition Proposal, or resolved to do so. The foregoing notwithstanding, Company may solicit offers, participate in negotiations, and execute any necessary agreements related solely to the sale of the assets of LACD. The provisions of this Section 3.I shall terminate in the event of the Closing of the Technology Transaction or the termination of this Agreement.

     J. Directors’ and Officers’ Indemnification and Insurance.

     (1) From and after the Effective Time, Shell will, or will cause the Surviving Corporation to, (i) fulfill and honor in all respects the obligations to indemnify and hold harmless the Shell’s, the Surviving Corporation’s, Company’s and each of their Subsidiaries’ present and former directors, officers and employees and their heirs, executors and assigns (each an “Indemnified Party,” and collectively, the “Indemnified Personnel”), to the same extent that such individuals are entitled to indemnification as of the date of this Agreement pursuant to applicable law, articles of incorporation, bylaws and indemnification or other agreements, if any, in existence on the date hereof with, or for the benefit of, any such Indemnified Party arising out of or pertaining to matters existing or occurring at or prior to the Effective Time and for acts or omissions existing or occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether or not asserted or claimed prior thereto, and (ii) include and caused to be maintained in effect in the Surviving Corporation’s (or any successor’s) certificate of incorporation and bylaws for a period of five years after the Effective Time, subject to any limitation imposed from time to time under applicable law, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees, and advancement of expenses, that are at least as favorable to the Indemnified Personnel as those set forth in the current articles of incorporation and bylaws of the Company in effect on the date hereof.

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     (2) In the event that any claim, action, suit, proceeding or investigation involving any Indemnified Party is brought or initiated within five years after the Effective Time and arises out of or pertains to any actual or alleged action or omission in his or her capacity as an officer, director or employee of Company or any of its Subsidiaries occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement, in each case for which such Indemnified Party is indemnified under this Section 3.J, except as otherwise required by applicable law or contract or policy terms, (i) the Indemnified Personnel, may, at their option, (A) elect to retain individual counsel at their own expense or (B), as a group, elect to retain only one law firm to represent such Indemnified Personnel, which counsel shall be counsel of Shell in addition to local counsel (provided that if the use of counsel of Shell would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Personnel and that of Shell, the Indemnified Personnel shall be entitled instead to be represented, either as a group by one counsel, or individually by separate counsel at their own expense, in addition to local counsel, selected by the Indemnified Personnel, and reasonably satisfactory to Shell), (ii) after the Effective Time, Shell and the Surviving Corporation will pay the reasonable fees and expenses of all such counsel, promptly after statements therefore are received and (iii) Shell and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that Shell and the Surviving Corporation will not be liable for any settlement effected without their written consent (which consent will not be unreasonably withheld, delayed, or conditioned); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such five-year period, all rights to indemnification are asserted or made within such five-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. Any Indemnified Personnel wishing to claim indemnification under this Section 3.J, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Shell and the Surviving Corporation (provided that the failure to so notify Shell or the Surviving Corporation shall not relieve such entity from any liability that it may have under this Section 3.J, except to the extent that such failure prejudices such entity), and shall deliver to Shell and the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL.

     (3) At the Closing of the Merger, Shell will, or will cause the Surviving Corporation to, secure a “tail” on the Company’s existing directors’ and officers’ insurance policies, which will provide Company, each individual serving as a director or officer of Company as of the date of this Agreement or of the Surviving Corporation at the Closing of the Merger, and such other Persons, if any, currently covered by such existing directors’ and officers’ insurance policies with coverage on terms and in amounts that are no less favorable than those of the Company’s policies in effect on the date hereof, or obtain substantially similar coverage for such persons, for a period of at least five (5) years from the Effective Time.

     (4) Notwithstanding anything in the Agreement to the contrary, the provisions of this Section 3.J are intended to be for the benefit of, and will be enforceable by, the Indemnified Personnel, their heirs and representatives, and may not be amended or repealed without the prior written consent of the affected Indemnified Personnel, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that such Indemnified Personnel may have by contract or applicable law.

     (5) Notwithstanding anything in this Agreement to the contrary, in the event that Shell or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Shell or Surviving Corporation shall cause proper provisions to be made so that the successors and assigns of Shell or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 3.J.

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     K. Indemnification of Company and Majority Stockholders. Shell shall at all times indemnify and hold harmless Company and the Majority Stockholders and their respective Affiliates, Subsidiaries, directors, officers, employees, representatives, attorneys and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, legal fees and expenses) resulting from or attributable to:

          (1) The breach of, or misstatement in, any one or more of the representations, warranties, or covenants of either Shell or Merger Subsidiary made in or pursuant to this Agreement or any other Merger Document;

          (2) Any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of, or misstatement in, any one or more of the representations, warranties, or covenants of either Shell or Merger Subsidiary made in or pursuant to this Agreement or any other Merger Document; or

          (3) Any claims, demands, suits, investigations, proceedings or actions by Company stockholders against Company arising from or connected with the transactions contemplated by this Agreement or any other Merger Documents; provided, however, that Shell shall not have any obligation under this Section 3.K(3) with respect to any claims, demands, suits, investigations, proceedings or actions to the extent any resulting liability is strictly and solely attributable to Company’s breach of any material representation, warranty or obligation hereunder or Company’s gross negligence or willful misconduct.

     L. Defense of Claims. If any Party has received actual notice or any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action, or proceeding indemnity properly may be sought against another Party or Parties pursuant Section 3.K above (such Party or Parties, individually and collectively, the “Indemnitor”), the Party or Parties seeking indemnity (such Party or Parties, individually and collectively, the “Indemnitee”) will give notice in writing to the Indemnitor.

          (1) Within ten (10) days after the earlier of (a) receipt of such notice or (b) receipt of actual notice by Indemnitor from sources other than Indemnitee, Indemnitor may give Indemnitee written notice of its election to conduct the defense of such claim, action, or proceeding at its own expense. If Indemnitor has given Indemnitee such notice of election to conduct the defense, Indemnitor may conduct the defense at its expense, but Indemnitee may nevertheless have the right to participate in the defense at the expense of Indemnitor.

          (2) If Indemnitor has not notified Indemnitee in writing (within the time period above provided) of its election to conduct the defense of such claim, action, or proceeding, Indemnitee may (but need not) conduct the defense of such claim, action, or proceeding at the expense of Indemnitor. Indemnitee may at any time notify Indemnitor of Indemnitee’s intention to settle, compromise, or satisfy any such claim, action, or proceeding (the defense of which Indemnitor has not previously elected to conduct) and may make such settlement, compromise, or satisfaction at the expense of Indemnitor unless Indemnitor notifies Indemnitee in writing (within five (5) days after receipt of such notice of intention to settle, compromise, or satisfy) of its election to assume, at Indemnitor’s sole expense, the defense of any such claim, action, or proceeding and promptly take appropriate action to implement such defense.

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          (3) Any settlement, compromise, or satisfaction made by Indemnitee or any such final judgment or decree entered in any claim, action, or proceeding defended only by Indemnitee pursuant to this Section 3.L, regardless of amount or terms, will be deemed to have been consented to by, and will be binding on, Indemnitor as fully as though Indemnitor had assumed the defense and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, satisfaction, judgment, or decree.

          (4) If Indemnitor has elected under this Section 3.L to conduct the defense of any claim, action, or proceeding, then Indemnitor will be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action, or proceeding. If Indemnitor elects to settle, compromise, or satisfy any claim, action, or proceeding defended by it, the cost of any such settlement, compromise, or satisfaction will be borne entirely by Indemnitor and may be made only with the prior written consent of Indemnitee, such consent not to be unreasonably withheld.

          (5) All Parties will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action, or proceeding covered by this Section 3.L.

     (M) Issuance of Shell Shares. Shell will not issue any Shell Shares except for such consideration, having a value not less than the par value thereof, as determined from time to time by the board of directors, or by the stockholders if the certificate of incorporation so provides, in accordance with Sections 152 and 153 of the DGCL.

4. Company’s Representations And Warranties.

     The Company represents and warrants to Shell that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing, as though made then and as though the Closing were substituted for the date of this Agreement throughout this Section 4, except as set forth in the disclosure schedule attached to this Agreement as Exhibit L (the “Company Disclosure Schedule”) corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate, or as disclosed in another section of the Company Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, or in the Company Public Reports:

     A. Organization, Qualification, and Corporate Power. Each of Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Company and its Subsidiaries has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

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     B. Capitalization. The entire authorized capital stock of Company consists solely of 125,000,000 Company Shares, of which 48,133,738 Company Shares are issued and outstanding, and 5,000,000 shares of preferred stock, none of which are issued or outstanding. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws. Exhibits F and G set forth a full and complete listing of all Company Securities. Except as set forth in such Exhibits F and G, there are no: (1) other outstanding or authorized shares, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind that could require Company to issue, sell, or otherwise cause to become outstanding any of its capital stock.; (2) equity securities, debt securities or instruments convertible into or exchangeable for shares of such stock; or (3) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Company.

     C. Authorization of Transaction. Company has all requisite power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by Company and, except as set forth herein, no other corporate proceedings on the part of Company and no shareholder vote or consent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and each Majority Stockholder. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Company and each Majority Stockholder is a party constitute the valid and legally binding obligations of Company and each such Majority Stockholder, enforceable against Company and each such Majority Stockholder in accordance with their respective terms.

     D. Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Company or any of its Subsidiaries is subject or any provision of the charter or bylaws of Company or any of its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Other than in connection with the provisions of the DGCL, the CGLC to the extent applicable, the Exchange Act, the Securities Act, and state securities laws, neither Company nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     E. Filings with SEC. Except as set forth on the Company Disclosure Schedule, Company has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively the “Company Public Reports”) since December 31, 2001, and, to the Knowledge of the current officers and directors of Company, since Company Public Reports were first required to be filed. Each of the Company Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Company Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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     F. Financial Statements. Company has filed quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2006 and an annual report on Form 10-K for the fiscal year ended December 31, 2005 (“Year End”). The financial statements included in or incorporated by reference into these Company Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of Company and its Subsidiaries as of the indicated dates and the results of operations of Company and its Subsidiaries for the indicated periods and are correct and complete in all respects, and are consistent with the books and records of Company and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

     G. Events Subsequent to Year End. Since Year End, there has not been any Adverse Change.

     H. Undisclosed Liabilities. Neither Company nor any of its Subsidiaries has any liability of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of Year End (rather than in any notes thereto) and (ii) liabilities that have arisen after Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). As of the Closing, neither Company nor any of its Subsidiaries will have any liability of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.

     I. Brokers’ Fees. Except as set forth on the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     J. Tax Treatment. Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. §1.368-1(d). Neither Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 354 of the Code.

     K. Disclosures. The Company Statement will comply with the Exchange Act in all material respects. The Company Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that Company makes no representation or warranty with respect to any information that Shell will supply specifically for use in the Company Statement. None of the information that Company will supply specifically for use in the Shell Statement or the Registration Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading.

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     L. Litigation. There is no action, suit, legal or administrative proceeding or investigation pending, or to Company’s Knowledge threatened, against or involving Company (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. Neither Company nor to its Knowledge any officer, director or employee of Company, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of Company. There in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring Company to take any action of any kind with respect to its business, assets or properties.

     M. Insurance. To the Knowledge of the current officers and directors of Company, no material claims were made under any policies of insurance from the formation of the Company. To the Knowledge of Company, no material claims were made under any policies of insurance from December 31, 1996 to December 31, 2001. Except as set forth on the Company Disclosure Schedule, no material claims have been made under any policies of insurance since December 31, 2001. True, correct, and complete copies of all Company insurance policies have been made available to Shell. All current insurance policies are in full force and effect, are in amounts of a nature that are adequate and customary for Company’s business, and to the Knowledge of Company are sufficient for compliance with all legal requirements and agreements to which it is a party or by which it is bound. All premiums due on current policies or renewals have been paid, and there is no material default under any of the policies.

     N. Tax Matters.

          (1) Within the times and in the manner prescribed by law, Company has filed all federal, state and local tax returns and all tax returns for other governing bodies having jurisdiction to levy taxes upon it which are required to be filed;

          (2) Company has paid all taxes, interest, penalties, assessments and deficiencies which have become due, including without limitation income, franchise, real estate, and sales and withholding taxes;

          (3) All tax returns filed, or to be filed by Company before the Closing, for all taxable years since December 31, 2001 constitute complete and accurate representations of the respective tax liabilities of Company for such years, to the Knowledge of Company all tax returns filed by Company for all taxable years from January 31, 1997 to December 31, 2001 constitute complete and accurate representations of the respective tax liabilities of Company for such years, and to the Knowledge of the current officers and directors of Company all tax returns filed by Company for all taxable years from formation of the Company constitute complete and accurate representations of the respective tax liabilities of Company for such years.

          (4) Company has not waived or extended any applicable statute of limitations relating to the assessment of federal, state or local taxes;

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          (5) No examinations of the federal, state or local tax returns of Company are currently in progress nor threatened and no deficiencies have been asserted or to its Knowledge assessed against Company as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened;

          (6) There are no pending or threatened audits, assessments or other actions relating to any liability in respect of taxes of Company by any tax authority nor are there any matters under discussion with any tax authority with respect to taxes of Company;

          (7) Company has not filed a consent pursuant to Section 341(f) of the Code relating to collapsible corporations nor has Company agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset as such term is defined in Section 341(f)(4) of the Code; and

          (8) Company has filed all required state and federal income tax returns for all periods through December 31, 2003, and will file all such returns for all periods through December 31, 2005 prior to Closing. Company does not and will not owe any taxes or penalties for any such periods.

     O. Books and Records. The general ledger and books of account of Company, all minute books of Company, all federal, state and local income, franchise, property and other tax returns filed by Company, all reports and filings with the SEC by Company, all of which have been made available to Shell, are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

     P. Contracts and Commitments. True, complete, and correct copies or lists of the following contracts and agreements, whether written or oral, have been made available to Shell:

          (1) All loan agreements, indentures, mortgages, guaranties to which Company is a party or by which Company or any of its property is bound and any other agreement evidencing indebtedness in excess of $10,000;

          (2) All pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which Company is a party or by which Company or any of its property is bound, evidencing indebtedness in excess of $10,000;

          (3) All contracts, agreements, commitments, purchase orders or other understandings or arrangements to which Company is a party or by which Company or any of its property is bound that involve payments or receipts by Company of more than $10,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto;

          (4) All collective bargaining agreements, employment and consulting agreements providing for payments in excess of $10,000 per year, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which Company is a party or by which Company or any of its property is bound;

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          (5) All agency, distributor, sales representative, franchise or similar agreements providing for payments in excess of $10,000 to which Company is a party or by which Company or any of its property is bound;

          (6) All agreements, understandings or arrangements in excess of $10,000 individually between or among Company and any director, officer, stockholder or, to Company’s Knowledge, affiliate or family member of such Person; and

          (7) All contracts, agreements or other arrangements imposing a non-competition obligation on Company.

          (8) Every contract or agreement of any kind to which Company is a party will not bind or obligate Company in any manner as of the Closing Date.

     Q. Compliance with Agreements and Laws.

          (1) To its Knowledge, (a) Company has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets including, without limitation all necessary approvals, licenses, and permits from the FDA, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect, true, correct, and complete copies or list of which has been made available to Shell; (b) Company is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its properties, the enforcement of which would have an Adverse Effect; and (c) the business of Company as conducted since December 31, 1996 has not violated, and as of the Closing does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to FDA research and development regulations and approval processes, employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have an Adverse Effect. To the Knowledge of the current officers and directors of Company, the business of Company from formation did not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to FDA research and development regulations and approval processes, employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices), the enforcement of which would have an Adverse Effect. Company has not had notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

          (2) To its Knowledge, Company is not in violation of any federal, state, county or municipal authority law, ruling, order, decree, regulation, permit, or other environmental or hazardous waste requirement applicable to Company relating to health, safety, pollution, hazardous waste, environmental or other similar matters, which has not been entirely corrected and which has or would reasonably be expected to have an Adverse Effect.

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     R. Employee Relations.

          (1) To its Knowledge, Company is in material compliance with all federal, state, and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

          (2) None of the employees of Company is represented by any labor union;

          (3) There is no unfair labor practice complaint against Company pending before the National Labor Relations Board or any state or local agency;

          (4) There is no pending labor strike or other material labor trouble affecting Company (including, without limitation, any known organizational drive); and

          (5) There is no material labor grievance pending against Company.

     S. Employee Benefit Plans.

          (1) Company has no (a) employee benefit plans as defined in ERISA Section 3(3), (b) bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plans, or (c) material unexpired severance agreements with any current or former employee of Company.

          (2) With respect to such plans, individually and in the aggregate, no event has occurred and, to its Knowledge, there exists no condition or set of circumstances in connection with which Company could be subject to any liability that is reasonably likely to have an Adverse Effect under ERISA, the Code or any other applicable law.

          (3) With respect to such plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, which obligations are reasonably likely to have an Adverse Effect.

          (4) Except as set forth on the Company Disclosure Schedule, Company is not a party to any (a) agreement with any officer or other key employee of Company, (b) agreement with any officer of Company providing any term of employment or compensation guarantee extending for a period longer than the Closing, or (c) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, which will remain in effect or have any benefits as of the Closing.

     T. Indebtedness to and from Affiliates. Except as set forth on the Company Disclosure Schedule, Company is not indebted, directly or to its Knowledge indirectly, to any officer, director or greater than 10% stockholder of Company in any amount other than for salaries for services rendered or reimbursable business expenses, and no such Person is indebted to Company except for advances made to employees of Company in the ordinary course of business to meet reimbursable business expenses.

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     U. Banking Facilities. Its disclosure schedule sets forth a true, correct, and complete list of:

          (1) Each bank, savings and loan or similar financial institution in which Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by Company thereat; and

          (2) The names of all signatories authorized to draw on each such account or to have access to any such safety deposit box facility.

     V. Powers of Attorney and Suretyships. Company does not have (i) any general powers of attorney outstanding, whether as grantor or grantee thereof, or (ii) except as reflected in its financial statements, any obligation or liability, whether actual, accrued, accruing, contingent or otherwise, as guarantor, surety, co-signer, endorser, co-maker, indemnitor, or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

     W. Conflicts of Interest. Except as set forth in Section 4.T hereof or on the Company Disclosure Schedule, no officer, director, or greater than ten percent (10%) stockholder of Company nor, to its Knowledge, any affiliate of any such Person, now has or within the last three (3) years had, either directly or indirectly:

          (1) An equity or debt interest in any Person that furnishes or sells or during such period furnished or sold services or products to Shell, or purchases or during such period purchased from Company any goods or services, or otherwise during such period did business with Company; or

          (2) A beneficial interest in any contract, commitment or agreement to which Company is or was a party or under which Company is or was obligated or bound or to which its properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between Company and such persons in their capacities as employees, officers, directors or stockholders of Company.

     X. Stockholder Claims. There are no existing claims against Company by any current or former stockholder of Company, and to the Knowledge of Company, no facts or circumstances reasonably likely to result in any such claim.

     Y. Affiliates. Except as set forth on the Company Disclosure Schedule,, there are no persons other than the Parties who, to the Knowledge of Company, may be deemed to be Affiliates of Company.

     Z. Intellectual Property.

          (1) No claim has been asserted to Company that the conduct of the business of Company as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party, and to the Knowledge of Company, the conduct of the business of Company as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party;

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          (2) Except as set forth on the Company Disclosure Schedule, with respect to each item of Intellectual Property owned by Company and material to the business, financial condition or results of operations of Company (the “Company Owned Intellectual Property”), Company is the sole and exclusive owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its business;

          (3) With respect to each item of Intellectual Property licensed to Company that is material to the business of Company as currently conducted (the “Company Licensed Intellectual Property”), Company has the right to use such Company Licensed Intellectual Property in the continued operation of its business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property;

           (4) The Company Owned Intellectual Property has not been adjudged invalid or unenforceable, in whole or in part, by any governmental agency, authority, or court of competent jurisdiction; to the Knowledge of Company, the Company Owned Intellectual Property is valid and enforceable, and no Person is engaging in any activity that infringes upon the Company Owned Intellectual Property; and

          (5) With the exception of the execution of the License Agreement, neither the execution of this Agreement nor the consummation of any transaction pursuant hereto shall adversely affect any of Company’s rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

5. Shell’s Representations And Warranties.

     Each of Shell and Merger Subsidiary represents and warrants to Company that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Section 5, except as set forth in the except as set forth in the disclosure schedule attached this Agreement as Exhibit M (the “Shell Disclosure Schedule”) corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate, or as disclosed in another section of the Shell Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement:

     A. Organization. Each of Shell and Merger Subsidiary is a corporation (or other entity) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or other formation). Merger Subsidiary has had no business operations since inception, and has no assets or liabilities of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.

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     B. Capitalization.

          (1) The authorized capital stock of Shell, and the Shell Shares issued and outstanding as of the date of this Agreement, are as set forth in the Shell Public Reports. To Shell’s Knowledge, there are no: (a) other outstanding or authorized shares, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind that could require Shell to issue, sell, or otherwise cause to become outstanding any of its capital stock; (b) equity securities, debt securities or instruments convertible into or exchangeable for shares of such stock; or (c) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Shell.

          (2) The entire authorized capital stock of Merger Subsidiary consists of one thousand (1,000) shares of common stock, none of which are issued or outstanding. There are no: (a) other outstanding or authorized shares, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind that could require Merger Subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock; (b) equity securities, debt securities or instruments convertible into or exchangeable for shares of such stock; or (c) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Merger Subsidiary.

     C. Authorization of Transaction. Each of Shell and Merger Subsidiary has all requisite power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Shell and Merger Sub and the consummation by Shell and Merger Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by Shell and Merger Subsidiary and, except as set forth herein, no other corporate proceedings on the part of Shell or Merger Subsidiary and no shareholder vote or consent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shell and Merger Subsidiary. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which each of Shell, Merger Subsidiary and CNL is a party constitute the valid and legally binding obligations of each of Shell, Merger Subsidiary and CNL, enforceable against Shell, Merger Subsidiary and CNL in accordance with their respective terms.

     D. Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Shell or Merger Subsidiary is subject or any provision of the charter, bylaws, or other governing documents of either Shell or Merger Subsidiary or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Shell or Merger Subsidiary is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Adverse Effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the DGCL, the Exchange Act, the Securities Act, and applicable state securities laws, neither Shell nor Merger Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Adverse Effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

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     E. Filings with SEC. Except as set forth on the Shell Disclosure Schedule, to the Knowledge of the current officers and directors of Shell: Shell has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively the “Shell Public Reports”) since Shell Public Reports were first required to be filed; each of the Shell Public Reports has complied with the Securities Act and the Exchange Act in all material respects; none of the Shell Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     F. Financial Statements. Shell has filed a quarterly report on Form 10-Q for the fiscal quarter ended March 31 or June 30, 2006, and an annual report on Form 10-K for the fiscal year ended December 31, 2005 (“Year End”). Except as set forth on the Shell Disclosure Schedule, to the Knowledge of the current officers and directors of Shell, the financial statements included in or incorporated by reference into the Shell Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of Company and its Subsidiaries as of the indicated dates and the results of operations of Shell and its Subsidiaries for the indicated periods and are correct and complete in all respects, and are consistent with the books and records of Shell and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

     G. Events Subsequent to Year End. Except as set forth on the Shell Disclosure Schedule, to the Knowledge of the current officers and directors of Shell, there has not been any Adverse Change since Year End.

     H. OTCBB Eligibility. To the Knowledge of the current officers and directors of Shell, Shell meets all issuer and equity security requirements to permit an NASD member to quote the Shell Shares on, the OTC Bulletin Board, other than the requirements of the Securities Act and applicable state securities laws.

     I. Form S-3 Eligibility. To the Knowledge of the current officers and directors of Shell, Shell meets all Registrant Requirements in order to use Form S-3 for the registration of securities under the Act, including without limitation all requirements set forth in Section I.A of the General Instructions to Form S-3 promulgated by the SEC.

     J. Undisclosed Liabilities. Except as set forth on the Shell Disclosure Schedule, to the Knowledge of the current officers and directors of Shell, neither Shell nor Merger Subsidiary has any liability of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes, except for (1) liabilities set forth on the face of the balance sheet dated as of Year End (rather than in any notes thereto) and (2) liabilities that have arisen after Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

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     K. Brokers’ Fees. Neither Shell nor Merger Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Company or any of its Subsidiaries could become liable or obligated.

     L. Tax Treatment. It is the present intention of Shell to continue at least one significant historic business line of Company, or to use at least a significant portion of Company’s historic business assets in a business, in each case within the meaning of Treas. Reg. §1.368-1(d). Neither Shell or Merger Subsidiary nor, to the Knowledge of Shell, any of their Affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 354 of the Code.

     M. Disclosure. The Shell Statement and the Registration Statement will comply with the Securities Act in all material respects. The Shell Statement and the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that Shell makes no representation or warranty with respect to any information that Company will supply specifically for use in the Shell Statement or the Registration Statement. None of the information that Shell and Merger Subsidiary will supply specifically for use in the Company Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading.

     N. Litigation. There is no action, suit, legal or administrative proceeding or investigation pending, or to Shell’s Knowledge threatened, against or involving Shell (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator. Neither Shell nor to its Knowledge any officer, director or employee of Shell, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of Shell, Merger Subsidiary, or Company. There in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring Shell to take any action of any kind with respect to its business, assets or properties.

     O. Books and Records. The general ledger and books of account of Shell, all minute books of Shell, all federal, state and local income, franchise, property and other tax returns filed by Shell, all reports and filings with the SEC by Shell, all of which have been made available to Company, are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

     P. Stockholder Claims. There are no existing claims against Shell by any current or former stockholder of Shell, and to Shell’s Knowledge, no facts or circumstances reasonably likely to result in any such claims.

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     Q. Affiliates. Except for the Parties, there are no persons who, to the Knowledge of Shell, may be deemed to be Affiliates of Shell.

     R. Operations of Merger Subsidiary. Merger Subsidiary is a direct, wholly owned subsidiary of Shell, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

6. Termination of Merger Transaction.

     A. Termination. Any of the Parties may terminate the Merger Transaction with the prior authorization of its board of directors, before or after stockholder approval, only as provided in this Section 6.A below:

          (1) Shell may terminate the Merger Transaction by giving written notice to Company within ninety (90) days following the date of this Agreement if Shell is not reasonably satisfied with the results of its due diligence regarding the Company.

          (2) Shell may terminate the Merger Transaction by giving written notice to Company at any time prior to the Closing of the Merger in the event of an Uncured Breach by Company.

          (3) Company may terminate the Merger Transaction by giving written notice to Shell and Merger Subsidiary at any time prior to the Closing of the Merger in the event of an Uncured Breach by Shell or Merger Subsidiary.

          (4) Company may terminate the Merger Transaction if the Closing of the Merger shall not have been consummated on or before December 1, 2006, and either Party may terminate the Merger Transaction if the Closing of the Merger shall not have been consummated on or before close of business on Friday, December 29, 2006; provided, however, that the right to terminate the Merger Transaction under this Section 6.A(4) shall not be available to any party whose Uncured Breach has been the cause of, or resulted in, the failure of the Closing of the Merger to have been consummated on or before such date. For the avoidance of doubt, notwithstanding any other provision of this Agreement, under no circumstances, other than as caused by its own Uncured Breach, will Shell have any obligation to issue or deliver any Shell Shares after December 31, 2006, unless the Parties mutually agree to extend such date.

          (5) Either Party may terminate the Merger Transaction, if a Governmental Authority of competent jurisdiction shall have issued an order or taken any other action, in each case which has become final and non-appealable, and which permanently restrains, enjoins or otherwise prohibits the Closing of the Merger.

     B. Effect of Termination. If the Merger Transaction is terminated pursuant to Section 6.A:

          (1) Company shall absolutely, unconditionally, validly and irrevocably sell, transfer, grant and assign to Shell all of the Technology, including, but not limited to, the sole and exclusive right, in perpetuity and throughout the Territory, to use, improve, expand and otherwise exploit the Technology, to make (and have made), use, and sell the Licensed Products, and otherwise to practice the inventions and the art that is embodied or described in the Licensor Patents, the Licensor Patent Applications, and any improvements thereto made in whole or in part by Licensor (whether or not patented) in connection with the Technology (each such capitalized term as defined in the License Agreement), (the “Technology Transaction”);

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          (2) At the Closing of the Technology Transaction and in consideration of the transfer provided for in Section 6.B(2)(a), Shell shall deliver to Company validly issued, fully paid and non-assessable Shell Shares in one of the following amounts:

               (i) If notice of termination is given pursuant to Section 6(A)(2) or (4), Nine Million Six Hundred Thousand (9,600,000) Shell Shares; or

               (ii) If notice of termination is given pursuant to Section 6(A)(1), (3) or (5), Twelve Million Four Hundred Eighty Thousand (12,480,000) Shell Shares;

Provided, however, that if the total number of Shell Shares outstanding as of the date of this Agreement is other than Ten Million Four Hundred Thousand (10,400,000), the number of Shell Shares provided for in this Section 6.B(2) will be proportionately adjusted in accordance with the Conversion Ratio as set forth in Section 1.F(5)(a); and

Provided, further, that if it is later determined by an arbitrator or court of competent jurisdiction that a notice of termination was improper, or that the Agreement was terminated on a different basis or pursuant to a different provision, the number of Shell Shares to be issued pursuant to this Section 6.B(2) will be retroactively adjusted to the correct umber pursuant to one of the foregoing subsections, and any difference between the Shell Shares issued and the Shell Shares determined to be correct will be issued or returned for cancellation by the appropriate Party to the other within ninety (90) days of any such final determination; and

          (3) Except for the provisions of Sections 1, 7 and 8 of the License Agreement, which shall remain in full force and effect and be deemed incorporated herein by reference, the License Agreement shall thereafter be terminated and be of no further force or effect whatsoever.

7. Definitions.

     “Adverse Effect” or “Adverse Change” means any effect or change that would be, or could reasonably be expected to be, materially adverse to the business, assets, financial condition, operating results, operations, or business prospects of Company, or to the ability of Company to consummate timely the transactions contemplated by this Agreement, regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Shell has knowledge of such effect or change on the date hereof, including any adverse change, event, development, or effect arising from or relating to: (a) general business or economic conditions, including such conditions related to the business of Company, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets, including any general suspension of trading in, or limitation on prices for, securities on any national exchange or trading market, (d) changes in GAAP, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

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     “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

     “CGCL” means the Corporations Code of the State of California, as amended.

     “CNL” means Consolidated National, LLC, a California limited liability company.

     “Code” means the Internal Revenue Code of 1986, as amended, or any succeeding law.

     “Company Share” means any share of the common stock, $0.01 par value per share, of Company.

     “Company Stockholder” means any Person who holds any Company Shares.

     “Confidential Information” means material non-public information concerning the business and affairs of Company and its Subsidiaries, that is confidential or proprietary in nature, relating to (a) Company’s proprietary technology, including any patent applications, trade secrets, methods, data, processes, formulas, instrumentation, techniques, know-how, procedures, enhancements or improvements, or (b) Company’s products or services, systems, finances, methods of operation, strategy, business plans, prospective or existing contracts or other business arrangements, that Company uses reasonable efforts to identify as Confidential Information when provided. Confidential Information does not include information that is or becomes: (i) part of the public domain through no act or omission of the receiving Party, (ii) developed independently by the receiving Party, or (iii) lawfully provided to the receiving Party by a third party not subject to an obligation of confidentiality or otherwise prohibited from transmitting the information.

     “DGCL” means the General Corporation Law of the State of Delaware, as amended.

     “Dissenting Share” means any Company Share held of record by any stockholder who has exercised applicable appraisal rights under the DGCL.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “FDA” means the Food and Drug Administration, or any successor agency.

     “GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

     “Governmental Authority” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

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     “Intellectual Property” means (a) United States, non-United States and international patents, patent applications and statutory invention registrations, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets and know-how.

     “IRS” means the Internal Revenue Service.

     “Knowledge” means actual knowledge after reasonable investigation.

     “Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     “Majority Stockholders” means Victor Gura, M.D., Robert M. Snukal and Leonardo Berezovsky, M.D., individually and as Trustee of all Trusts holding Company Shares of which he is a Trustee.

     “Merger Documents” means this Agreement, the Affiliate Agreements, the Voting Agreements, the Registration Statement, the Company Statement, the Shell Statement, the AADP Agreement, all SEC filings, all filings made pursuant to applicable state securities laws, and any other documents executed or filed in connection with the transactions contemplated herein (but excluding the License Agreement).

     “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice, including with respect to nature, quantity and frequency.

     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

     “SEC” means the Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Shell Securities” means any Shell Share and any security exercisable or convertible into Shell Shares.

     “Shell Share” means any share of the common stock of Shell.

     “Shell Stockholder” means any Person who holds any Shell Shares.

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     “Stockholder Approval” means the effective affirmative vote of the holders of a majority of the Company Shares or Shell Shares, as the case may be, in favor of this Agreement and the Merger.

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons will be allocated a majority of such business entity’s gains or losses or will be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” will include all Subsidiaries of such Subsidiary.

     “Uncured Breach” means an unexcused breach of any material representation, warranty or covenant contained in this Agreement, in any material respect, following written notice reasonably specifying the breach and the demanded manner of cure, if and when the breach has continued without cure for a period of thirty (30) days after the notice of breach.

8. General.

     A. Press Releases and Public Announcements. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith based upon advise of counsel is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     B. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     C. Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

     D. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

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     E. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service, (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

 If to Shell or Merger Subsidiary:

Xcorporeal, Inc.
c/o Greenberg Traurig, LLP
2450 Colorado Avenue, Suite 400E
Attn: Terren S. Peizer
Fax: (310) 586-0286

With a copy to:

Greenberg Traurig, LLP
2450 Colorado Avenue, Suite 400E
Santa Monica, California 90404
Attn: John C. Kirkland, Esq.
Fax: (310) 586-0286

If to Company:

National Quality Care, Inc.
9033 Wilshire Boulevard, Suite 501
Beverly Hills, California 90211
Attention: Robert M. Snukal
Fax: (310) 840-5681

With a copy to:

Jenkins & Gilchrist, LLP
12100 Wilshire Boulevard, 15th Floor
Los Angeles, California 90025
Attn: Jeffrey P. Berg, Esq.
Fax: (310) 820-8859

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     F. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     G. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, shall be resolved by final and binding arbitration before a retired judge at JAMS or its successor in Santa Monica, California. The expenses of arbitration, the reasonable fees and costs of legal counsel, experts, and evidence shall be awarded to the prevailing party. Any interim or final award of the arbitrator may be entered in any court of competent jurisdiction.

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     H. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     I. Attorneys and Expenses. All Parties have been represented by their own separate counsel in connection with this Agreement and the transactions contemplated hereby: Greenberg Traurig, LLP and its attorneys have solely represented the interests of CNL and Shell, and Jenkens & Gilchrist and its attorneys have solely represented the interests of Company. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     J. Attorneys’ Fees. If attorneys’ fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorney’s fees and costs incurred in connection therewith, including on appeal therefrom.

     K. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” will mean including without limitation. Time is of the essence of each provision of this Agreement.

     L. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     M. Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by all of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be valid unless the same will be in writing and signed by the Party making such waiver nor will such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

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     N. Survival. All of the representations, warranties, and covenants of the Parties contained in this Agreement shall survive the Closing, and continue in full force and effect for a period of one (1) year thereafter.

     O. Termination of Agreement. Any of the Parties may jointly terminate this Agreement with the prior authorization of its board of directors, before or after stockholder approval, by mutual written consent at any time prior to the Closing.

     P. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

     Q. Entire Agreement. This Agreement, including the attached Exhibits and documents referred to herein, constitutes the entire agreement among the Parties, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral. Neither party has relied upon any promise, representation or undertaking not expressly set forth herein. To the extent that there is any conflict between any provision in this Agreement and any provision in any other agreement to which the Parties are also parties, the provision of this Agreement shall govern.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

COMPANY:

NATIONAL QUALITY CARE, INC.

By:	/s/ Robert M. Snukal

Robert M. Snukal, Chief Executive Officer

By:	/s/ Victor Gura

Victor Gura, M.D., Chief Scientific Officer

SHELL:

XCORPOREAL, INC.

By:	/s/ Terren S. Peizer

Terren S. Peizer, Chairman of the Board

MERGER SUBSIDIARY:

NQCI ACQUISITION CORPORATION

By:	/s/ Terren S. Peizer

Terren S. Peizer

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EXHIBIT D

JAMS ARBITRATION NUMBER 1210026747

XCORPOREAL, INC.,

Claimant,

And

NATIONAL QUALITY CARE, INC.,

Respondent.

NATIONAL QUALITY CARE, INC.,

Counter Claimant,

And

XCORPOREAL, INC., TERREN PEIZER.
VICTOR GURA,

Counter Respondents.

VICTOR GURA,

Third Party Claimant,

And

NATIONAL QUALITY CARE, INC.,

Third Party Respondent.

1

SECOND INTERIM AWARD

(August 4, 2008)

Introduction. This arbitration presents for resolution disputes between and among claimants and counter respondents Xcorporeal, Inc. and Terren Peizer, respondent, counterclaimant and third party respondent National Quality Care, Inc. (National), and counter-respondent and third party claimant Dr. Victor Gura, concerning transactions aimed at commercial exploitation of a Wearable Artificial Kidney (WAK) and related technology invented by Dr. Gura.

Two additional entities also are involved in the arbitration, each formed in a transaction during the pendency of the arbitration in which the shareholders of Xcorporeal traded their shares for those of a new entity, C. T. Holdings (CT), the Technology and monies formerly held by Xcorporeal were transferred into a wholly owned subsidiary of CT named Xcorporeal Operations, and then CT was renamed Xcorporeal. In this Second Interim Award the name Xcorporeal refers to the entity which is party to the Agreements in dispute and which commenced the arbitration. The newly formed parent company is referred to herein as New Xcorp, and the subsidiary as Operations.

On June 6, 2008, after an extensive evidentiary hearing, the arbitrator rendered an interim award (First Interim Award) finding that National was entitled to a decree of specific performance, and specifying several additional questions that needed to be addressed and resolved before such a decree could be framed.

Supplemental opening and closing briefs were filed, and a hearing for oral argument had July 28, 2008, James Turken and Chanda Hinman appearing for Xcorp. and Peizer, John Hersey and Scott Lieberman for Dr. Gura, and William Chertok, Christopher Dueringer and Rosario Vizzie for National.

The following is the arbitrator's statement of reasons and Second Interim Award.

Challenges To First Interim Award. Before turning to the issues necessary to shape a specific performance decree, the arbitrator responds to several objections by Xcorporeal to the First Interim Award contained in briefs.

Excuse of National's Obligation To Perform By December 31, 2006. First, Xcorporeal argues that National never raised during the arbitration the notion, central to the First Interim Award, that Xcorporeal's filing of this arbitration proceeding excused National's obligation to proceed with the Technology Transaction. This is correct only in a narrow sense. National argued that Xcorporeal had committed an anticipatory breach of the Merger Agreement. The arbitrator concluded that the filing of an arbitration demand, explicitly permitted by the Merger Agreement, could not constitute an anticipatory breach.

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But, the relief that Xcorporeal sought, namely a declaration that the License Agreement should govern the parties' relations in perpetuity, strongly evidence that Xcorporeal would not consummate the Technology Transaction—all as carefully explained in the First Interim Award. There is no credible evidence that Xcorporeal was prepared to transfer 48% or more of its shares to National during the pendency of this arbitration in which Xcorporeal sought a decree entitling it to the Technology in perpetuity without giving up any shares. And, it would have been wholly unreasonable to expect National to proceed with the Technology Transaction, and deliver ownership of its technology to Xcorporeal, while Xcorporeal was pursuing an arbitration decree enforcing the License Agreement, an entirely different arrangement which National (correctly) believed to be contrary to the Merger Agreement, and which, if enforced, preserved title to the Technology in National.

Contract conditions can be excused by conduct inconsistent with performance, and there hardly can be a clearer example of conduct inconsistent with intent to perform than Xcorporeal's filing of the arbitration demand was with any alleged intent to carry out the Technology Transaction by December 31, 2006.

Pleading Of Specific Performance Remedy. Next, Xcorporeal suggests that National never pleaded a claim for specific performance. Again, this is correct only in a narrow and technical sense. By pretrial motion, brought and heard before the arbitration, National sought to amend its demand to include a claim for specific performance. If the arbitrator's denial of leave to do so means, in a technical sense, that such a claim was "never pled," then Xcorporeal's suggestion is correct. But Xcorporeal's implication that the arbitrator invented a remedy never proposed by National is incorrect. And indeed, as explained in the First Interim Award, the order denying leave to amend expressly reserved the right to consider a specific performance remedy, and one that bound the new Xcorporeal, if proof at the trial warranted these steps.

Termination By Mutual Consent. Xcorporeal renews the argument that what really occurred here was a termination by mutual consent under section 8.0 of the Merger Agreement. The Agreement gave each side the right to terminate for various reasons, and specified distinct remedies for a termination on specific contractual grounds. Xcorporeal's interpretation would undermine those remedies by allowing, for example, a party who defaulted to defeat the remedies for default simply by "agreeing" to the termination after the fact. This is an unreasonable construction of section 8.0, and one which undermines other rights in the Agreement, contrary to the rules of construction requiring that all parts of a contract be given meaning, and that different parts be read in harmony with one another. Reasonably construed, section 8.0 was intended to apply where the two sides sat down and mutually consented to terminate the Agreement, on terms acceptable to each. There is no evidence that National intended, in terminating the agreement, to forgo the rights conferred upon it under section 6 of the Agreement, or that the termination was one by mutual consent.

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The arbitrator now turns to the issues necessary to settle a specific performance decree.

Specific Performance Issues.

Can "New" Xcorporeal Be Bound By The Award? Under the Merger Agreement, National was to receive shares in the old, publicly traded Xcorporeal entity. It was not certain that National's shares would be publicly tradable; that depended upon the filing of a registration statement and approval by the Securities And Exchange Commission. But there was a reasonable probability that the shares National was to receive would be publicly tradable.

The Merger Agreement says "This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns." (8(C).) New Xcorp's public filings describe its business in precisely the same terms as did Xcorporeal's: "We are a medical device company developing an innovative extra corporeal platform that may be used in devices to replace the function of various human organs." All Xcorporeal shareholders, officers, and directors became New Xcorp's shareholders, officers, and directors. The new entity's articles and bylaws are identical to the old entity's, and Mr. Peizer was the principal (67%) shareholder of the new entity, as he was of the old. (He evidently has since sold shares, reducing his interest to 42%.)

A "successor" is defined as: "A corporation that, through amalgamation, consolidation or other assumption of interests is vested with the rights and duties of an earlier corporation." (Black's Law Dictionary, 7th Ed., p. 1446)

Xcorporeal shareholders swapped their stock for share in New Xcorp. Operations got the Technology and the money. Together, New Xcorp and Operations beneficially own and control the same assets as Xcorporeal, and conduct the very same business. The shareholders, officers, and directors of New Xcorp are the same as those of Xcorporeal. A strong preponderance of evidence shows New Xcorp to be a "successor" of Xcorporeal within the meaning of the Merger Agreement." The arbitrator so finds.

4

Xcorporeal argues that New Xcorp did not exist at the time the arbitration commenced nor at the time of the underlying transactions, was not a party to the Merger Agreement, was not a party to the arbitration, is not bound to arbitrate, and is beyond the arbitrator's jurisdiction. Xcorporeal says that National is entitled at most to receive the non-publicly traded shares of Operations.

All of these arguments are rejected. At the time the arbitration was commenced, and today New Xcorp's personnel, assets, and shares all were part and parcel of Xcorporeal, and all were subject to arbitral jurisdiction. Xcorporeal could not unilaterally extricate part of itself from arbitral jurisdiction by dividing, amoeba-like, in mid-proceeding, without the arbitrator's consent, and in the face of the Merger Agreement's proviso that it binds successors to its terms—including the arbitration clause.

The argument that New Xcorp is a new, distinct entity, that has not participated nor been represented by counsel in the arbitration is artificial. New Xcorp's interests in the arbitration are completely aligned with those of Operations and Old Xcorporeal. It did not separately exist during the events which are the subject of the transaction. Further, it could have avoided any alleged arbitral detriment from its separate existence by deferring the split until the case was concluded—or, it could have acceded to, instead of opposing, National's belated request to add it to the arbitration before the plenary hearing began.

The arbitrator concludes that he has jurisdiction over New Xcorp.

National Is Entitled To Shares In New Xcorp. The next question is whether National is entitled to receive shares of New Xcorp as opposed to those of Operations.

This question is largely answered in the previous discussion. The Merger Agreement promises that National will receive the shares of Xcorporeal, a publicly traded corporation, with the prospect that those shares shall be publicly tradable if successfully registered. This was the consideration for the merger and the Technology Transaction. Xcorporeal could not, by its unilateral action during the pendency of the arbitration, place this remedy out of reach, by swapping its shares for those of New Xcorp, and New Xcorp cannot, as a bound successor, avoid the obligation to issue its shares to National.

Xcorporeal argues that new Xcorp has added shareholders who were not parties to the Merger Agreement whose interests will be affected by the awards and decrees in this case. But, the arbitration was already pending when these shareholders acquired their interests, and presumably, Xcorporeal made sufficient disclosures to acquaint these new purchasers with the existence and potential ramifications of the arbitration.

5

Xcorporeal correctly points out that its obligation under the Merger Agreement was to file a registration statement and use reasonable efforts to have the shares registered—not to guarantee registration and resultant actual public tradability. The arbitrator's acknowledges this limitation and will frame the decree consistent with it, retaining jurisdiction to monitor the progress of registration and assure that reasonable efforts are employed to obtain it.

Number Of Shares National Should Receive. The Merger Agreement recites that at its date there were 10,400,000 shares of Xcorporeal outstanding. Xcorporeal's latest briefs instead put the figure at 10,000,000. Section 6B(2) contemplated that National would receive, in the Technology Transaction, either 9,600,000 additional shares, bringing the total number of shares outstanding to 20 million, and giving National a 48% interest, or 12,480,000 additional shares, bringing the total number of outstanding shares to 22,880,000, with National enjoying a 54% interest. A proviso in section 6 B(2)(ii) stated as follows:

If the total number of…shares outstanding as of the date of this Agreement is other than ... 10,400,000, the number of...shares provided for in this section... will be proportionately adjusted in accordance with the Conversion Ratio as set forth in section 1F(5)(a).

Section 1F(5)(a) stated as follows:

Conversion of Shares. At and as of the Closing of the Merger, (a) all issued and outstanding Company[National] Securities ... will ... be converted into and become validly issued, fully paid and non-assessable Shell Shares (the ratio of Company Shares to one (1) Shell Share is referred to herein as the "Conversion Ratio"), such that all holders of all Company Shares will collectively receive ... an aggregate of forty-eight and one-half percent (48.5%) of all Shell Shares outstanding as of the date hereof, adjusted for any stock splits or dividends prior to the Closing ...

National was to receive the 48% share if Xcorporeal terminated the Agreement for breach, or either side terminated under the December 1 or December 29 deadlines. (6B(2)(i).) National was get a 54% interest if Xcorporeal terminated for dissatisfaction with its due diligence, or National terminated for Xcorporeal's breach. (6B(2)(ii).) Roughly speaking, these alternatives awarded a lower share to National if it bore the fault for failure of the merger transaction, and a higher share if Xcorporeal bore the fault. This implication is reinforced by the proviso authorizing the arbitrator, upon determining that a notice of termination was given improperly, to retroactively adjust the shares awarded to National. (The correlation between shares due and fault is only partial; for example a termination due to governmental action, not necessarily the fault of either party, would result in a higher share for National.)

6

National purported to terminate the Merger Agreement in its entirety when, as explained in the First Interim Award, the agreed-upon remedy was to proceed with the Technology Transaction, rather than to terminate the Merger Agreement outright (National also had the right to seek a decree in the arbitration enforcing the Technology Transaction, relief which it eventually sought). National was not entitled to terminate the Merger Agreement outright, and its notice of termination was in this respect "improper." Therefore, under the second proviso of section 6(B)(2), National is entitled to receive only the lesser of the two alternative interests.

Under the Agreement, National's putative share was linked to the number of shares outstanding as of the date of the Agreement, adjusted for stock splits or dividends which occurred after that date but prior to Closing. New XCorp evidently now has more outstanding shares than the 10,400,000 shares Xcorporeal had at the time of the Agreement. National's brief asserts that New Xcorp has outstanding 14,592,472 shares. National does not urge that Xcorporeal had other than 10,000,000 shares at the time of the Agreement. Nor does it argue that New Xcorp's additional shares result from stock splits or dividends.

National proposes four possible alternate share interest awards, a 48% or a 54% interest based on shares outstanding at the time of the Merger Agreement, and a 48% or 54% interest based on the present number of outstanding shares of New Xcorp.

The arbitrator concludes that the correct number of shares to award to National is 9,230,000. This is 48% of 19,230,000 shares, the total number of shares necessary to put New Xcorp's 52% interest at 10 million shares.

The arbitrator rejects Xcorporeal's argument that National is entitled only to 48% of 10,000,000 shares. This argument cannot be reconciled with the Merger Agreement, which states that National was to receive 9,600,000 shares if Xcorporeal had 10,400,000 shares.

In summary, National is entitled to 9,230,000 shares, assuming it is otherwise entitled to a specific performance decree.

7

Conditions To Closing. The parties appear to agree that at least two conditions must be fulfilled prior to the Closing, each required by federal securities law. These are: an information statement and a registration statement.

There is a dispute as to when the information statement should issue. The information statement and its timing are discussed below.

In addition, there is a dispute as to whether National must comply with the other conditions specified in the Merger Agreement. The arbitrator now turns to discussion of these.

A number of the conditions in the Merger Agreement do not apply to the Technology Transaction. Among the remaining conditions which do apply, Xcorporeal argues that National cannot satisfy the following:

—National cannot certify compliance with all covenants in the Merger Agreement, because after December 31, 2006, National issued additional shares to Mr. Snukal, and incurred additional debt.

—National denied Xcorporeal access to all of National's information during pendency of the arbitration.

—National cannot make certain representations and warranties required by the Merger Agreement, for example concerning undisclosed liabilities, insurance, and intellectual property.

— National must, but cannot, represent that there has been no "adverse change" to its business or assets.

—National is required to deliver a legal opinion.

The arbitrator's rulings are as follows.

Xcorporeal's conduct excused National's obligation not to issue new shares or seek capital. Xcorporeal knew, or should have known, that commencing the arbitration prior to the deadline to close the Merger or Technology Transaction would lead to a long delay in closing either of those transactions. The arbitration demand sought a result totally at odds with either of the agreed transactions. Neither the Merger nor the Technology Transaction could close if Xcorporeal obtained the relief sought in its arbitration demand, enforcement of the License Agreement. Further, it could reasonably be foreseen that many months, perhaps several years, would be required to reach a final determination in the arbitration. By filing the arbitration, Xcorporeal signaled that it would not transfer shares to National by the December 31, 2006 deadline, and also assured that closing of either merger or Technology Transaction would be indefinitely delayed. Since Xcorporeal was not going to deliver the promised consideration for the Technology, namely publicly tradable shares, National needed another source of funds for the purpose, inter alia, of defending the arbitration.

8

By the same conduct, Xcorporeal excused any condition requiring National to provide Xcorporeal with unfettered access to National's information. Xcorporeal's arbitration demand asserted, at core, that the Merger Agreement wasn't binding. Xcorporeal could not maintain this contention and yet at the same time insist on nationals compliance with the terms of the same Agreement.

The same analysis leads to the conclusion that Xcorporeal excused the other conditions to the Technology Transaction contained in the Merger Agreement. Xcorporeal could not at the same time maintain in the arbitration that the Merger Agreement was not binding upon it, yet at the same time insist that its conditions must be punctiliously observed by National.

Further, the various other unsatisfied conditions were not and are not material. National's warranties respecting insurance and undisclosed liabilities are not material to the Technology Transaction because Xcorporeal is not merging with National, but only receiving certain of its assets. As indicated in the First Interim Award, Xcorporeal failed to prove any material defects in the Technology, and has evidenced by its aggressive pursuit of the arbitration it's belief that the Technology is sound and valuable.

As to the condition requiring a legal opinion, the Merger Agreement specified that the legal opinion must be in the form attached as an exhibit, but no form was attached, Thus, there was no meeting of the minds as to the required opinion.

Xcorporeal points to a boilerplate anti-waiver clause in Merger Agreement, arguing that it bars the arbitrator from finding Xcorporeal has by its conduct waived or excused the conditions. A similar argument recently was heard and rejected by the California Supreme Court in the case of Gueyffier v Ann Summers Ltd, (2008), 43 Cal 4th 1179, 1182. There, the Supreme Court affirmed an arbitrator's finding that a term in a franchise agreement requiring notice of default and an opportunity to cure was excused or had been waived. The argument against excuse was stronger in that case than here, as the contract specified that the cure clause was material and could not be modified or changed by the arbitrator. The Supreme Court nonetheless held:

9

We conclude the Court of Appeal erred in its application of section 1286.2. Absent an express and unambiguous limitation in the contract or the submission to arbitration, an arbitrator has the authority to find the facts, interpret the contract, and award any relief rationally related to his or her factual findings and contractual interpretation. [citations omitted] The parties here having included no effective limitation in their contract, as we discuss, the arbitrator did not exceed his powers by interpreting the contract to allow for equitable excusal of the notice-and-cure condition or by making a factual finding that notice would have been an idle act. The award therefore was not subject to vacation under section 1286.2, subdivision (a)(4).

In the present case, the Agreement does not contain a clause which even attempts to constrain the arbitrator's authority to excuse performance of conditions.

Therefore, all remaining conditions are excused, save the information statement and the registration statement requirements, which are required by law.

Information Statement. As a condition to closing, the Merger Agreement requires that the parties deliver to the Xcorporeal stockholders a written information statement pursuant to Rule 14c-2 of the Rules promulgated by the SEC under the Securities Exchange Act of 1934. Subparagraph (a)(1) of the rule states as follows:

"In connection with ... the taking of corporate action by the written authorization or consent of security holders, the registrant shall transmit to every security holder of the class that is entitled to vote or give an authorization or consent in regard to any matter to be acted upon and from whom proxy authorization or consent is not solicited ... a written information statement." (emphasis added)

As is apparent from the text, the Rule applies to transactions authorized by or consented to in writing by a majority of shareholders without the necessity of a proxy solicitation or a formal meeting or vote. Where the majority necessary to authorize a transaction must be obtained by soliciting votes or proxies to vote, a similar rule applies, but the proponents of the corporate decision must hold a meeting where the shareholders vote on the proposal. In either instance, the preliminary statement is provided to the SEC, which has an opportunity to comment upon the contents. Once the SEC is satisfied, the statement is issued in "definitive" form to the shareholders.

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National urges that New Xcorp has the ability to assemble sufficient votes by written consent to approve the Technology Transaction. National posits that the needed majority can be obtained by Mr. Peiser [sic], who owns 42% of the shares, by overtures to other substantial shareholders friendly to him. New Xcorp, on the other hand, argues that Peiser [sic] lacks the ability to informally assemble a majority. If New Xcorp is correct, and the needed majority can be assembled (if at all) only by means of a proxy solicitation and a meeting preceded by notice as required by Rule 14a-3, then the meeting cannot be conducted sooner than 20 days after the proxy solicitees have been provided with a definitive information statement.

The arbitrator cannot predict whether New Xcorp can assemble the votes needed to approve the Technology Transaction, but it appears at least possible that approval might be secured either by written authorization and consent or by proxy solicitations and a shareholder meeting. The schedule set forth below accommodates both possibilities.

Request For Final Or Partial Final Award. New Xcorp argues that the arbitrator should issue a final award before a definitive proxy or information statement is distributed, apparently on the theory that the solicitees must know the outcome of the arbitration in its entirety in order to be able to cast an informed ballot. National rejoins by proposing the issuance of a Partial Final Award, citing the JAMS Rules and California cases authorizing such a remedy (e.g. Roehl v Ritchie (2007), 147 Cal App 4th 338.)

The authors of the Guide To Best Practices In Commercial Arbitration (College Of Commercial Arbitrators) advise:

"Partial final awards should be issued only when the parties arbitration agreement or applicable rules compel their use or when arbitrators have determined that the issuance of one or more such awards is reasonably necessary to the efficient resolution of the closed portions of the preceding and the dispute as a whole." (von Kann, Gaitis, Lehrman, Juris Net LLC, 2006, at 189, emphasis added)

This is consistent with the advice of Justice Sills in the Roehl case, supra:

"If anything is confirmed by the instant appeal, it is the significance of the process of confirming an arbitration award. The time to make sure that the i's are dotted, t's are crossed, and that the award decides all necessary issues in a single, final and self-contained award is before the award is confirmed, not after. That is the best way to ensure that an arbitrator's decision is truly "the end, not the beginning, of the dispute. [citation omitted]"

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Neither side argues persuasively why the issuance of a final or partial final award is necessary or desirable at this time. New Xcorp's argument that such is necessary to enable a fully informed shareholder decision is unpersuasive. The First Interim Award, together with the present Second Interim Award, sufficiently explain what the arbitrator has decided and what he intends to do. The case is not ripe for a "single, final and self-contained award." The shape of the final relief is yet unknown, and is dependent largely on New Xcorp's decisions and conduct in response to this Second Interim Award. Issuance of a final award at this time would simply facilitate the immediate spread of the controversy into the courts, multiplying litigation, interfering with orderly processing of the dispute in this arbitration, and raising the possibility of conflicting rulings.

The arbitrator respects the parties' right to eventual recourse to the courts, where National may seek confirmation of the award and Xcorporeal may challenge it. But now is not the appropriate time. A final award will issue after the dispute has been completely resolved, as far as practical, in this forum.

The request for a final or partial final award is, for the time being, denied.

Schedule For Performance Of the Technology Transaction.

The parties shall use their best efforts to consummate the Technology Transaction.

New Xcorp shall advise the other parties and the arbitrator in writing and by e mail not later than August 11, 2008, at 5 p.m. Pacific Standard Time, whether it has obtained written authorization or consent of a majority of shareholders to the Technology Transaction, and, if the answer is "no", whether it will seek majority consent by proxy solicitation.

If written authorization or consent is obtained, New Xcorp shall, not later than August 15, 2008, file with the SEC a preliminary information statement complying with the applicable Rule. New Xcorp shall file and issue to the shareholders a definitive information statement 10 days after the preliminary statement if the SEC has not provided comments, or immediately after such later time as the SEC has confirmed that it has no further comments. After the shareholders have had the definitive information statement for 20 days, the parties shall forthwith close the Technology Transaction.

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If no written authorization or consent is obtained, but New Xcorp elects to pursue majority consent by proxy, New Xcorp shall file a preliminary proxy statement with the SEC by August 15, 2008. New Xcorp shall file and issue to the shareholders a definitive proxy statement within 10 days after the preliminary statement if the SEC has not provided comments, or immediately after such later time as the SEC has confirmed that it has no further comments. The definitive proxy statement shall set the shareholder meeting for a date 20 days following its issuance. If the majority of shareholders consent to the Technology Transaction, the parties shall close the Technology Transaction not later than 10 days after the shareholder meeting.

If closing occurs, Xcorp shall file a registration statement covering the shares to be issued to National within 30 days after closing, and the registration statement shall become effective within 90 days after filing.

The arbitrator may extend the deadlines specified above for good cause.

Reports. Counsel for Xcorporeal shall keep the arbitrator and the other parties closely advised of its efforts to comply with the foregoing schedule, as well as of any other developments which affect the remedial plan laid out herein. In particular, they shall immediately notify the arbitrator and National's counsel if and as soon as any decision is made not to proceed with the Technology Transaction, so that the arbitrator can schedule an immediate hearing on the alternative relief provided for below.

Alternative Relief. If a majority of New Xcorp shareholders fail to agree to the Technology Transaction, either by means of written authorization and consent, or proxy solicitation, the following relief shall be decreed:

All of the Technology covered by the License Agreement shall be decreed to be the sole and exclusive property of National.

The arbitrator shall schedule additional hearings to address two questions: is the portable artificial kidney (PAK) technology included in within that technology covered by the License Agreement which shall refer to National, and whether National is entitled to compensatory damages and the amount of damages under these circumstances.

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License In Effect Pending Consummation Of Technology Transaction? Xcorporeal asks the arbitrator to declare this to be so. Paragraph 6 of the Merger Agreement states that termination of the merger transaction terminates the License Agreement as well, but it is not clear whether the termination of the license is effective upon notice of termination of the merger, or closing of the Technology Transaction. The more reasonable construction is that the parties intended that Xcorporeal remain legally entitled to use the technology pending closing of the Technology Transaction, and so the arbitrator orders that the license will remain in effect until closing, or until the arbitrator finds that no closing will take place and that instead the alternate relief will apply.

Fee Application. On July 30th National filed an application for an award of $3.9 million in attorneys fees and costs. Dr. Gura filed a separate application for $577,000 in fees. There is no need to defer issuance of this Second Interim Award pending decision on the attorneys' fee applications. Xcorporeal's information statements can advise the shareholders of the prior finding that National is the prevailing party in the arbitration, and of the contents of National's fee application. This should be sufficient for informed shareholder decisions.

Decision on the fee applications will follow in due course after briefing is completed and the arbitrator has a chance to review the filings and deliberate upon the proper decision.

Interim Award/Retention of Jurisdiction. This is an interim award, not intended to be subject to motions to confirm or vacate. The arbitrator retains jurisdiction to monitor and supervise the performance of the remedial provisions laid out above, to conduct further hearings and make further orders as needed, and ultimately to issue a single final, complete and self-contained award.

The Case Manager, Christy Arceo, is requested to promptly transmit this Second Interim Award to counsel.

Dated: August 4, 2008

By:	/s/ Richard C. Neal
Hon. Richard C. Neal (Ret)
Arbitrator

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Exhibit E.

Xcorporeal, Inc.
2007 Incentive Compensation Plan

1. Purpose.  The purpose of this Plan is to assist the Company and its Related Entities in attracting, motivating, retaining and rewarding high-quality Employees, officers, Directors and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Plan Administrator.
2. Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below.
(a) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
(b) “Award” means any award granted pursuant to the terms of this Plan, including an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.
(c) “Award Agreement” means the written agreement evidencing an Award granted under the Plan.
(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(e) “Board” means the Company’s Board of Directors.
(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment, non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Plan Administrator of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.
(g) “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:
(i) the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in fifty percent (50%) or more of the Voting Stock;
(ii) the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

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(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent (50%) or more of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
(i) “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants.
(j) “Company” means Xcorporeal, Inc., a Delaware corporation, formerly CT Holdings Enterprises, Inc.
(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(l) “Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee,
Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity as either an officer, Employee, Director, Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale, lease, exclusive license or other disposition of a substantial portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Plan Administrator, in its discretion;
(ii) a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or
(iii) a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.
(n) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 7(d) of the Plan.
(o) “Director” means a member of the Board or the board of directors of any Related Entity.
(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Plan Administrator.
(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares or other periodic payments.
(r) “Effective Date” means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the shareholders of the Company.

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(s) “Eligible Person” means each officer, Director, Employee or Consultant. The foregoing notwithstanding, only employees of the Company, any Parent or any Subsidiary shall be Eligible Persons for purposes of receiving a grant of Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.
(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Shares as of any given date, after which the Shares are publicly traded on a stock exchange or market, shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement(s), such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company (or a Related Entity) or any other action by the Company (or a Related Entity) which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than fifty (50) miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause, as defined in Section 2(f), death, or by reason of the Participant’s Disability as defined in Section 2(o); or (v) any reduction in the Participant’s base salary (unless such reduction is part of Company-wide reduction that affects a majority of the persons of comparable level to the Participant).
(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
(y) “Non-Employee Director” means a Director of the Company who is not an Employee.
(z) “Non-Qualified Stock Option” means any Option that is not intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
(aa) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.
(bb) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(h) hereof.
(cc) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(ee) “Performance Award” means a right, granted to an Eligible Person under Sections 6(h) or 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

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(ff) “Performance Period” means that period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.
(gg) “Plan” means this Xcorporeal, Inc. 2006 Incentive Compensation Plan.
(hh) “Plan Administrator” means the Board, its Compensation Committee, or any Committee delegated by the Board to administer the Plan. There may be different Plan Administrators with respect to different groups of Eligible Persons.
(ii) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity designated by the Plan Administrator in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.
(jj) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions, including a risk of forfeiture.
(kk) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(ll) “Share” means a share of the Company’s Common Stock, and the share(s) of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
(mm) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.
(nn) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.
(oo) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.
(pp) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(qq) “Voting Stock” means the stock of the Company with a right to vote for the election of Directors of the Company.
3. Administration.
(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). The Board and/or Committee(s) administering the Plan shall be the “Plan Administrator.”
(b) Powers of the Plan Administrator.  The Plan Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award; and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iii) To amend the Plan or an Award as provided in Section 10(e).
(iv) To terminate or suspend the Plan as provided in Section 10(e).
(v) To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
(vi) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Award under the Plan, if any, (2) the cancellation of any outstanding Award and the grant in substitution therefor of (A) a new Award under the Plan or another equity plan of the Company covering the same or a different number of Shares, (B) cash and/or (C) other valuable consideration (as determined by the Plan Administrator, in its sole discretion) or (3) any other action that is treated as a repricing under generally accepted accounting principles.

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(vii) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(c) Delegation to Committee.
(i) General.  The Board may delegate administration of the Plan to a Committee or Committees of more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, to the extent delegated by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
(ii) Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, and/or solely of two or more “Non-Employee Directors”, in accordance with Rule 16b-3. In addition, the Plan Administrator may delegate to a committee of two or more members of the Board the authority to grant Awards to Eligible Persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) not then subject to Section 16 of the Exchange Act.
(d) Effect of Plan Administrator’s Decision.  All determinations, interpretations and constructions made by the Plan Administrator shall be made in good faith and shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
(e) Arbitration.  Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted before a retired judge pursuant to the rules of JAMS in the nearest city in which JAMS conducts business to the city in which the Participant is employed by the Company. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.
(f) Limitation of Liability.  The Board and any Committee(s), and each member thereof, who act as the Plan Administrator, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Board and any Committee(s), and any officer or Employee acting at the direction or on behalf of the Board and any Committee(s), shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4. Shares Issuable Under the Plan.
(a) Number of Shares Available for Issuance Under Plan.  Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for issuance in connection with Awards shall be 3,900,000 Shares. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.
(b) Availability of Shares Not Issued pursuant to Awards.
(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be available for Awards under the Plan, subject to Section 4(b)(iv) below.
(ii) If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such Shares, then the Shares forfeited or repurchased shall revert to and become available for issuance under the Plan, subject to Section 4(b)(iv) below.
(iii) In the event that any Option or other Award granted hereunder is exercised through the withholding of Shares from the Award by the Company or withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares from the Award by the Company, then only the number of Shares issued net of the Shares withheld shall be counted as issued for purposes of determining the maximum number of Shares available for grant under the Plan, subject to Section 4(b)(iv) below.

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(iv) Notwithstanding anything in this Section 4(b) to the contrary, solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of Shares that may be granted under this Plan through Incentive Stock Options shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of Shares that may be issued.
(c) Application of Limitations.  The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.
5. Eligibility; Per-Person Award Limitations.
(a) Eligibility.  Awards may be granted under the Plan only to Eligible Persons.
(b) Per-Person Award Limitations.  In any one calendar year, an Eligible Person may not be granted Options or Stock Appreciation Rights under which more than 2,000,000 Shares could be received by the Participant, subject to adjustment as provided in Section 10(c). In any one calendar year, an Eligible Person may not be granted Awards (other than an Option or Stock Appreciation Right) under which more than 2,000,000 Shares could be received by the Participant, subject to adjustment as provided in Section 10(c). In addition, in any one calendar year, an Eligible Person may not be granted Performance Awards (other than Options or Stock Appreciation Rights) under which more than $10,000,000 could be received by the Participant.
6. Terms of Awards.
(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.
(b) Options.  The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:
(i) Stock Option Agreement.  Each grant of an Option shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.
(ii) Number of Shares.  Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Award Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.
(iii) Exercise Price.
(A) In General.  Each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be, with respect to Incentive Stock Options, not less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Plan Administrator; provided, however, that notwithstanding any other provision of the Plan, any Non-Qualified Stock Option granted with a per Share exercise price less than the per Share Fair Market Value on the date of grant shall be structured to avoid the imposition of any excise tax under Code Section 409A, unless otherwise specifically determined by the Plan Administrator.
(B) Ten Percent Shareholder.  If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, any Incentive Stock Option granted to such Employee must have an exercise price per Share of at least 110% of the Fair Market Value of a Share on the date of grant.

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(iv) Time and Method of Exercise.  The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, net exercise, other Awards or awards granted under other plans of the Company or a Related Entity, other property (including notes or other contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.
(v) Termination of Service.  Subject to earlier termination of the Option as otherwise provided in the Plan and unless otherwise provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:
(A) Death or Disability.  If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).
(B) Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Continuous Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.
(C) Other Termination of Service.  If the Participant’s Continuous Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.
(vi) Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(1) The Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and the Incentive Stock Option is granted to such Participant, the Incentive Stock Option shall not be exercisable (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
(2) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year in excess of $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.
(c) Stock Appreciation Rights.  The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
(i) Agreement.  Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

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(ii) Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.
(iii) Other Terms.  The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise of Shares, cash or other property, the method of exercise, method of settlement, form of consideration payable in settlement (either cash, Shares or other property), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Appreciation Right shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
(d) Restricted Stock.  The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:
(i) Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The terms of any Restricted Stock granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii) Forfeiture.  Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(iii) Certificates for Shares.  Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv) Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.
(e) Stock Units.  The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

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(i) Award and Restrictions.  Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. The terms of an Award of Stock Units shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with Share ownership. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Unit shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
(ii) Forfeiture.  Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units.
(iii) Dividend Equivalents.  Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.
(f) Bonus Stock and Awards in Lieu of Obligations.  The Plan Administrator is authorized to grant Shares as a bonus or to grant Shares or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.
(g) Dividend Equivalents.  The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
(h) Performance Awards.  The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, subject to the provisions of Section 7 if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. Except as provided in this Plan or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis.

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(i) Other Stock-Based Awards.  The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each such Award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
7. Tax Qualified Performance Awards.
(a) Covered Employees.  A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.
(b) Performance Criteria.  If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per Share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
(c) Performance Period; Timing For Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

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(d) Adjustments.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.
(e) Committee Certification.  Within a reasonable period of time after the performance criteria have been satisfied (but no later than three (3) months after the satisfaction of the performance criteria), to the extent necessary to qualify the payments as “performance based compensation” under Section 162(m) of the Code, the Committee shall certify, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied. To the extent that the performance criteria have been satisfied, but the Committee has not certified such result within three (3) months after such satisfaction, then the Participant shall receive the payment provided for under the Participant’s Award.
8. Certain Provisions Applicable to Awards or Sales.
(a) Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity or any business entity to be acquired by the Company or a Related Entity or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.
(b) Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
(c) Exemptions from Section 16(b) Liability.  It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).
(d) Code Section 409A.  If and to the extent that the Plan Administrator believes that any Awards may constitute “deferred compensation” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Participant and the Company.
9. Change in Control; Corporate Transaction.
(a) Change in Control.
(i) The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions or expiration of deferral of any Award, including upon a Change in Control. In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.

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(ii) In addition to the terms of Sections 9(a)(i) above, the effect of a “change in control,” may be provided (1) in an employment, compensation or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation or severance with or from the Company or such Related Entity or (2) in the Award Agreement.
(b) Corporate Transactions.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (together, the “Successor Corporation”) may either (i) assume any or all Awards outstanding under the Plan; (ii) continue any or all Awards outstanding under the Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that the Successor Corporation does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction).
The Administrator, in its sole discretion, shall determine whether each Award is assumed, continued, substituted or terminated. Notwithstanding the foregoing, to the extent that substantially all of the holders of the Company’s Voting Stock hold or receive directly or indirectly ninety percent (90%) or more of the Voting Stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction, the Awards shall be either assumed or substituted by the successor corporation or its parent or continued by the Company.
The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of any Awards (determined on an Award by Award basis), including permitting the lapse of any repurchase rights held by the Company (and, if applicable, the time at which such Awards may be exercised), in full or as to some percentage of the Award, to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of the Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof (determined on an Award by Award basis) where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price).
Notwithstanding any other provision in this Plan to the contrary, with respect to Restricted Stock and any other Award granted under the Plan with respect to which the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company) in connection with such Corporate Transaction. In the event any such rights are not continued with the Company or assigned to the Successor Corporation, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to any such Awards (determined on an Award by Award basis) shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).
(c) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.
10. General Provisions.
(a) Compliance With Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted or compliance with any other obligation of the Company, as the Plan Administrator may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Shares or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change in Control.

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(b) Limits on Transferability; Beneficiaries.
(i) General.  Except as provided in the Award Agreement, a Participant may not assign, sell, transfer or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.
(ii) Permitted Transfer of Option.  The Plan Administrator, in its sole discretion, may permit the transfer of an Option (but not an Incentive Stock Option or any other right to purchase Shares other than an Option) as follows: (A) by gift to a member of the Participant’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Participant. For purposes of this Section 10(b)(ii), “Immediate Family” shall mean the Participant’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Plan Administrator, in its sole discretion, may permit the transfer of Awards (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) to one or more Beneficiaries or other transferees during the lifetime of the Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.
(c) Adjustments.
(i) Adjustments to Awards.  In the event that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.
(ii) Other Adjustments.  The Plan Administrator (which shall be a Committee to the extent such authority is required to be exercised by a Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights or Performance Awards granted to Participants designated by the Plan Administrator as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

27

(d) Taxes.  The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.
(e) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under or amend, alter, reprice, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.
(f) Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.
(g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.
(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Plan Administrator to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).
(i) Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j) Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.
(k) Plan Effective Date and Shareholder Approval; Termination of Plan.  The Plan shall become effective on the Effective Date, subject to approval of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of Shares reserved for issuance under the Plan is approved by the Board (subject such increase is also approved by the shareholders).

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XCORPOREAL, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of XCORPOREAL, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated December __, 2008, and hereby appoints Kelly J. McCrann and Robert Weinstein, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company, to be held on Friday, January__, 2008, at 10:00 a.m., local time, at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the adoption of a classified board, FOR allowing stockholder action only at meetings, FOR the election of directors, FOR approval of the technology transaction, FOR approval of the increase in the number of authorized shares, FOR approval of the amendment to the 2007 Incentive Compensation Plan to permit the repricing of stock option and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

1

XCORPOREAL, INC.

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

☐ Votes must be indicated (x) in Black or Blue ink.

1. AMENDMENT TO CERTIFICATE OF INCORPORATION
A. TO PROVIDE FOR CLASSIFIED BOARD OF DIRECTORS	☐ FOR	☐ AGAINST	☐ ABSTAIN
B. TO REQUIRE STOCKHOLDER ACTION BE TAKEN ONLY AT MEETINGS	☐ FOR	☐ AGAINST	☐ ABSTAIN

2. ELECTION OF DIRECTORS	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ *EXCEPTIONS

Nominees: Marc G. Cummins, Kelly J. McCrann, Terren S. Peizer, Hans Polaschegg and Jay A. Wolf

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
* Exceptions

3. APPROVAL OF ISSUANCE OF SHARES FOR TECHNOLOGY TRANSACTION	☐ FOR	☐ AGAINST	☐ ABSTAIN

4. APPROVAL OF INCREASE IN AUTHORIZED SHARES	☐ FOR	☐ AGAINST	☐ ABSTAIN

5. APPROVAL OF AMENDMENT TO PERMIT REPRICING OF STOCK OPTIONS	☐ FOR	☐ AGAINST	☐ ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To change your address, please mark this box. ☐

To include any comments, please mark this box. ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here